THE ARROW FINANCIAL CORPORATION
EMPLOYEES’ PENSION PLAN AND TRUST
Amended and Restated
Effective January 1, 2012
(except as otherwise provided herein)

September 2012

TABLE OF CONTENTS

PREAMBLE                                              i
ARTICLE I          - DEFINITIONS                             1
ARTICLE II     - ELIGIBILITY AND PARTICIPATION                 14
ARTICLE III     - ACCOUNTS AND CREDITS TO ACCOUNTS         16
ARTICLE IV     - RETIREMENT BENEFITS                     18
ARTICLE V     - VESTING                             20
ARTICLE VI     - PRERETIREMENT DEATH BENEFITS             22
ARTICLE VII     - PAYMENT OF BENEFITS                     28
ARTICLE VIII     - BENEFICIARY                             42
ARTICLE IX     - LIMITATIONS ON BENEFITS                     44
ARTICLE X     - FINANCING                             55
ARTICLE XI     - ADMINISTRATION                         57
ARTICLE XII     - QUALIFIED DOMESTIC RELATIONS ORDERS          64
ARTICLE XIII     - MISCELLANEOUS PROVISIONS                 67
ARTICLE XIV     - AMENDMENT, MERGER AND TERMINATION         69
ARTICLE XV     - TOP HEAVY PROVISIONS                     71
ARTICLE XVI    - BENEFIT RESTRICTIONS UNDER CODE SECTION 436    75
EXHIBIT I     - DEFINITION OF ACTUAL EQUIVALENT             89
EXHIBIT II     - LISTED OPENING ACCOUNT BALANCES             92

PREAMBLE
THIS AGREEMENT is hereby made by and between the Arrow Financial Corporation (herein referred to as the “Employer”) and Glens Falls National Bank and Trust Company (herein referred to as the “Trustee”).
WHEREAS, the Employer heretofore established a Pension Plan and Trust effective January 1, 1960, known as the Arrow Financial Corporation Employees’ Pension Plan and Trust (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and
WHEREAS, the Employer had converted the Plan into the form of an account balance pension plan (the “Account Balance Plan”) for new eligible employees as of January 1, 2003, and for those who were active Plan Participants as of December 31, 2002, and made the one-time irrevocable election to be covered under the Account Balance Plan; and
WHEREAS, the Employer maintains in Appendix A hereof the portion of the Plan that existed immediately prior to January 1, 2003, (herein referred to as the “Appendix A Plan”) for the benefit of, and benefits shall continue to accrue under the terms there under for, all other Plan Participants, including those who were eligible for and made the one-time irrevocable election to be covered under the Appendix A Plan; and
WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended.
NOW, THEREFORE, the Plan, including Appendix hereof, is amended and restated in its entirety as herein set forth, effective January 1, 2012, except as otherwise provided for herein, for compliance with the requirements published in the applicable Cumulative List; and
FURTHERMORE, all references to the Plan shall refer only to the account balance portion hereof, which shall be Articles I through XV, including Exhibit I and Exhibit II; and
FURTHERMORE, the Plan and the Appendix A Plan are intended to be a single plan and comply with the provisions of Internal Revenue Code Section 401(a) and applicable regulations there under; the Plan and the Appendix A Plan as amended and restated shall apply to persons in the employment of the Employer who are or become Participants on or after January 1, 2003; and, former employees whose service terminated prior to January 1, 2003, whether as a result of retirement, death, disability or any other form of termination of employment, shall only be entitled to benefits provided under the Appendix A Plan as in effect before January 1, 2003, if any, except as otherwise specifically provided herein.

ARTICLE I

DEFINITIONS

The following words and phrases, as used herein, shall have the following meanings, unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article I, but for convenience are defined as they are introduced into the text.

1.1	“Account” means the bookkeeping account established and maintained with respect to a Participant pursuant to the provisions of Section 3.1.

1.2
“Account Balance Accrued Benefit” means, as of any particular determination date, the annual amount of benefit, payable monthly in the Normal Form as set forth in Subsection 1.29(a), commencing at Normal Retirement Date or any later date, which is the Actuarial Equivalent of the Participant’s Account. For purposes of determining the Account Balance Accrued Benefit, the Participant’s Account shall include Interest Credits projected until the Participant’s Normal Retirement Date at the Interest Credit Rate currently in effect at the date of determination.

Notwithstanding any provision contained in the Plan to the contrary, the Accrued Benefit of (i) any Participant who elected to be covered under this Account Balance Plan, (ii) any Participant described in Section 2.1(b), or (iii) any Participant described in Section 3.1(c), shall not be less than his Accrued Benefit determined as of December 31, 2002, determined in accordance with the terms of the Plan in effect as of December 31, 2002, including the right to any annuity form of benefit and early retirement subsidy.

1.3	“Account Balance Plan” means the portion of the Plan other than the Appendix A Plan.

1.4
“Actuarial Equivalent” means, with respect to any specified annuity or benefit, another annuity or benefit commencing at a different date and/or payable in a different form than the specified annuity or benefit, but which has the same present value as the specified annuity or benefit. Such present value is determined on the basis of the interest rate, mortality table and other factors, if any, applicable to such other annuity or benefit, as specified in Exhibit I as in effect at the date of determination.

1.5
“Affiliated Employer” means (a) a member of a “controlled group of corporations” or group of trades or businesses under common control (as defined in Code Section 414(b) and (c)) of which the Employer is a member, (b) a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, or (c) any other entity that must be aggregated with the Employer pursuant to Code Section 414(o). The term “controlled group of corporations” has the meaning given in Code Section 1563(a), but determined without regard to Code Sections 1563(a)(4) and (e)(3)(C). If an Affiliated Employer is also an Employer maintaining the Plan, the provisions of the Plan shall apply to that entity as an Employer, rather than only as an Affiliated Employer.

1. 6
“Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.7	“Appendix A Plan” means the Arrow Financial Corporation Employees’ Pension Plan and Trust in effect on December 31, 2002, as amended from time to time thereafter and as set forth in Appendix A.

1.8	“Beneficiary” means a person, estate, trust or other entity designated as provided in Article VIII to receive the benefits which are payable under the Plan upon or after the death of a Participant.

1.9
“Benefit Commencement Date” means the first date of the first period for which an amount attributable to a Participant’s Account is paid as an annuity or any other form, as determined in accordance with Section 417(f)(2) of the Code and the regulations there under.

1.10	“Board” or “Board of Directors” means the Board of Directors of the Arrow Financial Corporation.

1.11	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.12
“Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for the calendar year ending with or within the Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of Compensation shall be made by:

(a)
including amounts which are contributed by the Employer pursuant to a salary reduction agreement under the provisions of the Senior Officers Deferred Compensation Plan of Arrow Financial Corporation and which are not includible in the gross income of the Participant.

(b)	including Military Differential Pay effective for Plan Years beginning after December 31, 2008.

(c)
including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(d)
making the following adjustments for amounts that are paid after a Participant's severance from employment with the Employer and by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Compensation, even if payment is made within the time period specified above.

(i)	Regular pay. Compensation shall include regular pay after severance of employment if:

(A)
The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(B)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(ii)
Leave cashouts. Leave cash outs shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer, and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(iii)
Deferred Compensation. Deferred compensation shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer maintaining the Plan, and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(iv)
Salary continuation payments for military service Participants. Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service shall be excluded from Compensation for Plan Years beginning prior to January 1, 2009.

(v)	Salary continuation payments for disabled Participants. Compensation excludes compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).
Notwithstanding the foregoing, Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Years beginning with such calendar year.

1.13
“Corporate Group” means the Employer and any Affiliated Employer(s). For purposes of determining whether or not a person is an Employee and the period of employment of such person, each such Affiliated Employer shall be included in the “Corporate Group” only for such period or periods during which such other company is a member of a controlled group, under common control, an affiliated service group or otherwise required to be aggregated with the Employer.

1.14	“Corporation” means the Arrow Financial Corporation as now constituted or as may be constituted hereafter or any person, firm, corporation or partnership that may succeed to its business.

1.15
“Disabled Participant” means a Participant who is “totally and permanently disabled” as determined by a licensed physician chosen by the Plan Administrator. The term “total and permanent disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder that renders him incapable of continuing his usual and customary employment with the Employer. The determination of disability shall be applied uniformly to all Participants.

1.16
“Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) which: (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant, and (b) is made pursuant to a state domestic relations law (including a community property law).

1.17	“Effective Date” means January 1, 1960.

1.18
“Eligible Compensation” means, with respect to a Plan Year, the Compensation paid to the Employee as a Participant, exclusive of any Compensation paid to the Employee while he is employed in a capacity other than as an Eligible Employee.

Notwithstanding, “Eligible Compensation” for the 2003 Plan Year means, with respect to an Eligible Employee who was employed on January 1, 2003 and who at any time became a Participant prior to December 31, 2003, the Compensation paid to the Employee during 2003, exclusive of any Compensation paid to the Employee while he was employed in a capacity other than as an Eligible Employee, but including Compensation paid to the Employee prior to his date of participation in the Plan.

1.19
“Eligible Employee” means any Employee of the Employer and the following Affiliated Employers: Glens Falls National Bank and Trust Company, Saratoga National Bank, Capital Financial Group, Inc., Loomis & LaPann, Inc., Upstate Agency, Inc. and Glens Falls National Insurance Agencies, LLC. Employees of any other Affiliated Employers shall not be eligible to participate in this Plan unless specifically provided for herein. Any persons included in a unit of employees covered by a collective bargaining agreement (as defined in Code Section 7701(a)) between Employee representatives and the Employer shall not be eligible to participate in this Plan unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Account Balance Plan.

Any other provision of the Account Balance Plan to the contrary notwithstanding, in no event shall an individual who elected to participate in the Appendix A Plan as provided in Section 2.1(a) be an Eligible Employee unless such individual is reemployed after having terminated employment, in which case his eligibility, participation and the opening value of his Account, if any, shall be determined pursuant to the provisions of Section 2.5; and

(a)
in no event shall an individual be an Eligible Employee to the extent he is a Leased Employee or is retained by the Employer to perform services for the Employer (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual’s status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of the Employer for any purpose, including, without limitation, for purposes of any employee benefit plan of the Employer (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law.

1.20
“Employee” means any person who receives compensation for personal services, other than a retainer or fee under a contract, from a member of the Corporate Group and who is treated by such entity as a common law employee for employment tax withholding purposes. Any Leased Employee shall be considered to be an Employee solely for the purposes specified in Code Sections 414(n)(2) and 414(o)(2).

1.21
“Employer” means Arrow Financial Corporation and any successor that shall maintain this Plan and any predecessor that has maintained this Plan. The Employer is a corporation, with principal offices in the State of New York. “Employer” also means any other member of the Corporate Group that may elect to participate in the Plan with the approval of the Board of Directors.

1.22	“ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23
“Fund” or “Trust Fund” shall mean the assets of the Plan, including the Appendix A Plan. Furthermore, the provisions of Article VII of the Appendix A Plan pertaining to the Trustee shall apply to the Plan (Account Balance Plan and Appendix A Plan) in its entirety.

1.24
“Highly Compensated Employee” shall mean a highly compensated employee within the meaning of Code Section 414(q). As set forth below, the term “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees. In the following subsections, the term “determination year” means the current Plan Year and the term “look-back year” means the twelve-month period immediately preceding the determination year.

(a)
Highly Compensated Active Employee: A highly compensated active employee includes any Employee who performs services for the Employer during the determination year and who (i) for the look-back year, received “415 Compensation” from the Employer in excess of $90,000 (as adjusted by the Secretary of the Treasury), or (ii) was a 5-Percent Owner (as defined in section 416(i)(1) of the Code) at any time during the determination year or the look-back year.

“415 compensation” means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for the calendar year ending with or within the Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For purposes of this Section, the determination of “415 Compensation” shall be by making all the adjustments described in Section 1.12.

(b)
Highly Compensated Former Employee: A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.

(c)
Incorporation of Section 414(q): The determination of who is a Highly Compensated Employee under the above rules shall be made in accordance with Code Section 414(q) and implementing Regulations, which are hereby incorporated by reference.

1.25
“Hour of Service” shall mean an hour determined in accordance with the following provisions. In this definition, the term “computation period” means the Plan Year, except that, to the extent that a “Year of Service” is defined as a different period for eligibility purposes, that period shall be considered a computation period in crediting Hours of Service for eligibility.

(a)	For all purposes under the Plan, an Employee shall be credited with an Hour of Service for all of the following:

(i)
Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours will be credited to the Employee for the computation period in which the duties are performed.

(ii)
Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than the performance of duties, such as vacation, holidays, sickness, disability, layoff, jury duty, military duty or leave of absence, during the applicable computation period.

(iii)	Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer. The same Hours of
Service will not be credited both under subsection (i) or (ii), whichever is applicable, and this subsection (iii). Under this subsection, Hours of
Service will be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

Hours under this subsection shall be calculated and credited pursuant to Department of Labor Regulation 2530.200b‑2(b) and (c), which is incorporated herein by reference.

(b)
An Employee for whom hours are not normally kept shall receive credit for 45 Hours of Service for each weekly pay period during which the Employee performs one Hour of Service under the conditions described in subsection (a)(i) or (ii) above.

(c)	For eligibility and vesting purposes (Articles II and V), Hours of Service shall also be credited for employment with any Affiliated Employer.

(d)
Hours of Service shall be granted for eligibility and vesting purposes during a period of military service with the Armed Forces of the United States during periods of war, national emergency or conscription, subject to the condition that the Employee returns to active employment with the Employer within the period his reemployment rights are protected by applicable law and to the extent required by Code Section 414(u).

(e)	Except to the extent required by subsection (a)(ii) above, Hours of Service shall not be granted for any purpose under the Plan as a result of an Employee’s receipt of severance pay from the Employer.

1.26	“Interest Credit” means with respect to any Plan Year, additions to a Participant’s Account determined pursuant to Section 3.3.

1.27
“Interest Credit Rate” means, with respect to a Plan Year, the greater of the average annual yield on 30-year U.S. Treasury securities for November of the prior year (or as published by the Internal Revenue Service for periods when 30-year Treasury securities were not issued) or three percent (3%).

The interest rate used for accumulating Participants' Accounts shall not exceed a market rate of return, and regardless of the rate specified above, an Interest Credit (or equivalent amount) of less than zero shall in no event result in the Account balance or similar amount being less than the aggregate amount of Pay-Based Credits credited to the Account. Notwithstanding the foregoing, upon termination of the Plan:

(a)
If the Interest Credit Rate (or an equivalent amount) under the Plan is a variable rate, then the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the 5-year period ending on the termination date; and

(b)
The interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age shall be the rate and table specified under the Plan for such purpose as of the termination date, except that if such interest rate is a variable rate, the interest rate shall be determined under the rules of subclause (a).

1.28
“Leased Employee” shall mean any person (other than one who is an employee without regard to a leasing arrangement) who performs services pursuant to an agreement between the Employer and a leasing organization if:

(a)
the services have been performed for the Employer or for the Employer and related persons (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year; and

(b)	the services are performed under the primary direction or control of the Employer.

1.29	“Normal Form” means:

(a)	for a Participant who is not married on his Benefit Commencement Date, a straight life annuity, payable in monthly installments, for the life of the Participant; and

(b)
for a Participant who is married on his Benefit Commencement Date, a 50 percent joint and survivor annuity with the Surviving Spouse as Beneficiary (i.e., the Joint And 50% Survivor Annuity), which is the Actuarial Equivalent of the benefit that would be payable to the Participant if the Participant was not married on his Benefit Commencement Date.

1.30
“Normal Retirement Age” means the Employee’s 65th birthday, or the Participant's 5th anniversary of joining the Plan, if later. A Participant shall become fully Vested in the Participant's Normal Retirement Benefit upon attaining Normal Retirement Age.

1.31	“Normal Retirement Date” means the last day of the month in which the Participant attains Normal Retirement Age.

1.32
“1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer (or an Affiliated Employer). The computation period shall be the Plan Year. Furthermore, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for an “authorized leave of absence” and a “maternity or paternity leave of absence.”

“Authorized leave of absence” is any unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
“Maternity or paternity leave of absence” is an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which normally would have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day.

1.33
“Opening Account Balance” means the initial bookkeeping account established as hereinafter provided as of January 1, 2003, with respect to an Eligible Employee as of January 1, 2003 who both (i) participated in the Plan on December 31, 2002 and (ii) becomes a Participant in the Account Balance Plan in accordance with Section 2.1(a) as of January 1, 2003. Such Opening Account Balance shall equal the greater of (a), (b) or (c) below:

(a)
An Actuarial Equivalent lump sum present value of the Employee’s “Accrued Benefit” (as such term is defined in Section 1.1 of the Appendix A Plan) as of December 31, 2002, determined using the mortality table and interest rate defined in Exhibit I.

(b)	A lump sum amount equal to the sum of (i) and (ii) below, where:

(i)	is four percent (4%) times the Participant’s “Final Three Year Average Compensation” (as hereinafter defined) times the Participant’s “Period of Service” (as hereinafter defined); and

(ii)
is two percent (2%) times the Participant’s “Final Three Year Average Compensation” in excess of “Covered Compensation” (as hereinafter defined) times the Participant’s “Period of Service” not in excess of 35.

For purposes of this Section, “Final Three Year Average Compensation” shall mean the average of the Participant’s monthly Compensation for the thirty-six (36) consecutive months during the Participant’s last one hundred-twenty (120) months of his “Period of Service” before January 1, 2003 that produces the highest average. If a Participant has less than thirty-six (36) consecutive months in his “Period of Service,” the Participant’s Final Three Year Average Compensation shall be the average of his monthly Compensation for the total number of months in his “Period of Service.”
For purposes of this Section, “Period of Service” has the same meaning as defined in Section 1.40 of the Appendix A Plan, determined as of December 31, 2002.
For purposes of this Section, “Covered Compensation” has the same meaning as defined in Section 1.14 of the Appendix A Plan.

(c)	The amount shown in Exhibit II with respect to each listed Participant.

(d)
Notwithstanding the above, any employee of U.S. Benefits, Inc. who became an Eligible Employee of the Employer in 2008 and a Participant in the Plan effective January 1, 2009 in accordance with Section 2.1(f) shall be credited with an Opening Account Balance as of January 1, 2009 equal to six percent (6%) of such Eligible Employee’s Compensation for the period July 1, 2008 through December 31, 2008.

1.34
“Participant” means an Eligible Employee who becomes a Participant in the Account Balance Plan pursuant to the provisions in Article II. Participant also means any Eligible Employee or former Eligible Employee who is receiving benefit payments under the Account Balance Plan or with respect to whom an Account is being maintained after termination of employment under the Account Balance Plan.

1.35	“Pay-Based Credits” means additions to a Participant’s Account determined pursuant to Section 3.2.

1.36
“Plan” means the Arrow Financial Corporation Employees’ Pension Plan and Trust as amended and restated effective January 1, 2003, as set forth herein and as may hereafter be amended from time to time. The Plan is a continuation, through amendment and restatement, of the Appendix A Plan.

1.37
“Plan Administrator” means the Employer or any such person, committee or other entity appointed by the Employer to administer the Plan in accordance with Article XI. The Plan Administrator shall be the “named fiduciary” for the management, operation and administration of the Plan, within the meaning of Section 402(a) of ERISA.

1.38	“Plan Year” means the calendar year.

1.39
“Qualified Domestic Relations Order” means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits that would otherwise be payable with respect to a Participant under the Plan, and that meets the requirements described in Article XII.

1.40
“Qualified Election” means an election by the Participant that (i) expressly rejects the automatic joint and 50% surviving spouse annuity as described in Section 7.2, (ii) designates the form in which the Participant’s Account Balance Accrued Benefit shall be paid (which designation may not be changed without Spousal Consent, unless the change is to elect the automatic joint and 50% surviving spouse annuity), (iii) designates the Beneficiary who is to receive any payments that are to be made after the death of the Participant under such benefit payment form (which designation can not be changed without Spousal Consent, unless the change is to name the Surviving Spouse as Beneficiary), (iv) is in writing on a form prescribed by the Plan Administrator for such purpose, (v) is filed with the Plan Administrator within the period described in Section 7.2(e), and (vi) contains Spousal Consent.

1.41	“Retirement Benefit” means a lump sum payment or a series of monthly payments which are payable to an individual who is entitled to receive benefits under the Account Balance Plan.

1.42
“Service” or “Service for vesting” means the sum of (i) the period of “Service” (if any) standing to an Employee’s credit immediately prior to January 1, 2003 in accordance with the provisions of the Appendix A Plan as then in effect, and (ii) the number of Plan Years after December 31, 2002 (or if later, the Plan Year that includes the later of the date as of which a Participant first becomes an Employee for purposes of the Plan or the date an Employee attains age 18) during which such Participant was employed by the Corporate Group and completed at least 1,000 Hours of Service.

Notwithstanding the above, Service for vesting shall include years of service with Capital Financial Group, Inc. with respect to all employees of Capital Financial Group, Inc. who became Employees of the Employer on November 29, 2004.
Notwithstanding the above, Service for vesting shall include years of service with HSBC Bank with respect to all employees of HSBC Bank on April 8, 2005 who became Employees of the Employer on April 9, 2005.

Notwithstanding the above, Service for vesting shall include years of service with U.S. Benefits, Inc. with respect to all employees of U.S. Benefits, Inc. who became Eligible Employees of the Employer in 2008.
Notwithstanding the above, Service for vesting shall include years of service with Loomis & LaPann, Inc. with respect to all employees of Loomis & LaPann, Inc. who became Eligible Employees of the Employer in 2010.
Notwithstanding the above, Service for vesting shall include years of service with Upstate Agency, Inc. with respect to all employees of Upstate Agency, Inc. who became Eligible Employees of the Employer in 2011.
Notwithstanding the above, Service for vesting shall include years of service with McPhillips Agencies with respect to all employees of McPhillips Agencies who became Eligible Employees of the Glens Falls National Insurance Agencies, LLC in 2011.

1.43
“Specified Percentage” means six percent (6%) for all Eligible Employees who become active Plan Participants on or after January 1, 2003 and who were not active Plan Participants as of December 31, 2002. For Eligible Employees who were active Plan Participants as of December 31, 2002, “Specified Percentage” shall be determined in accordance with the following schedule:

Attained Age at Credit Date	Specified Percentage
Under 40	6.0%
40 - 49	8.0%
50 - 54	10.0%
55 or older	12.0%
For purposes of the above schedule, the “Credit Date” shall be the end of the Plan Year to which the Specified Percentage applies, or the date of the Participant’s separation from service during such Plan Year.

1.44
“Spousal Consent” means an irrevocable written consent by the Spouse of a Participant to an election by the Participant under Article VII or Article VIII which consent (i) acknowledges the effect of such election, designation or action and (ii) is witnessed by a Plan representative or a notary public. A Spouse shall be deemed to have given such consent if it is established to the satisfaction of the Plan Administrator that actual written consent to an election cannot be obtained from the Spouse because the Spouse cannot be located or because of such other circumstances as may be prescribed in accordance with Treasury Regulation Section 1.401(a)-20, Q&A-27. Any such consent (including such deemed consent) by a Spouse shall be effective only with respect to such Spouse. Except as otherwise provided under Section 1.40, Spousal Consent with respect to a Qualified Election shall be effective only for such election, and any change in such election shall require a new Spousal Consent, unless the Spousal Consent expressly permits the Participant to change such election without obtaining the consent of his Spouse with respect to such change. A former spouse who is treated as a Spouse under Section 1.45 must consent to any election that affects benefit payments, if any, to be made to such former spouse, but no consent shall be required from such former spouse with respect to benefits that are not required to be paid to such former spouse under Article XII. No consent obtained under this Section shall be valid unless the Participant has received any notice required under Sections 401(a)(11) and 417 of the Code and the regulations there under.

1.45
“Spouse” means, as of any date, the person to whom the Participant is legally married on such date. A former spouse shall be treated as a Spouse to the extent provided under a Qualified Domestic Relations Order.

1.46	“Surviving Spouse” means the Participant’s Spouse on such Participant’s date of death.

1.47	“Trust” means the legal entity resulting from the Trust Agreement between the Employer and the Trustee.

1.48
“Trust Agreement” means the agreement between the Employer and the Trustee, or any successor Trustee, establishing the Trust and specifying the duties of the Trustee, including, but not limited to, Article VII of the Appendix A Plan and any other provisions thereof relating thereto.

1.49	“Trustee” means the Glens Falls National Bank and Trust Company or any successor designated by the Board of Directors in accordance with the terms of the Plan.

1.50	“Year of Eligibility Service” means a computation period during which an Employee is credited with at least 1,000 Hours of Service.

(a)
For purposes of Article II, the first eligibility computation period is the 12-consecutive-month period that begins on the date the Employee first performs an Hour of Service. Succeeding 12-consecutive-month computation periods begin on the first day of the Plan Year which includes the first anniversary of the employee’s employment commencement date, and each Plan Year thereafter.

(b)	For purposes of Article III, each separate Plan Year shall be deemed to be a separate computation period.

(c)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with Capital Financial Group, Inc. with respect to all employees of Capital Financial Group, Inc. who became Employees of the Employer on November 29, 2004.

(d)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with HSBC Bank with respect to all employees of HSBC Bank on April 8, 2005 who became Employees of the Employer on April 9, 2005.

(e)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with U.S. Benefits, Inc. with respect to all employees of U.S. Benefits, Inc. who became Eligible Employees of the Employer in 2008.

(f)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with Loomis & LaPann, Inc. with respect to all employees of Loomis & LaPann, Inc. who became Eligible Employees of the Employer in 2010.

(g)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with Upstate Agency, Inc. with respect to all employees of Upstate Agency, Inc. who became Eligible Employees of the Employer in 2011.

(h)
For purposes of Article II Eligibility and Participation, eligibility computation periods shall include such periods with McPhillips Agencies with respect to all employees of McPhillips Agencies who became Eligible Employees of Glens Falls National Insurance Agencies, LLC in 2011.

The use of the masculine pronoun shall include the feminine gender and the singular shall include the plural whenever appropriate.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility and Participation Requirements

(a)
Each individual who was employed by the Employer on January 1, 2003 and was a participant in the Plan as in effect on December 31, 2002 was given the opportunity to make a one-time irrevocable election to either participate in the Account Balance Plan or to remain in the Appendix A Plan. Each such individual shall become a Participant in the Account Balance Plan or continue as a Participant in the Appendix A Plan, as of January 1, 2003, in accordance with such individual’s election. In no event shall an Employee commence participation in the Account Balance Plan before January 1, 2003 or in the Appendix A Plan subsequent to December 31, 2002.

(b)
Each other person who is, or becomes an Eligible Employee on or after January 1, 2003 shall become a Participant in the Account Balance Plan on the first day of the month coincident with or next following the date on which such individual has both attained age 21 and completed a Year of Eligibility Service (or, if later, on the first day of the month thereafter that the individual becomes an Eligible Employee), except however, that for Plan Years beginning on and after January 1, 2004, the age requirement shall be reduced to age 18.

(c)
The Plan Administrator shall, no later than 90 days after the Eligible Employee commences participation in the Account Balance Plan, advise the Eligible Employee that he has become a Participant, and provide him with information about the Account Balance Plan.

(d)    Notwithstanding the above, each Eligible Employee of the Employer who was employed by Capital Financial Group, Inc. and became an Employee of the Employer on November 29, 2004, shall participate in the Account Balance Plan on the later of January 1, 2005, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(c).

(e)
Notwithstanding the above, each Eligible Employee of the Employer who was employed by HSBC Bank on April 8, 2005 who became an Employee of the Employer on April 9, 2005, shall participate in the Account Balance Plan on the later of April 9, 2005, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(d).

(f)
Notwithstanding the above, each Eligible Employee of the Employer who was employed by U.S. Benefits, Inc. who became an Employee of the Employer in 2008, shall participate in the Account Balance Plan on the later of January 1, 2009, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(e).

(g)
Notwithstanding the above, each Eligible Employee of the Employer who was employed by Loomis & LaPann, Inc. who became an Employee of the Employer in 2010, shall participate in the Account Balance Plan on the later of April 1, 2010, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(f).

(h)	Notwithstanding the above, each Eligible Employee of the Employer who was employed by Upstate Agency, Inc. and who became an Employee of the Employer in 2011, shall participate in the Account Balance Plan on the later of February 1, 2011, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(g).

(i)
Notwithstanding the above, each Eligible Employee of the Employer who was employed by McPhillips Agencies and who became an Employee of Glens Falls National Insurance Agencies, LLC in 2011, shall participate in the Account Balance Plan on the later of August 1, 2011, or the first day of the month coincident with or next following the date on which such individual has both attained age 18 and completed a Year of Eligibility Service, including such service in accordance with Section 1.50(h).

2.2	Absence from Employment
Any person who is absent from the active employment of the Employer on the date he would otherwise become a Participant in the Account Balance Plan, by reason of authorized leave of absence granted by the Employer or by reason of military service, shall automatically become an Participant in the Account Balance Plan as of the date of his return to active employment as an Eligible Employee, subject to the provisions of this Article II.

2.3	Ineligible Classifications

An Account Balance Plan Participant who ceases to be an Eligible Employee, but who continues to be an Employee, shall continue to be an Account Balance Plan Participant with respect to his or her existing Account, and such Participant’s period of employment shall continue to be considered in determining his years of Service. Interest Credits shall continue but Pay Credits shall be suspended, and benefits shall not be payable from the Account Balance Plan until termination of employment with the Corporate Group or as required by law.

2.4	Reemployment of Account Balance Plan Participant
If a terminated Account Balance Plan Participant is reemployed as an Eligible Employee before incurring a 1-Year Break in Service, he shall continue to participate in the Plan as if such termination had not occurred.
If a former Account Balance Plan Participant is reemployed as an Eligible Employee after having incurred a 1-Year Break in Service, he shall participate in the Plan according to the following rules:

(a)
If the Participant had a nonforfeitable right to an Account Balance Accrued Benefit as of the date of the commencement of his break, he shall participate immediately upon his rehire date, he shall be credited with the Service he had earned prior to his break, and his Account upon rehire shall be his Account as of the commencement of his break, plus Interest Credits earned through his date of his reemployment. If such Participant is receiving, or has previously received benefit payments from the Account Balance Plan, his Account upon rehire shall be $0. If he elected an annuity, such annuity shall continue to be paid.

(b)
If the Participant did not have a nonforfeitable right to an Account Balance Accrued Benefit as of the date of the commencement of his break, he shall participate immediately upon his rehire date, he shall be credited with the Service he had earned prior to his break, and his Account upon rehire shall be his Account as of the commencement of his break, plus Interest Credits earned through his date of his reemployment, provided that his consecutive 1-Year Breaks in Service do not exceed the greater of five (5) or his aggregate pre-break Service. Otherwise, such former Participant shall forfeit his Account Balance Accrued Benefit and his pre-break Service and be treated as a new Employee who must complete a Year of Eligibility Service following his reemployment.

The Participant will again be eligible for Pay-Based Credits (in accordance with Section 3.2) and Interest Credits (in accordance with Section 3.3). Pay-Based Credits shall be made at the Specified Percentage that the Participant was entitled to receive prior to his break in service.

2.5	Reemployment of Appendix A Plan Participant

(a)
If a Participant who made the one-time irrevocable election to be covered under the Appendix A Plan terminates on or after January 1, 2003 and (1) had a nonforfeitable right to an Appendix A Plan Accrued Benefit and is reemployed, or (2) is reemployed before incurring five (5) consecutive 1-Year Breaks in Service; he shall participate again in the Appendix A Plan in accordance with the terms of the Appendix A Plan.

However, if such Participant is receiving, or has previously received benefit payments from the Appendix A Plan, he shall not participate in the Appendix A Plan, but shall be eligible to participate immediately in the Account Balance Plan upon his rehire date, his pre-break Service shall be restored for vesting purposes and his Opening Account Balance shall be $0. If he elected an annuity from the Appendix A Plan, such annuity shall continue to be paid.

(b)
If a Participant who made the one-time irrevocable election to be covered under the Appendix A Plan terminates without a nonforfeitable right to an Appendix A Plan Accrued Benefit on or after January 1, 2003 and is reemployed, the forfeiture and re-instatement, if any, of such Participant’s Accrued Benefit and the timing of his subsequent re-participation in the Plan shall be determined under the provisions of Appendix A Plan Sections 3.5 and 5.6.

(c)
If a former Appendix A Plan Participant who terminated prior to January 1, 2003 with a nonforfeitable right to an Appendix A Plan Accrued Benefit is reemployed, he shall be eligible to participate immediately in the Account Balance Plan upon his rehire date and:

(i)
If such Participant is receiving, or has previously received benefit payments from the Appendix A Plan, his pre-break Service shall be restored for vesting purposes and his Opening Account Balance upon rehire shall be $0. If he elected an annuity, such annuity shall continue to be paid.

(ii)
If such Participant is not receiving, nor has previously received benefit payments from the Appendix A Plan, his pre-break Service shall be restored for all purposes under the Plan and he shall be credited with an Opening Account Balance as if he had previously made the one-time irrevocable election to be covered under the Account Balance Plan plus subsequent Interest Credits earned through the date he is credited with such amounts.

(d)
If a former Appendix A Plan Participant who terminated prior to January 1, 2003 without a nonforfeitable right to an Appendix A Plan Accrued Benefit is reemployed, the forfeiture and re-instatement, if any, of such Participant’s Accrued Benefit and the timing of his subsequent re-participation in the Plan shall be determined under the provisions of Appendix A Plan Sections 3.5 and 5.6. If the Participant’s Accrued Benefit is required to be restored in accordance with the provisions of the Appendix A Plan, it shall be converted to an Opening Account Balance plus Interest Credits from January 1, 2003 through his date of his reemployment.

ARTICLE III

ACCOUNTS AND CREDITS TO ACCOUNTS

3.1	Accounts

(a)
Each Eligible Employee who becomes a Participant in the Account Balance Plan shall have an Account established with respect to such Eligible Employee. Credits shall be made to the Account of each such individual pursuant to the provisions of this Article III. Accounts shall be bookkeeping accounts, and neither the maintenance of, nor the crediting of amounts to, such Accounts shall be treated as (i) the allocation of assets of the Plan to, or a segregation of such assets in, any such Account or (ii) as otherwise creating a right in any person to receive specific assets of the Plan. Benefits provided under the Account Balance Plan shall be paid from the Fund in the amounts, in the forms and at the times provided under the terms of the Account Balance Plan.

(b)
When an Account is initially established for an Eligible Employee who was employed on January 1, 2003 and who became a Participant as of January 1, 2003 in accordance with Section 2.1(a), such Participant’s Account shall be credited with an Opening Account Balance as of January 1, 2003.

(c)
When an Account is initially established for an Eligible Employee who was employed on January 1, 2003 and who became a Participant subsequent to January 1, 2003 but prior to December 31, 2003 by reason of Section 2.1(b), such Participant’s Account shall be credited with an Opening Account Balance as of his date of entry into the Plan, calculating his Appendix A Plan Accrued Benefit based on his Compensation and Service as of December 31, 2002 as if he was actually an Appendix A Plan Participant on December 31, 2002. Such Opening Account Balance shall be increased with Interest Credits for the period beginning January 1, 2003 and ending the day prior to the date of his entry into the Plan.

3.2	Pay-Based Credits
Beginning on or after January 1, 2003, as of the last day of each Plan Year, or the date a Participant separates from Service during a Plan Year, a Pay-Based Credit shall be credited to the Account of each Participant who completed a Year of Eligibility Service for such Plan Year, or for each Participant who retired, died or became a Disabled Participant during the year regardless of whether a Year of Eligibility Service had been completed.
Such Pay-Based Credit shall be equal to the Specified Percentage of the Participant’s Eligible Compensation for such Plan Year.

3.3	Interest Credits
As of the last day of each Plan Year beginning on or after January 1, 2003, each Participant’s Account shall be automatically increased by crediting the balance in such Account as of the last day of the preceding Plan Year (or the Opening Account Balance with respect to the 2003 Plan Year) with an Interest Credit equal to the Interest Credit Rate for such year multiplied by the Participant’s Account as of the last day of the preceding Plan Year (or the Opening Account Balance with respect to the 2003 Plan Year). Such Interest Credits shall continue after a Participant ceases to be an Eligible Employee; provided, however, that no Interest Credit shall be made to a Participant’s Account for any calendar month beginning on or after his Benefit Commencement Date, unless his benefit is being paid solely to comply with Section 401(a)(9) of the Code. During the Plan Year in which a Participant’s Benefit Commencement Date occurs, he shall be entitled to a partial year of Interest Credits determined on a pro rata basis by determining the number of completed full months prior to the Participant’s Benefit Commencement Date over 12 months.
For the Plan Year in which a Participant separates from Service, Interest Credits shall be credited to his Account on a pro rata basis from the beginning of the Plan Year through the date of his separation, then a Pay-Based Credit, if he is entitled to one, shall be credited to his Account in accordance with Section 3.2, and then additional Interest Credits shall be credited to his Account on a pro rata basis from his separation date through the earlier of the last day of the Plan Year or his Benefit Commencement Date.

3.4	Credit for Military Service
Notwithstanding any provision of this Account Balance Plan to the contrary, Employer contributions, benefits, and Service with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE IV

RETIREMENT BENEFITS

4.1	Normal Retirement Benefit

Each Participant who retires from employment on his Normal Retirement Date shall be entitled to receive a Retirement Benefit, commencing on the first day of the month following such Normal Retirement Date, equal to such Participant’s Account Balance Accrued Benefit as of such Normal Retirement Date, payable as provided in Article VII.

4.2	Late Retirement Benefit

If a Participant remains employed beyond his Normal Retirement Date, such Participant shall, upon attainment of Normal Retirement Age, be notified in writing of a suspension of his benefits in accordance with Department of Labor Regulation 2530.203-3, and shall thereafter be entitled to receive a Retirement Benefit equal to his Account Balance Accrued Benefit as of his actual retirement date, payable as provided in Article VII, according to the rules and procedures provided in Section 5.1(d) of the Appendix A Plan.

4.3	Early Retirement Benefit

At any time prior to his Normal Retirement Date, and after the attainment of age 55 and completion of 10 or more years of Service for vesting, or after completion of 25 or more years of Service for vesting regardless of age, a Participant who is employed by the Employer may elect, by providing advance notice in such manner as the Plan Administrator shall prescribe, to retire early from the Plan. In such case, he shall receive a deferred Retirement Benefit equal to his Account Balance Accrued Benefit commencing on his Normal Retirement Date, payable as provided in Article VII, except as is otherwise hereinafter provided.

Subject to such rules as the Plan Administrator shall prescribe, any Participant who retires in accordance with this Section 4.3 may elect, in such manner as the Plan Administrator shall prescribe, to receive a Retirement Benefit as of any Benefit Commencement Date selected by him which is prior to his Normal Retirement Date and on or after the later of his termination of employment and his attainment of age 55. Such Early Retirement Benefit, if payable as a lump sum, shall be equal to the greater of the value of his Account as of such Benefit Commencement Date or the Minimum Lump Sum determined in accordance with Exhibit 1. If such Early Retirement Benefit is payable as an annuity as provided in Article VII, the annual amount of such annuity shall be equal to his Account Balance Accrued Benefit as of such Benefit Commencement Date, reduced by one-quarter of one percent (¼%) for each month that the Participant’s Benefit Commencement Date precedes the Participant’s Normal Retirement Date.

4.4	Vested Benefit

A Participant who has a nonforfeitable right to his Account Balance Accrued Benefit in accordance with Subsection 5.1(a) shall be entitled to receive a Retirement Benefit as provided in Article V.

4.5	Disability Retirement Benefit

If a Participant who is employed as an Eligible Employee becomes a Disabled Participant, and by reason of such disability his employment with the Employer terminates subsequent to his satisfaction of the requirements for an Early Retirement Benefit as provided in Section 4.3, such Disabled Participant shall be eligible for a Retirement Benefit determined in accordance with Section 4.3 and payable as provided in Article VII.

If a Participant who is employed as an Eligible Employee becomes a Disabled Participant, is not receiving benefits under the Employer’s long term disability program, and by reason of such disability his employment with the Employer terminates prior to his satisfaction of the requirements for an Early Retirement Benefit as provided in Section 4.3, such Disabled Participant shall have a nonforfeitable right to his Account Balance Accrued Benefit and shall be entitled to receive a Retirement Benefit as provided in Article V.

4.6	Nonduplication of Benefits

The amount of a Participant’s Retirement Benefit shall be reduced by that portion of any retirement income, payable from any source other than this Account Balance Plan, to which he is entitled under any pension plan maintained by a member of the Corporate Group which is intended to be tax-qualified under section 401(a) of the Code (other than a profit sharing or stock bonus plan which is intended to be tax-qualified under section 401(a) of the Code) which is attributable to a period of employment for which he receives a benefit from this Account Balance Plan, except that no such reduction shall be made for that part of any such retirement income which is attributable to contributions made by him. For the purpose of computing the amount of such reduction, any such retirement income, payment of which is to commence other than at the Employee’s Normal Retirement Date under this Account Balance Plan, or payment of which is to be made on a basis other than a retirement income for life, shall be recomputed as an Actuarial Equivalent reduction of the Account.

Furthermore, an Eligible Employee who is earning credited service for benefits under any other qualified pension plan of the Employer or other member of the Corporate Group (including the Appendix A Plan, but excluding a profit sharing or stock bonus plan), shall not be eligible to become a Participant in the Account Balance Plan until he no longer is so earning credited service, and shall not be entitled to Pay Credits under this Account Balance Plan with respect to any period during which he has earned credited service under such other pension or retirement plan.

4.7     January 1, 2005 Retiree Benefit Increase
Effective as of January 1, 2005, the benefit payable to or on behalf of each Participant: (a) whose employment with the Employer (or any predecessor Employer, except as noted below) terminated prior to January 1, 2000, (b) who satisfied the requirements for early, normal or late retirement as of such termination, (c) who never participated in the UVB Plan (as defined in the Appendix A Plan) and (d) who is, or whose Beneficiary is, receiving monthly benefit payments from the Plan as of January 1, 2005 (including a Participant or Beneficiary who shall commence receiving benefits from the Plan as of January 1, 2005), shall be increased by five percent (5%).
The foregoing increase shall be applied to the monthly benefit actually payable to the Participant, or to the Participant’s Beneficiary, as of January 1, 2005, determined after all applicable adjustments, regardless of whether such benefit had been determined under the Appendix A Plan, or, unless specifically excluded above, the plan of a predecessor Employer that had been merged into the Plan.

4.8     January 1, 2008 Retiree Benefit Increase
Effective as of January 1, 2008, the benefit payable to or on behalf of each Participant: (a) whose employment with the Employer (or any predecessor Employer, except as noted below) terminated prior to January 1, 2003, (b) who satisfied the requirements for early, normal or late retirement as of such termination, (c) who never participated in the UVB Plan (as defined in the Appendix A Plan) and (d) who is, or whose Beneficiary is, receiving monthly benefit payments from the Plan as of January 1, 2008 (including a Participant or Beneficiary who shall commence receiving benefits from the Plan as of January 1, 2008), shall be increased by three percent (3%).
The foregoing increase shall be applied to the monthly benefit actually payable to the Participant, or to the Participant’s Beneficiary, as of January 1, 2008, determined after all applicable adjustments, regardless of whether such benefit had been determined under the Appendix A Plan, or, unless specifically excluded above, the plan of a predecessor Employer that had been merged into the Plan.

4.9	March 1, 2011 Retiree Benefit Increase
Effective as of March 1, 2011, the benefit payable to or on behalf of each Participant: (a) whose employment with the Employer (or any predecessor Employer, except as noted below) terminated prior to January 1, 2005, (b) who satisfied the requirements for early, normal or late retirement as of such termination, (c) who never participated in the UVB Plan (as defined in the Appendix A Plan) and (d) who is, or whose Beneficiary is, receiving monthly benefit payments from the Plan as of March 1, 2011 (including a Participant or Beneficiary who shall commence receiving benefits from the Plan as of March 1, 2011), shall be increased by three and one-half percent (3.5%).
The foregoing increase shall be applied to the monthly benefit actually payable to the Participant, or to the Participant’s Beneficiary, as of March 1, 2011, determined after all applicable adjustments, regardless of whether such benefit had been determined under the Appendix A Plan, or, unless specifically excluded above, the plan of a predecessor Employer that had been merged into the Plan.

ARTICLE V

VESTING

5.1	Benefit on Termination of Employment Prior to Normal Retirement Date

A Participant’s vested interest in his Account Balance Accrued Benefit, determined for Plan Years beginning prior to January 1, 2008, shall be determined by his years of Service in accordance with the following schedule:

Years of Service    Vested Percentage

Fewer than 5        0%
5 or more        100%

A Participant who completes at least one Hour of Service in a Plan Year beginning on or after January 1, 2008, shall have his vested interest in his Account Balance Accrued Benefit determined on or after such date by his years of Service in accordance with the following schedule:

Years of Service    Vested Percentage

Fewer than 3        0%
3 or more        100%

Notwithstanding the foregoing, the Account Balance Accrued Benefit of a Participant shall in all events be 100% vested and nonforfeitable upon his attainment of age 65 while still employed by the Employer or other member of the Corporate Group. Furthermore, a Participant who terminates employment from the Employer or other member of the Corporate Group after the attainment of age 65 but prior to the attainment of Normal Retirement Age shall not be considered as retiring from active employment but shall instead be considered a terminated vested Participant who has reached his Normal Retirement Date as of his date of termination.

1.	Payment of Vested Benefit

Except as is otherwise hereinafter provided, if a vested terminated Participant survives to his Normal Retirement Date, he shall be entitled to receive a Retirement Benefit, commencing on his Normal Retirement Date, equal to his Account Balance Accrued Benefit as of his Normal Retirement Date, payable as provided in Article VII.

Subject to such rules as the Plan Administrator shall prescribe, any vested terminated Participant who has completed 10 or more years of Service as of his termination of employment with the Employer may elect, in such manner as the Plan Administrator shall prescribe, to receive a Retirement Benefit as of any Benefit Commencement Date selected by him which is prior to his Normal Retirement Date and on or after the later of his termination of employment and his attainment of age 55. Such Early Retirement Benefit shall be payable as an annuity as provided in Article VII, the annual amount of which shall be equal to the Participant’s Account Balance Accrued Benefit as of his Benefit Commencement Date reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which his Benefit Commencement Date precedes his Normal Retirement Date.

Notwithstanding the foregoing,

(a)
if the greater of a Participant’s vested Account or Minimum Lump Sum as of the date of such Participant’s termination of employment does not exceed $5,000, the greater of such vested Account or Minimum Lump Sum shall be paid to such Participant as soon as practicable thereafter in a single lump sum; and

(b)
in the case of a Participant who has no vested interest in his Account Balance Accrued Benefit on the date he terminates employment, such Participant shall be deemed to have been cashed out as of his or her date of termination, and he or she shall have no further interest in the Plan, except as provided in Section 2.4.

ARTICLE VI

PRERETIREMENT DEATH BENEFITS

6.1	Benefit Payable Upon Death Before Benefit Commencement Date
If a Participant who is an Employee, a Disabled Participant, or a vested terminated Participant dies before his Benefit Commencement Date but on or after the date he becomes vested in accordance with Section 5.1, a benefit shall be payable to his Beneficiary or Surviving Spouse as follows:

(a)
If the Participant does not have a Surviving Spouse (or if a married Participant has designated, with appropriate Spousal Consent, as provided in Section 8.1, a Beneficiary other than his Spouse), there shall be paid to his Beneficiary as soon as practicable after the Participant’s death (but in no event later than the December 31 of the Plan Year which contains the fifth anniversary of the Participant’s death), a single sum amount equal to 100% of the value of his Account as of the last day of the month in which the death of the Participant occurs, plus applicable Interest Credits through the Benefit Commencement Date.

(b)
Except as is otherwise provided in Section 6.1(a) above, if the Participant has a Surviving Spouse, such Surviving Spouse shall be entitled to receive a Retirement Benefit for her life commencing on the date the Participant would have attained his Normal Retirement Date if he had survived to such date (the “Preretirement Survivor Annuity”). Such benefit to the Surviving Spouse shall be a single life annuity, payable monthly, where such annuity is the Actuarial Equivalent of the Account Balance Accrued Benefit to which such Participant would have been entitled had he terminated employment on his date of death, survived to his Normal Retirement Date, and commenced to receive a Retirement Benefit as of such date. Notwithstanding the foregoing, the Surviving Spouse of a Participant may elect to commence receiving a Retirement Benefit for her life in the form of a single life annuity commencing on the first day of any month on or after the later of the date the Participant died or the date the Participant would have attained age 55 had he survived to such date, if such Participant had completed at least 10 years of Service for vesting. The monthly amount of such benefit to the Surviving Spouse shall equal the monthly amount payable under a single life annuity where such single life annuity is the Actuarial Equivalent of the Account Balance Accrued Benefit to which such Participant would have been entitled had he terminated employment on his date of death, survived to such commencement date, and commenced to receive a Retirement Benefit as of such date. Alternatively, the Surviving Spouse may request to receive, in lieu of any other benefits under the Plan to which she would otherwise be entitled, a distribution equal to the greater of the Participant’s Account or Minimum Lump Sum as of his date of death, payable as soon as practicable after the Participant’s death, in a single lump sum.

(c)
Notwithstanding the foregoing, if the lump sum value of the Participant’s Account as of his date of death does not exceed $5,000, the Account shall be distributed to the Surviving Spouse or Beneficiary as soon as practicable after the death of the Participant. Such payment shall be in full settlement of the benefit that otherwise would be payable under this Article VI.

(d)	Notwithstanding the foregoing, the lump sum payable to a Surviving Spouse pursuant to paragraphs (b) and/or (c) above shall not be less than the present value of the Pre-retirement Survivor Annuity.

(e)
Additional Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant's beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. Moreover, the Plan will credit the

Participant's qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

ARTICLE VII

PAYMENT OF BENEFITS

7.1	Normal Form of Benefit for a Participant Without a Spouse
If a Participant does not have a Spouse on his Benefit Commencement Date, the Retirement Benefit payable to such Participant pursuant to this Account Balance Plan shall be a monthly annuity, payable in the Normal Form, in an amount equal to the Actuarial Equivalent of his Account Balance Accrued Benefit as of his Benefit Commencement Date; provided, however, that during the period commencing 180 days before the beginning of the month in which his Benefit Commencement Date falls, and ending 60 days after such date, such Participant may elect, by filing the appropriate form with the Plan Administrator, that his Retirement Benefit be paid in another permitted optional form of benefit described in Section 7.3.

7.2	Normal Form of Benefit for a Participant With a Spouse
The Normal Form of benefit for a Participant with a Spouse shall be as follows:

(a)
If a Participant has a Spouse on his Benefit Commencement Date, unless a Qualified Election has been made (if required) and another form of benefit payment has been elected pursuant to paragraph (e) of this Section 7.2, the Retirement Benefit payable to such Participant pursuant to Article IV shall be a joint and 50% surviving spouse annuity (i.e., the Joint and 50% Survivor Annuity) the amount of which is the Actuarial Equivalent of the Normal Form of benefit that would have been payable to the Participant if the Participant was not married on his Benefit Commencement Date.

Such joint and 50% surviving spouse annuity is a level monthly annuity under which (i) the Participant shall receive a level monthly annuity for life and (ii) following the Participant’s death the Participant’s Spouse shall receive a level monthly annuity for life with the monthly annuity payment equal to 50% of the monthly annuity which would have been payable to the Participant had he lived.

(b)
If the Participant’s Spouse dies after the Participant’s Benefit Commencement Date but before the Participant, the Participant shall thereafter receive monthly annuity payments in the same amount that would have been payable had he not been married, with the last payment to be made for the month in which his death occurs (Straight Life Annuity). Thereafter, no further benefits shall be payable under the Account Balance Plan with respect to the Participant, whether or not the Participant has subsequently remarried. The individual who is the Participant’s Spouse on the Participant’s Benefit Commencement Date shall be treated as his Spouse for purposes of this Section 7.2 so long as such Spouse shall live, whether or not the Spouse is subsequently divorced from the Participant or the marriage otherwise terminates after the Participant’s Benefit Commencement Date, except as a Qualified Domestic Relations Order shall otherwise provide.

(c)	Not more than 180 days, and not less than 30 days, before the Benefit Commencement Date, a Participant shall be furnished a written explanation of:

(i)	the terms and conditions of the Normal Form;

(ii)	the right of the Participant to make, and the effect of, a Qualified Election to reject the Normal Form;

(iii)	the right of the Participant’s Spouse to consent or not to consent to such Qualified Election; and

(iv)	a general description of the eligibility conditions and other material features of the optional forms of benefits available under the Account Balance Plan.

(v)	the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.
The Participant must be informed of the right to defer receipt of the distribution, and for notices provided in Plan Years beginning after December 31, 2006, such notification must also include a description of how much larger benefits will be if the commencement of distributions is deferred. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.8.

(d)
Notwithstanding the foregoing, a Participant may elect to have his benefit commence as of a Benefit Commencement Date even if the Benefit Commencement Date is less than 30 days after the written explanation was provided to the Participant if the following conditions are satisfied:

(i)	the written explanation is provided to the Participant no later than the Benefit Commencement Date,

(ii)	the written explanation explains that the Participant has the right to at least 30 days from the time that such written explanation is provided to make a Qualified Election,

(iii)
the Participant is permitted to revoke the Qualified Election at any time during the 30-day period referred to in subsection (ii) above, or the end of the 7 day period beginning on the day after the written explanation is provided to the Participant, if later,

(iv)	distribution of benefits does not begin before the 7-day period described above expires (which date may be later than the Benefit Commencement Date), and

(v)	the Participant makes a Qualified Election no later than 90 days after the Benefit Commencement Date.

(e)
A Participant may reject the joint and 50% surviving spouse annuity that otherwise would be payable (i.e., the Joint and 50% Survivor Annuity), and elect an optional form of benefit under Section 7.3 below, by filing a Qualified Election with the Plan Administrator during the period commencing 180 days before the Benefit Commencement Date and ending on the day prior to such date (or the date specified in subsection (d) above if the benefit will commence in accordance with the rules of subsection (d) above). A Participant may revoke a prior Qualified Election before the Benefit Commencement Date (or the date specified in (d) above if the benefit will commence in accordance with the rules of subsection (d) above) by filing the appropriate form with the Plan Administrator. The number of revocations and Qualified Elections permitted under this Section (e) is unlimited.

7.3	Optional Forms of Benefit

(a)
The optional forms of benefit (which shall each be the Actuarial Equivalent of the Normal Form) provided in this Section 7.3 shall be available only to (i) a Participant who is not married on the Benefit Commencement Date and (ii) a Participant who is married on the Benefit Commencement Date if a Qualified Election, made in accordance with Section 7.2, is in effect on such Benefit Commencement Date (except as provided below).

(b)	The optional forms of benefit are the following:

(i)	Straight Life Annuity. A retirement benefit payable during the Participant’s life, with no other benefit payable after his death.

(ii)
Life Annuity With Ten Years Certain. A reduced retirement benefit payable during the Participant’s life, with no benefit payable after his death; provided, however, that if the Participant shall die before having received 120 monthly payments, such monthly payments shall continue to be paid to his Beneficiary until the total number of payments to the Participant and the Beneficiary equals 120. If the Participant and Beneficiary both die before having received a total of 120 monthly payments, the Actuarial Equivalent value of the balance of unpaid monthly payments shall be paid in a single sum to the estate of the survivor of the Participant and Beneficiary.

(iii)
Joint And 50% Survivor Annuity. A reduced retirement benefit payable during the Participant’s life with the provision that after his death a benefit of one-half of the benefit that was payable during the Participant’s life shall be continued during the life of such contingent annuitant (Beneficiary) as the Participant shall have nominated by written designation duly acknowledged and filed with the Plan Administrator prior to the Benefit Commencement Date. If the Participant’s contingent annuitant dies after the Participant’s Benefit Commencement Date but before the Participant, the Participant shall thereafter receive monthly annuity payments in the same amount that would have been payable had he elected a Straight Life Annuity.

(iv)
Joint And 75% Survivor Annuity. Effective for Benefit Commencement Dates on and after January 1, 2008, a reduced retirement benefit payable during the Participant’s life with the provision that after his death a benefit of three-fourths of the benefit that was payable during the Participant’s life shall be continued during the life of such contingent annuitant (Beneficiary) as the Participant shall have nominated by written designation duly acknowledged and filed with the Plan Administrator prior to the Benefit Commencement Date. If the Participant’s contingent annuitant dies after the Participant’s Benefit Commencement Date but before the Participant, the Participant shall thereafter receive monthly annuity payments in the same amount that would have been payable had he elected a Straight Life Annuity.

(v)
Joint And 100% Survivor Annuity. A reduced retirement benefit payable during the Participant’s lifetime, with the provision that after his death the same benefit shall be paid during the life of such contingent annuitant (Beneficiary) as the Participant shall have nominated by written designation duly acknowledged and filed with the Plan Administrator prior to the Benefit Commencement Date. If the Participant’s contingent annuitant dies after the Participant’s Benefit Commencement Date but before the Participant, the Participant shall thereafter receive monthly annuity payments in the same amount that would have been payable had he elected a Straight Life Annuity.

(vi)
Single Lump Sum Payment. A lump sum payment equal to the greater of the value of the Participant’s Account or his Minimum Lump Sum as of the Benefit Commencement Date, limited, however, to Participants who have attained age 55 and have satisfied the requirements for an Early, Normal or Late Retirement Benefit in accordance with Article IV.

(vii)
Installment Payments. A series of relatively equal annual installments over a period of not more than the lesser of five (5) years or the Participant’s life expectancy, limited, however, to Participants who have attained age 55 and have satisfied the requirements for an Early, Normal or Late Retirement Benefit in accordance with Article IV.

7.4	Claim for Benefit

(a)	A Participant must file a claim for benefits before payment of benefits shall commence. The claim for benefits shall be in writing and in such form as the Plan Administrator shall designate.

(b)	The claim for benefits shall specify the date as of which payments are to commence, consistent with the provisions of the Account Balance Plan for commencement of benefits.

(c)
The claim for benefits shall include a certification by the Participant either (i) that the Participant is not married or (ii) that the Participant is married and the name and date of birth of the individual to whom the Participant is married. The certification by the Participant as to the Participant’s marital status shall be binding upon the Participant.

7.5	Statutory Commencement of Benefits

Except as is otherwise provided in Section 7.8, payment of a Participant’s Retirement Benefit shall begin no later than as soon as administratively practicable following the latest of (i) the Participant’s 65th birthday, (ii) the tenth anniversary of the date on which he became a Participant, or (iii) the date he terminates service with the Employer, (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or (iii) occurs).

7.6	Cashouts
If the greater of the Participant’s vested Account or Minimum Lump Sum as of the date of a Participant’s termination of employment (or as soon as practicable thereafter) does not exceed $1,000, the greater of such vested Account or Minimum Lump Sum shall be paid to the Participant as soon as practicable thereafter in a single lump sum. This distribution may be made prior to the Participant’s Normal Retirement Date and without obtaining the Participant’s consent.
If the greater of the Participant’s vested Account or Minimum Lump Sum as of the date of a Participant’s termination of employment (or as soon as practicable thereafter) is between $1,000 and $5,000, such Account may be paid to the Participant as soon as practicable thereafter in a single lump sum. This distribution may be made prior to the Participant’s Normal Retirement Date provided the Participant consents to the distribution; however, if the Participant is then lawfully married, the consent of his Spouse shall not be required.

No distribution in excess of $5,000 may be made prior to the Participant’s Early, Normal or Late Retirement, nor without the consent of the Participant and, if the Participant is then lawfully married, the consent of his Spouse in writing and witnessed by a notary public.
If the vested Participant’s Account as of the date of such Participant’s termination of employment (or as soon as practicable thereafter) is zero, the Participant shall be deemed to have received a payment of his entire vested Account Balance Accrued Benefit under the Account Balance Plan as of the date he or she ceased to be an Employee. A payment (or deemed payment) under this Section 7.6 shall be in full settlement of the Participant’s benefits under the Account Balance Plan.

7.7	Deferred Benefit Commencement Date
Upon termination of a Participant’s employment for any reason after his Normal Retirement Date, the Plan Administrator shall direct the Trustee to commence payment of the Participant’s Account Balance Accrued Benefit, determined in accordance with Section 4.2, to him or to his Beneficiary if he is deceased, in accordance with the provisions of Article VII not later than 60 days after the close of the Plan Year in which the Participant’s employment terminates.

7.8	Minimum Required Distributions
Notwithstanding any provision herein to the contrary, a Participant’s Account Balance Accrued Benefit may not be distributed under a method of payment which, as of the “required beginning date” (as defined in section 401(a)(9) of the Code and applicable guidance promulgated by the Internal Revenue Service), does not satisfy the minimum distribution requirements under section 401(a)(9) of the Code and the applicable Treasury regulations. The Participant’s Account Balance Accrued Benefit will be distributed, beginning not later than the required beginning date, over the life of the Participant or over the lives of the Participant and his Beneficiary (or over a period not extending beyond the Participant’s life expectancy or the life expectancy of the Participant and his Beneficiary).

(a)	General Rules

(i)	The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	The requirements of this Section shall take precedence over any inconsistent provisions of the Plan.

(iii)	All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

(iv)
Notwithstanding the other provisions of this Section, other than Section 7.8(a)(iii), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the following provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(1)
Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(2)
Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(b)	Time and Manner of Distribution.

(i)	The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii)	If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)
t the election of the Participant or, if no election is made by the Participant, then at the election of the Participant's designated beneficiary, if the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)
At the election of the Participant or, if no election is made by the Participant, then at the election of the Participant's designated beneficiary, if the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(3)
At the election of the Participant or, if no election is made by the Participant, then at the election of the Participant's designated beneficiary, if the Participant dies before distributions begin and there is a designated beneficiary, then the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, then this Section 7.8(b)(ii)(3) will apply as if the surviving spouse were the Participant. This Section 7.8(b)(ii)(3) will apply to all distributions.

Participants or beneficiaries may elect on an individual basis whether the 5-year rule in Section 7.8(b)(ii)(3) or the life expectancy rule in Sections 7.8(b)(ii)(1) or 7.8(b)(ii)(2), and 7.8(e) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Sections 7.8(b)(ii)(1) or 7.8(b)(ii)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death under Section 7.8(b)(ii)(3). If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 7.8(b)(ii)(1) or 7.8(b)(ii)(2), and 7.8(e).

(4)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(5)
If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, then this Section 7.8(b), other than Section 7.8(b)(ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.8(b) and Section 7.8(e), distributions are considered to begin on the Participant's required beginning date (or, if Section 7.8(b)(ii)(5) applies, the date distributions are required to begin to the surviving spouse under Section 7.8(b)(ii)(1)) If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.8(b)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.8(c), 7.8(d), and 7.8(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations. Any part of the Participant's interest which is in the form of an individual account described in Code

Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Regulations that apply to individual accounts.

(c)	Determination of Amount to be Distributed Each Year.

(i)	If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 7.8(d) or 7.8(e);

(3)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(4)	payments will either be nonincreasing or increase only as follows:

(A)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)
to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 7.8(d) dies or is no longer the Participant's beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(C)	to provide cash refunds of employee contributions upon the Participant's death; or

(D)	to pay increased benefits that result from a Plan amendment.

(ii)
The amount that must be distributed on or before the Participant's Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 7.8(b)(2)(i) or 7.8(b)(2)(ii)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Beginning Date.

(iii)
Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)	Requirements For Annuity Distributions That Commence During Participant's Lifetime.

(i)
If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Regulation Section 1.401(a)(9)-6T, Q&A-2. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii)
Unless the Participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 7.8(d)(2), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

(e)	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(i)
At the election of the Participant or, if no election is made by the Participant, then at the election of the Participant's designated beneficiary, if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in Section 7.8(b)(ii)(1) or 7.8(b)(ii)(2), over the life of the designated beneficiary or over a period certain not exceeding:

(1)
unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

(2)
if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

(ii)
At the election of the Participant or, if no election is made by the Participant, then at the election of the Participant's designated beneficiary, if the Participant dies before distributions begin and there is a designated beneficiary, then the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. This Section 7.8(e)(ii) will apply to all distributions.

(iii)	If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death,

distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)
If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 7.8(e) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 7.8(b)(ii)(1).

(f)	Definitions.

(i)
Designated beneficiary means the individual who is designated as the beneficiary under Article VIII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii)
Distribution calendar year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.8(b).

(iii)	Life expectancy means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(iv)	Required Beginning Date means the April 1st of the calendar year following the later of:

(1)	the calendar year in which the Participant attains age 70 1/2, or

(2)
if the Participant is not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2, then the calendar year in which the Participant retires.

(g)
Final Regulations Incorporated By Reference. Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2006, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were finalized on June 15, 2004.

(h)
Notwithstanding, a Participant (other than a 5% owner) who retires in a calendar year after the calendar year in which the Participant attains age 70 ½ shall have his Account Balance Accrued Benefit actuarially increased for the period beginning with the April 1st after the calendar year in which the Participant attains age 70 ½ and ending on the date on which such Participant’s benefit commences. Furthermore, such actuarial increase shall apply regardless of whether the Participant is in service that is permitted to be suspended under section 203(a)(3)(B) of ERISA and section 411(a)(3)(B) of the Code.

7.9    Direct Rollover From the Account Balance Plan
Notwithstanding any provision of the Account Balance Plan to the contrary that would otherwise limit a distributee’s election under this Section 7.9, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this Section:

(a)	An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more;

(ii)	any distribution to the extent such distribution is required under section 401(a)(9) of the Code;

(iii)	any amount that is distributed on account of hardship;

(iv)
the portion of any distribution that is not includable in gross income, unless such portion is transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; and

(v)	any distribution with a value of $200 or less.
Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after tax voluntary Employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Code Section 408(a) or (b), or (2) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust that is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or (3) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in 403(b), if such trust or contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)
An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), (other than an endowment contract), a qualified defined contribution plan described in Code Section 401(a) that accepts the distributee's rollover distribution, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b), that accepts the distributee's eligible rollover distribution. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). In the case of "distributee" who is a nonspouse designated beneficiary, (1) the direct rollover may be made only to an individual retirement account described in Code Section 408(a) or annuity described in Code Section 408(b) ("IRA") that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11), and (2) the determination of any required minimum distribution required under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18.

For taxable years beginning after December 31, 2006, a Participant may elect to transfer Employee (after-tax) contributions by means of a direct rollover to a qualified plan or to a Code Section 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
For distributions after December 31, 2006, a nonspouse beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must be an "eligible rollover distribution."
For distributions made after December 31, 2007, a Participant or beneficiary may elect to roll over directly an "eligible rollover distribution" to a Roth IRA described in Code Section 408A(b).

(c)
A "distributee" includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former spouse. A distributee also includes the Participant's nonspouse designated beneficiary.

(d)
A "direct rollover" is a payment by the Account Balance Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything herein to the contrary, only one direct rollover may be made for any eligible rollover distribution.

ARTICLE VIII

BENEFICIARY

8.1	Beneficiary

(a)
A Participant who has a Surviving Spouse at the date of his death after his Benefit Commencement Date shall automatically be deemed to have designated such Spouse as his Beneficiary unless (i) the Participant makes a Qualified Election to designate a different Beneficiary and the Surviving Spouse of such Participant gives Spousal Consent to such designation, or (ii) it is established to the satisfaction of the Plan Administrator or its designee that the consent of the Surviving Spouse cannot be obtained because the Surviving Spouse cannot be located or because of other special circumstances as prescribed by law.

A Participant may designate a Beneficiary or Beneficiaries to receive a death benefit in the event the Participant dies prior to his Benefit Commencement Date. Such death benefit shall be payable as provided in Section 6. Any such designation shall be made, and may be changed or revoked, by filing the appropriate form with the Plan Administrator within such time as the Plan Administrator shall prescribe. Notwithstanding the foregoing, a Participant who has a Surviving Spouse at the date of his death before his Benefit Commencement Date shall automatically be deemed to have designated such Spouse to receive such preretirement death benefit unless such Participant designates, with Spousal Consent, another Beneficiary to receive a preretirement death benefit. Any such designation of a nonspouse Beneficiary for such preretirement death benefit made prior to the date on which a married Participant attains age 35 shall be null and void, provided the married Participant may redesignate a Beneficiary other than his Surviving Spouse (with Spousal Consent) on or after attaining age 35.

For purposes of this Section 8.1, the term Surviving Spouse shall also include an individual to whom the Participant was previously married to the extent so required under the terms of a Qualified Domestic Relations.

(b)
Subject to the provisions of Section 8.1(a) above, a Beneficiary designation shall be made, and may be changed or revoked, by filing the appropriate form with the Plan Administrator or its designee. If more than one person is designated each shall have an equal share unless the designation directs otherwise. Any designation, change or revocation by a Participant shall be effective only if the Plan Administrator or its designee receives it before the death of such Participant. For purposes of this Section 8.1, the term "person" includes an individual, a trust or an estate. If no Beneficiary designation is on file with the Plan Administrator or its designee at the Participant’s death, or if any designation is not effective for any reason as determined by the Plan Administrator or its designee, the benefit payable under the Plan shall be paid to the following persons in the following order of priority: (a) the Spouse; (b) children, including adopted children and step-children, in equal shares; (c) parents, in equal shares, and (d) the Participant’s estate. This order of priority shall apply to individuals living at the time of the Participant’s death.

ARTICLE IX

LIMITATIONS ON BENEFITS

9.1	Annual Benefit

(a)
Annual Benefit. For purposes of this Article, "annual benefit" means a benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the "Annual Benefit" shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Regulations Section 1.401(a)-20, Q&A 10(d), and with regard to Regulations Section 1.415(b)1(b)(1)(iii)(B) and (C). No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant's benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount payable under the form of benefit in any "limitation year" shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The determination of the "Annual Benefit" shall take into account social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Regulations Section 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.
The "Annual Benefit" otherwise payable to a Participant under the Plan at any time shall not exceed the "Maximum Permissible Benefit" described by Section 9.2. If the benefit the Participant would otherwise accrue in a "limitation year" would produce an "Annual Benefit" in excess of the "Maximum Permissible Benefit," then the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the "Maximum Permissible Benefit."

(b)
Grandfather provision. The application of the provisions of this Section shall not cause the maximum permissible benefit for any Participant to be less than the Participant's accrued benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last "limitation year" beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, Regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last "limitation year" beginning before July 1, 2007, as described in Regulation Section 1.415(a) 1(g)(4).

(c)
High three year average compensation. For purposes of the Plan's provisions reflecting Code Section 415(b)(3) (i.e., limiting the annual benefit payable to no more than 100% of the Participant's average annual compensation), a Participant's average compensation shall be the average compensation for the three (3) consecutive years of service with the Employer that produces the highest average, except that a Participant's compensation for a year of service shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins. If the Participant has less than three consecutive years of service, compensation shall be averaged over the Participant's longest consecutive period of service, including fractions of years, but not less than one year. In the case of a Participant who is rehired by the Employer after a severance of employment, the Participant's high three year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the "break period"), and by treating the years immediately preceding and following the break period as consecutive.

9.2	Maximum Annual Benefit

(a)
Maximum benefit. Notwithstanding the foregoing and subject to the exceptions and adjustments below, the maximum "annual benefit" payable to a Participant under this Plan in any "limitation year" shall equal the lesser of:

(i)
Defined Benefit Dollar Limitation. $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. Such dollar limitation as adjusted under Code Section 415(d) will apply to "limitation years" ending with or within the calendar year for which the adjustment applies; or Post-Severance Adjustment to Dollar Limit. In the case of a Participant who has had a severance from employment with the Employer, the defined benefit dollar limitation applicable to the Participant in any "limitation year" beginning after the date of severance shall be automatically adjusted under Code Section 415(d).

(ii)
Defined Benefit Compensation Limitation. One hundred percent (100%) of the Participant's "415 Compensation" averaged over the three consecutive "limitation years" (or actual number of "limitation years" for Employees who have been employed for less than three consecutive "limitation years") during which the Employee had the greatest aggregate "415 Compensation" from the Employer.

Post-Severance Adjustment to Compensation Limit. In the case of a Participant who has had a severance from employment with the Employer, the defined benefit compensation limitation applicable to the Participant in any "limitation year" beginning after the date of severance shall be automatically adjusted under Code Section 415(d).

(b)
Limitation year. For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year. All qualified plans maintained by the Employer must use the same "limitation year." If the "limitation year" is amended to a different twelve (12) consecutive month period, the new "limitation year" must begin on a date within the "limitation year" in which the amendment is made.

9.3	Adjustments to Annual Benefit and Limitations

(a)
Adjustment for Early Payment (Limitation Years beginning on or after July 1, 2007). If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 9.3(f) for years of participation less than ten (10), if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for the Annuity Starting Date (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). However, if the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant's Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 9.3(f) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section and without applying the provisions of Section 6.3(e).

(b)
Adjustment for Early Payment (Limitation Years beginning prior to July 1, 2007). If the "annual benefit" of a Participant begins prior to age 62, then for Limitation Years beginning before July 1, 2007, the Defined Benefit Dollar Limitation of Section 9.2(a)(i) applicable to the Participant at the earlier age is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (2) a five percent (5%) interest rate assumption and the "applicable mortality table."

(c)
Adjustment for Late Payment (Limitation Years beginning on or after July 1, 2007). If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 9.3(f) for years of participation less than ten (10), if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for that Annuity Starting Date as defined in Exhibit I (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). However, if the plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant's Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 9.3(f) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the plan at the Participant's Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Article and without applying the provisions of Section 9.3(e). For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(d)
Adjustment for Late Payment (Limitation Years beginning before July 1, 2007). If the "annual benefit" of a Participant begins after age 65, then for Limitation Years beginning before July 1, 2007, the Defined Benefit Dollar Limitation of Section 9.2(a)(i) applicable to the Participant at the earlier age is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate an mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (2) a five percent (5%) interest rate assumption and the "applicable mortality table."

(e)
No Mortality Adjustment for Certain Payments. Except as provided in Section 9.3(a) and Section 9.3(c), no adjustment shall be made to the "Defined Benefit Dollar Limitation" to reflect the probability of a Participant's death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant's death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c) upon the Participant's death.

(f)
Adjustment for Less Than 10 Years of Participation or Service. If a Participant has fewer than 10 years of participation in the Plan, then the Defined Benefit Dollar Limitation of Section 9.2(a)(i) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

Furthermore, if a Participant has fewer than 10 years of service with the Employer, then the Defined Benefit Compensation Limitation of Section 9.2(a)(2) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the Employer, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.
For purposes of this Subsection, "year of participation" means each accrual computation period for which the following conditions are met: (1) the Participant is credited with a Period of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a year of participation with respect to the period. In addition, for a Participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one year of participation be credited for any 12 month period.

(g)
Actuarial Equivalence. For purposes of adjusting the "annual benefit" to a straight life annuity, the equivalent "annual benefit" shall be (i) for Limitation Years beginning on or after July 1, 2007, the greater of the annual amount of the straight life annuity commencing at the same Annuity Starting Date, and the annual amount of a straight life annuity commencing at the same Annuity starting date that has the same actuarial present value as the Participant's form of benefit computed using five percent (5%) interest rate assumption and the "Applicable Mortality Table," and (ii) for Limitation Years beginning before July 1, 2007, the annual amount of a straight life annuity commencing at the same Annuity starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount: (1) the interest rate and mortality table or other tabular factor specified in the plan for adjusting benefits in the same form; and (2) a five percent (5%) interest rate assumption and the "Applicable Mortality Table." If the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre Retirement Survivor Annuity, the life of the surviving spouse, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence. With respect to Plan Years beginning after December 31, 2003 but not after December 31, 2005, for purposes of adjusting the "annual benefit" to a straight life annuity, if the "annual benefit" is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent "annual benefit" shall be the greater of (1) the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor), or (2) the equivalent "annual benefit" computed using five and one-half percent (5.5%) and the "applicable mortality table." With respect to

Plan Years beginning after December 31, 2005, for purposes of adjusting the "annual benefit" to a straight life annuity, if the "annual benefit" is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent "annual benefit" shall be the greatest of (1) the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor), or (2) the equivalent "annual benefit" computed using five and one-half percent (5.5%) and the "applicable mortality table," or (3) 100/105 of the equivalent "annual benefit" computed using the "applicable interest rate" and the "applicable mortality table." For Annuity Starting Dates beginning in or after 2009, if the Plan is maintained by an eligible employer as defined in Code Section 408(p)(2)(C)(i), the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount: (a) the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (b) a 5.5 percent (5.5%) interest rate assumption and the Applicable Mortality Table.
Notwithstanding the last sentence of the previous paragraph, in the case of any Participant or Beneficiary receiving a distribution after December 31, 2003 and before January 1, 2005, the amount payable in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre Retirement Survivor Annuity, the life of the surviving spouse, shall not be less than the amount that would have been so payable had the amount payable been determined using the "Applicable Interest Rate" in effect as of the last day of the last Plan Year beginning before January 1, 2004.
For purposes of this subsection, the applicable mortality table for Plan Years prior to December 31, 2007 is described by IRS Revenue Ruling 2001-62, and for subsequent years, the applicable mortality table is described by IRS Revenue Ruling 2007-67.

(h)
Time of Adjustment. For purposes of Sections 9.1, 9.3(a) and 9.3(c), no adjustments under Code Section 415(d) shall be taken into account before the "limitation year" for which such adjustment first takes effect.

(i)
Benefits not Subject to Adjustment. For purposes of Section 9.1, no actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre retirement death benefits, and post retirement medical benefits), and (3) the value of post retirement cost of living increases made in accordance with Code Section 415(d) and Regulation 1.415 3(c)(2)(iii). The "annual benefit" does not include any benefits attributable to after-tax voluntary Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.

9.4	Annual Benefit Not in Excess of $10,000
This Plan may pay an "annual benefit" to any Participant in excess of the Participant's maximum "annual benefit" if the "annual benefit" derived from Employer contributions under this Plan and all other defined benefit plans maintained by the Employer does not in the aggregate exceed $10,000 for the "limitation year" or for any prior "limitation year" and the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund under which amounts attributable to post retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account in which the Participant participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such contributions will not be considered a separate defined contribution plan maintained by the Employer.
However, if a Participant has fewer than 10 years of service with the Employer, then the $10,000 threshold of the previous paragraph shall be multiplied by a fraction, the numerator of which is the number of years

(or part thereof) of service with the Employer, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

9.5	Other Rules

(a)
Benefits under terminated plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan Participants and a Participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant's benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Article. If there are not sufficient assets for the payment of all Participants' benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

(b)
Benefits transferred from the Plan. If a Participant's benefits under a defined benefit plan maintained by the employer are transferred to another defined benefit plan maintained by the employer and the transfer is not a transfer of distributable benefits pursuant Regulations Section 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c), then the transferred benefits are treated by the Employer's Plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants' benefit liabilities under the Plan. If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.

(c)
Formerly affiliated plans of the Employer. A formerly affiliated plan of an Employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants' benefit liabilities under the Plan and had purchased annuities to provide benefits. A formerly affiliated plan of the Employer means a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(d)
Plans of a "Predecessor Employer". If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a "Predecessor Employer," then the Participant's benefits under a plan maintained by the "Predecessor Employer" shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the "Predecessor Employer" shall be treated as if it had terminated immediately prior to the event giving rise to the "Predecessor Employer" relationship with sufficient assets to pay participants' benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the "Predecessor Employer" shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the "Predecessor Employer". A former entity that antedates the Employer is also a "Predecessor Employer" with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(e)
Employer. "Employer" means, for purposes of this Article, the Employer that adopts this plan, and all members of a controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).

(f)
Adjustment if in two defined benefit plans. If the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a "Predecessor Employer", the sum of the Participant's "Annual Benefits" from all such plans may not exceed the "Maximum Permissible Benefit." Where the Participant's employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the "Maximum Permissible Benefit" applicable at that age, the Employer shall select in the Adoption Agreement the method by which the plans will limit a Participant's benefit accrual.

(g)	Special rules. The limitations of this Article shall be determined and applied taking into account the rules in Regulations Section 1.415(f)-1(d), (e) and (h).

9.6	Pre-termination Restrictions

(a)	The purpose of this Section 9.2 is to conform the Plan to the requirements of Treasury Regulation Sections 1.401-4(c) and 1.401(a)(4)-5(b).

(i)	In the event of the termination of the Plan, the benefit of any Highly Compensated Employee shall in no event exceed an amount that is nondiscriminatory under Section 401(a)(4) of the Code.

(i)
The annual payments to an Employee described in Section 9.2(a)(iii) may not exceed an amount equal in each year to the payments that would be made on behalf of the Participant under a straight life annuity that is the Actuarial Equivalent value of the Participant’s Account Balance Accrued Benefit and the other benefits to which the Participant is entitled under the Plan. Notwithstanding the foregoing, the restrictions of this subparagraph (ii) do not apply if any one of the following requirements is satisfied:

(A)
after payment to an Employee described in Section 9.2(a)(iii) of all “benefits”, as described in Section 9.2(a)(iv), the value of Plan assets equals or exceeds 110 percent of the value of “current liabilities” (as defined in Section 412(l)(7) of the Code);

(B)	the value of the “benefits”, as described in Section 9.2(a)(iv), for a Participant described in Section 9.2(a)(iii) is less than 1 percent of the value of such current liabilities of the Plan, or

(C)	the value of the “benefits”, as described in Section 9.2(a)(iv), for a Participant described in Section 9.2(a)(iii) does not exceed $5,000.
Furthermore, this subparagraph (ii) and Treasury Regulation Section 1.401(a)(4)-5(b)(3) shall not restrict any distribution to a Participant who agrees, by an adequately secured written agreement with the Plan Administrator to repay to the Plan and Trust Fund any amount necessary for the distribution of assets upon Plan termination to satisfy Section 401(a)(4) of the Code.

(iii)
The Participants whose benefits are restricted on distribution consist of the 25 Highly Compensated Employees whose “compensation”, within the meaning of Section 414(q) of the Code, was the highest in the current or any prior Plan Year.

(i)
For purposes of Section 9.2(a)(ii)(A) the term “benefits” includes, in addition to other benefits payable under the Plan, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee’s life.

(b)
In the event that Congress should provide by statute, or the Internal Revenue Service should provide by regulation or ruling, that any or all of the conditions set forth in Section 9.2(a) are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.

ARTICLE X

FINANCING

10.1	Fund

The funding of the Account Balance Plan and payment of benefits shall be provided for through the medium of the Fund held by the Trustee under the provisions of the Trust Agreement, which is deemed to form a part of the Plan. All rights or benefits that may accrue to any person under the Account Balance Plan shall be subject to the Trust Agreement. The names of the current Trustees are available from the Secretary of the Employer. The contributions of the Employer, together with any income, gains, or profits, less distributions and losses, shall constitute the Fund. The Employer shall determine the form and terms of any such Trust Agreement, and may modify the Trust Agreement from time to time to accomplish the purposes of the Plan, and may remove any Trustee.

10.2     Contributions to the Plan
The Employer intends to make, from time to time, such contributions to the Fund as determined by the Plan Administrator. Expenses of the Account Balance Plan, unless paid by the Employer, shall be paid out of the assets of the Fund. There are no Employee contributions to the Account Balance Plan.

10.3     Funding Policy

The Plan Administrator shall establish a written funding policy and method consistent with the objectives of the Account Balance Plan and the requirements of Title I of ERISA. The Plan Administrator shall review such funding policy and method at least annually. In its actions, the Plan Administrator shall endeavor to determine the Account Balance Plan’s short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions under this Section, including the supporting reasons, shall be recorded in writing by the Plan Administrator and communicated to the Trustee and Board of Directors.

10.4     Return of Employer Contributions

The Trustee shall return contributions to the Employer if the Plan Administrator certifies in writing to the Trustee that one or more of the following circumstances exist:

(a)	If the Employer made a contribution by mistake of fact, the contribution shall be returned to the Employer within one year after its payment to the Trustee.

(b)
If the Employer made the contribution conditioned on the qualification of the Account Balance Plan under the Code, and if the Account Balance Plan receives an adverse determination with respect to its initial qualification, the contribution shall be returned to the Employer within one year after such final determination, but only if the application for the determination is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Account Balance Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)
To the extent that a deduction for a contribution under Section 404 of the Code is disallowed, the contribution shall be returned to the Employer within one year after the disallowance (or within one year after the date a court decision upholding the disallowance becomes final).

With respect to the return of contributions occasioned by the circumstances listed in subsections (a) and/or (c) above, the amount that shall be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable to the contribution must reduce the amount to be returned.

ARTICLE XI

ADMINISTRATION

11.1	Plan Administrator

(a)	The Plan Administrator shall be the named fiduciary for the Account Balance Plan and shall be responsible for the management, operation and administration of the Account Balance Plan.

(b)
The Board of Directors shall have the authority to appoint an individual or other entity, or a committee consisting of three members to be the Plan Administrator, and to fill any vacancies that occur, in its sole discretion. Any appointee is subject to removal by the Board of Directors at any time, and may resign at his own volition upon 10 days prior written notice to the Board of Directors. If at any time there is no appointed Plan Administrator because vacancies have not been filled, the Board of Directors shall be deemed the Plan Administrator. Names of all current appointees shall be available from the Secretary of the Employer.

(c)
If the Plan Administrator is a committee, any act that this Account Balance Plan authorizes or requires the Plan Administrator to do may be done at a meeting of the committee by a majority of the members then voting.

(d)
The Board of Directors will appoint a chairman and a secretary and such other agents and representatives of the pension committee that it deems advisable (see Section 11.5). In its relationship with the Trustee and any insurance company or companies on any matter or thing included in this Account Balance Plan, one member of the committee may be authorized by it to sign or execute any document on its behalf. The Chairman of the Board of Directors will certify to the Trustee and to such insurance company or companies the name and signature of the member of the committee who is so authorized.

(e)	The Plan Administrator will serve without compensation for services as such, but the Employer shall pay all the Plan Administrator’s expenses (see Section 11.11).

(f)
The Board of Directors, in its sole discretion, may also designate the Trustee as the Plan Administrator. Any such designation shall be valid only if the Trustee acknowledges responsibility for the management, operation and administration of the Account Balance Plan in writing. Thereafter, all references in the Account Balance Plan and Trust to the Plan Administrator shall mean the Trustee unless and until the Board of Directors appoints a different Plan Administrator in accordance with this Section.

11.2	Fiduciary and Administrative Duties

(a)	The Plan Administrator shall have the following powers, duties, and responsibilities, which it may retain or delegate among the below-mentioned bodies:

(i)	Powers, duties, and responsibilities of administration which shall be delegable to an administrator;

(ii)	Powers, duties, and responsibilities of custody and disbursement of the assets of the Fund, which shall be delegable to the Trustee, the administrator, or an insurance company, and

(iii)	Powers, duties, and responsibilities of investment that shall be delegable to the Trustee, an investment advisor, or an insurance company.

The Plan Administrator may appoint an administrator, an investment advisor, or an insurance company, and review or re-delegate the exercise of these powers, duties and responsibilities at any time.

(b)	As provided in Section 10.3, the Plan Administrator will prescribe a funding policy for the Account Balance Plan.

11.3	General Powers and Discretion of Plan Administrator

(a)
The Plan Administrator shall have all powers necessary to administer the Account Balance Plan in accordance with its terms, including the power to construe the Account Balance Plan and determine all questions that arise under it.

(b)
Notwithstanding any other provision in the Account Balance Plan, and to the full extent permitted by law, the Plan Administrator shall have exclusive authority and discretion to interpret, construe and apply all of the terms of the Account Balance Plan, including any uncertain or disputed term or provision in the Account Balance Plan. The Plan Administrator’s authority and discretion shall include, but not be limited to, the following:

(i)	Determining and deciding all questions of law and/or fact that arise under the Account Balance Plan;

(ii)	Determining whether any individual is eligible for any benefits under this Account Balance Plan; and

(iii)	Determining the amount of benefits, if any, an individual is entitled to under this Account Balance Plan.

(c)	The Plan Administrator’s exercise of discretionary authority to interpret, construe and apply the terms of the Account Balance Plan, and all its determinations, interpretations and applications shall:

(i)
Be binding upon any individual claiming benefits under this Account Balance Plan, including, but not limited to, the Participant, the Participant’s estate, any Beneficiary of the Participant, and any Alternate Payees;

(ii)	Be given deference in all courts of law, to the greatest extent allowed by applicable law; and

(iii)	Not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

(d)
If the discretionary authority in subsection (c) is exercised with respect to an individual who is a member of the pension committee, the authority shall be exercised solely and exclusively by the other members. If the individual is the only Plan Administrator at the time, the Board of Directors, excluding the affected individual if he is also a member of the Board of Directors, shall exercise the discretionary authority.

(e)	Any discretionary actions of the Plan Administrator or Board of Directors shall be taken in a manner that does not discriminate in favor of Highly Compensated Employees.

11.4    Administration of the Fund

(a)	The Trustee shall be responsible for the management and investment of the Fund in accordance with the provisions of the Trust Agreement.

(b)	Directives of the Plan Administrator to the Trustee shall be delivered in writing, and properly signed.

11.5    Delegation of Powers

(a)
When the Plan Administrator appoints assistants or representatives, it may delegate to them any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate (except as provided in Section 11.6).

(b)	Any appointment under this Section or Section 11.6 shall be made pursuant to a signed, written instrument.

11.6    Appointment of Professional Assistants and Investment Managers

(a)
The Plan Administrator may engage accountants, actuaries, attorneys, physicians and such other professionals as it deems necessary or advisable. The Plan Administrator may also appoint one or more investment managers to manage all or any of the assets of the Trust, including the power to acquire or dispose of assets. However, the Board of Directors must approve the appointment of an investment manager, and the investment manager must acknowledge in writing that it is a fiduciary with respect to the Account Balance Plan. An investment manager can only be a party that is either (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company qualified to manage, acquire and dispose of plan assets under the laws of more than one State.

(b)
The functions of persons engaged under this Section shall be limited to the specific services and duties for which they are engaged. Such persons shall have no other duties, obligations or responsibilities under the Account Balance Plan or Trust, and shall exercise no discretion regarding the management of the Account Balance Plan. Unless engaged specifically as an investment manager, such a person shall exercise no authority or control respecting management or disposition of the assets of the Trust.

(c)	The fees and costs of services under this Section are an administrative expense of the Account Balance Plan to be paid out of the Fund, except to the extent paid by the Employer.

11.7     Records

All acts and determinations with respect to the Account Balance Plan shall be duly recorded. All such records and other documents that may be necessary for the administration of the Account Balance Plan shall be preserved in the custody of the Plan Administrator (or its appointed assistants or representatives).

11.8    Notice of Rollover Treatment

When making a qualifying rollover distribution within the meaning of Code Section 402(a), the Plan Administrator shall provide to the recipient a written explanation of:

(a)
The circumstances under which such distribution will not be subject to tax if transferred to an eligible retirement plan (as defined in Code Section 402(a)) within 60 days after the date on which the recipient receives the distribution; and

(b)	If applicable, the income averaging provisions of Code Section 402(e).

11.9     Responsibility of Fiduciaries

The Plan Administrator and any assistant or representative, other than any investment manager, shall be free from all liability for acts and conduct in the administration of the Account Balance Plan and Trust, except for acts of willful misconduct. However, the preceding sentence shall not relieve any fiduciary from any responsibility, obligation or duty that the fiduciary may have pursuant to ERISA.

11.10     Indemnity by Employer

To the extent not insured against by an applicable insurance policy, and to the extent permitted by law, the Employer shall indemnify and hold harmless the Plan Administrator and its assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Account Balance Plan or Trust that may be brought against them, provided the individual or entity being indemnified is/was an employee, or committee of employees, of the Employer.

11.11    Payment of Fees and Expenses

To the extent consistent with ERISA, the Plan Administrator and assistants and representatives, shall be entitled to payment from the Fund for all reasonable costs, charges and expenses incurred in the administration of the Account Balance Plan and Trust. This includes, but is not limited to, reasonable fees for accounting, legal and other services, to the extent incurred in the performance of duties under the Account Balance Plan and Trust, except to the extent that the fees and costs are paid by the Employer. Notwithstanding any other provision of the Account Balance Plan or Trust, no person who is a “disqualified person” within the meaning of Code Section 4975(e)(2) and who receives full-time pay from the Employer shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

11.12     ERISA Reporting and Disclosure

The Plan Administrator shall be responsible for the performance of all reporting and disclosure obligations under ERISA.

11.13     Service of Legal Process

The Plan Administrator shall be the designated agent of the Account Balance Plan for service of legal process.

11.14    Claim for Benefits.

Any claim for benefits by a Participant or Beneficiary shall be made in writing to the Plan Administrator.

11.15     Denial of Claim

(a)	If the Plan Administrator denies a claim in whole or in part, it shall send the Participant or Beneficiary (“claimant”) a written notice of the denial.

(b)
The Plan Administrator shall send the denial notice within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Plan Administrator may authorize an extension of up to an additional 90 days, if it notifies the claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.

(c)	The denial notice shall be written in a manner calculated to be understood by the claimant and shall contain:

(i)	The specific reason or reasons for the denial of the claim;

(ii)	Specific reference to pertinent Account Balance Plan provisions on which the denial is based;

(iii)	A description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and

(iv)	An explanation of the review procedures provided by sections 11.16 and 11.17.

11.16     Request for Review of Denial

(a)	Within 60 days after the claimant receives a denial notice, he may file a request for review with the Plan Administrator. Any such request must be made in writing.

(b)	A claimant who timely requests review shall have the right to review pertinent documents, to submit additional information and written comments, and to be represented.

11.17    Review Decision

(a)	The Plan Administrator shall send the claimant a written decision on any request for review that it receives.

(b)
The Plan Administrator shall send the review decision within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Plan Administrator may authorize an extension of up to an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

(c)	The review decision shall be written in a manner calculated to be understood by the claimant and shall contain:

(i)	The specific reason or reasons for the decision; and

(ii)	Specific reference to the pertinent Account Balance Plan provisions on which the decision is based.

(d)	If the Plan Administrator does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

(e)	The review decision (including a deemed decision) shall be the Account Balance Plan’s final decision.

ARTICLE XII

QUALIFIED DOMESTIC RELATIONS ORDERS

12.1    General

Notwithstanding the restriction against alienation and assignment stated in Section 13.1, the Plan Administrator shall comply with the terms of any Qualified Domestic Relations Order.

12.2     Required Provisions

A Domestic Relations Order is a Qualified Domestic Relations Order only if it clearly specifies:

(a)	The name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

(b)	The amount or percentage of the Participant’s benefits that the Plan shall pay to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

(c)	The number of payments or period to which the order applies; and

(d)	Each plan to which the order applies.

Notwithstanding the preceding provisions, a Domestic Relations Order that does not provide the specified address information can be a Qualified Domestic Relations Order, if the Plan Administrator has the necessary information from other sources.

12.3     Prohibited Provisions

A Domestic Relations Order is a Qualified Domestic Relations Order only if it:

(a)	Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Account Balance Plan, except as stated in Section 12.4 below;

(b)	Does not require the Plan to provide increased benefits determined on the basis of actuarial value; and

(c)	Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under an order previously determined to be a Qualified Domestic Relations Order.

12.4    Exception for Certain Payments Made after Earliest Retirement Age

(a)	A Domestic Relations Order shall not be treated as failing to meet the requirements of Section 12.3(a), solely because the order requires payment to an Alternate Payee:

(i)
In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the “earliest retirement age” as defined in subsection (b) below;

(ii)	As if the Participant had retired on the date on which payment is to begin under the order; and

(iii)	In any form in which benefits may be paid under the Account Balance Plan to the Participant.

(b)	For purposes of this Section, the term “earliest retirement age” means the earlier of:

(i)	The date on which the Participant is entitled to a distribution under the Plan; or

(ii)	The earliest date on which the Participant could receive Account Balance Plan benefits if he had separated from service with the Employer.

12.5    Plan Procedures with Respect to Domestic Relations Orders

(a)
The Plan Administrator shall apply the procedures in this Article, and may adopt additional appropriate procedures, to determine the qualified status of Domestic Relations Orders it receives and to administer distributions under Qualified Domestic Relations Orders.

(b)
The Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of the Domestic Relations Order, and provide them with copies of the procedures the Plan will use in determining the qualified status of the order. If addresses are not specified in the order, the Plan Administrator shall send notices to the last known addresses of these parties. The Participant and any Alternate Payee may designate a representative to receive copies of future communications from the Plan Administrator regarding the order, by submitting a written request to the Plan Administrator.

(c)
Within a reasonable period after receiving a Domestic Relations Order, the Plan Administrator shall determine whether it is a Qualified Domestic Relations Order and shall notify the Participant, each Alternate Payee and any designated representatives of the determination.

(d)
During the period in which the issue of qualified status is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. The separate accounting is for record keeping and a segregation of Fund assets is not required. The separately accounted amounts shall be treated in the following manner:

(i)
If the Domestic Relations Order (or a modification of it) is determined to be a Qualified Domestic Relations Order within 18 months of the date on which the first payment would be required to be made under the order, the Plan Administrator shall pay the amounts (including any interest) to the person or persons entitled to the payment.

(ii)
If the Domestic Relations Order is determined not to be a Qualified Domestic Relations Order or the issue is not resolved, within the 18-month period specified above, the Plan Administrator shall pay the amounts (including any interest) to the person or persons who would have been entitled to the amounts if there had been no order. In applying this provision, the Plan Administrator may delay payments for the full 18-month period, even if an earlier determination of non-qualified status is made, if the Plan Administrator has notice that the parties are attempting to remedy the order’s deficiencies.

(iii)	Any determination of qualified status that is made after the close of the 18-month period shall be applied prospectively only.

12.6    Other Rules

(a)
Effective on or after April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

(b)	A domestic relations order described in paragraph (a) of this Section is subject to the same requirements and protections that apply to Qualified Domestic Relations Orders.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1     No Alienation or Assignment

The right of any Participant or Beneficiary to any benefit or payment under the Account Balance Plan or Trust shall not be subject to voluntary or involuntary transfer, alienation or assignment. Further, to the fullest extent permitted by law, the right shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a Participant or Beneficiary attempts to assign, transfer or dispose of a right under the Account Balance Plan, or if any attempt is made to subject the right to such process, the assignment, transfer or disposition shall be null and void.

13.2     Adoption of Plan by Another Employer

Any other employer, whether an Affiliated Employer or not, may, with the approval of the Board of Directors of the Arrow Financial Corporation, adopt this Account Balance Plan pursuant to appropriate written resolutions of its board of directors. The adopting employer shall also execute such documents with the Trustee as may be necessary to make the other employer a party to the Trust. As part of its adopting resolutions, the other employer shall delegate authority to amend and terminate the Account Balance Plan to the Board of Directors of the Arrow Financial Corporation, and by its adoption and execution of this document, is deemed to have made the foregoing delegation.

13.3    Status of Employment Relations

The adoption and maintenance of the Account Balance Plan and Trust shall not be deemed to constitute a contract between the Employer and its Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing contained in the Account Balance Plan shall be deemed (a) to give to any Employee the right to be retained in the employ of the Employer, (b) to affect the right of the Employer to discipline or discharge any Employee at any time, (c) to give the Employer the right to require any Employee to remain in its employ, or (d) to affect any Employee’s right to terminate his employment at any time.

13.4     Benefits Payable by Trust

All Benefits payable under the Account Balance Plan shall be paid or provided for solely from the Trust. The Employer assumes no liability or responsibility for the payments.

13.5     Increases in Social Security Benefits

Increases in Social Security benefits or the taxable wage base subsequent to a Participant’s termination of employment or Retirement shall not cause a reduction in benefits under the Account Balance Plan.

13.6     Headings Not Part of This Plan

Headings of Articles and Sections are inserted only for convenience of reference, and shall not be considered in construing the Plan.

13.7     Gender and Number

Unless the context clearly requires a different meaning, the use of the masculine pronoun includes the feminine gender, and the singular number includes the plural (and vice versa).

13.8     Applicable Law

The Plan and Trust shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of New York, unless preempted by federal law.

ARTICLE XIV

AMENDMENT, MERGER AND TERMINATION

14.1    Amendment

(a)
The Board of Directors of the Arrow Financial Corporation may amend the Account Balance Plan at any time, and from time to time, pursuant to written resolutions and written amendments. However, no amendment shall have the effect of reducing the Account Balance Accrued Benefit of any Participant, except to the extent permitted under Section 412(c)(8) of the Code.

(b)
For purposes of this Section, an amendment that has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Account Balance Accrued Benefits.

(c)
In the case of a retirement-type subsidy, subsection (b) shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include qualified disability benefits, a medical benefit, a Social Security supplement, or a death benefit (including life insurance).

(d)
No amendment to the Account Balance Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

14.2    Termination of Account Balance Plan and Trust

(a)
The Employer contemplates that the Account Balance Plan shall be permanent and that the Employer shall be able to make contributions to the Account Balance Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Board of Directors of the Arrow Financial Corporation reserves the right to terminate either the Account Balance Plan, or both the Account Balance Plan and the Trust, at any time, pursuant to written resolutions and written amendments.

(b)
If the Board of Directors of the Arrow Financial Corporation makes a determination to terminate the Account Balance Plan and Trust, they shall be terminated as of the date specified in certified copies of resolutions delivered to the Plan Administrator and the Trustee.

14.3     Benefits upon Termination and Partial Termination

In the event of a termination or partial termination of the Account Balance Plan, any affected Participant’s Account Balance Accrued Benefit shall be nonforfeitable as of the date of such event to the extent funded. On termination of the Account Balance Plan, the Trustee will liquidate the assets held in the Fund. After payment of all expenses of liquidation, the Plan Administrator shall allocate the remainder of the Fund assets among Participants and Beneficiaries entitled to benefits, and cause them to be distributed by the Trustee, in accordance with Section 4044 and other applicable provisions of ERISA. Any residual assets of the Account Balance Plan remaining after the above allocation and distribution shall revert to the Employer, provided that all liabilities of the Account Balance Plan have been satisfied.

14.4     Merger, Consolidation or Transfer of Assets

Neither the Plan nor the Trust may be merged with any other plan or trust unless each Participant would receive a benefit immediately after the merger that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, if the Plan had then terminated. The pre-ceding sentence shall also apply to a consolidation or transfer of assets.

ARTICLE XV

TOP HEAVY PROVISIONS

15.1     Application
The provisions of this Article XV shall become effective in any Plan Year in which the Account Balance Plan is a Top Heavy Plan. The Account Balance Plan shall be a Top Heavy Plan with respect to a Plan Year if the Top Heavy Ratio exceeds 60%. However, notwithstanding the foregoing, the Account Balance Plan shall not be a Top Heavy Plan for any Plan Year in which the Account Balance Plan is part of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans if the Top Heavy Ratio for the group does not exceed 60%.

15.2     Top Heavy Ratio
For purposes of this Article XV, Top Heavy Ratio shall mean the following:

(a)
If the Employer does not maintain a defined contribution plan that covers an Employee in this Account Balance Plan, the Top Heavy Ratio is a fraction, the numerator of which is the sum of the present value of accrued benefits for all Key Employees under this Account Balance Plan and all other defined benefit plans maintained by the Employer in which a Key Employee participates as of the Determination Date, and the denominator of which is the sum of present value of accrued benefits under this Account Balance Plan and such other defined benefit plans on that date. Both the numerator and the denominator are increased to reflect any distributions during the one-year period ending on the Determination Date with respect to an Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code, or a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(b)
If the Employer maintains one or more defined contribution plans which cover a Key Employee who participates in this Account Balance Plan, the Top Heavy Ratio is a fraction, the numerator of which is the sum of account balances for all Key Employees under the defined contribution plans sponsored by the Employer which cover a Key Employee and the present value of accrued benefits for all Key Employees under this Plan and all other defined benefit plans sponsored by the Employer which cover a Key Employee, and the denominator of which is the sum of the account balances under this Account Balance Plan and all other defined benefit plans sponsored by the Employer and the present value of accrued benefits under this Account Balance Plan and all other defined benefit plans sponsored by the Employer all calculated as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution made in the applicable one-year period or five-year period, as described in (a) above, ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12 month period ending on the Determination Date. The account balances and accrued benefits of an Employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations there under. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of an individual who is not a Key Employee under a defined benefit plan shall be (1) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Corporate Group, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.
15.3    Definitions
The capitalized terms used in this Article XV shall have the following meanings:

(a)	“Determination Date” with respect to any Plan Year shall mean the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

(b)
“Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the plan year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued there under.

(c)
“Permissive Aggregation Group of Plans” shall mean the Required Aggregation Group of Plans plus any other plan or plans of the Employer which, when considered together with the Required Aggregation Group of Plans, would continue to satisfy the requirement of Section 401(a)(4) and 410 of the Code.

(d)	“Required Aggregation Group of Plans” shall mean:

(i)	each qualified plan of the Employer in which at least one Key Employee participates; and

(ii)	any other qualified plan of the Employer which enables a plan described in (i) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(a)
“Top Heavy Average Compensation” shall mean the average of an individual’s annual total pay (as described in Treasury Regulation Section 1.415-2(d)(2)) received from an Employer over any five consecutive Plan Years that produces the highest average; provided, however, that years beginning after the end of the last Plan Year in which the Plan was a Top Heavy Plan shall be disregarded.

15.4     Applicable Limitations if Top Heavy

(a)	For any Plan Year in which the Account Balance Plan is a Top Heavy Plan, the following shall apply:

(i)
Notwithstanding any other provision in this Account Balance Plan except (ii) and (iii) below, each Employee who is not a Key Employee will accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at his Normal Retirement Date) of not less than 2% of his Top Heavy Average Compensation multiplied by the number of his years of Service (up to a maximum of 20%). The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Account Balance Plan provisions, the Employee would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because of (1) the Plan’s provisions for integration with Social Security, or (2) the Employee’s failure to make mandatory employee contributions.

(ii)
The provisions in (i) above shall not apply to any Employee who does not have at least 1,000 Hours of Service for the Plan Year. Furthermore, no additional benefit accruals shall be provided pursuant to (i) above to the extent that the total accruals on behalf of the Employee attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at Normal Retirement Date that equals or exceeds 20% of the Employee’s Top Heavy Average Compensation.

(iii)
The provisions in (i) above shall not apply to any Employee to the extent that the Employee is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to top heavy plans will be met in the other plan or plans.

(b)
If, for any reason other than death, disability or retirement, an Employee shall incur a break in service before the completion of five years of service for vesting purposes, then in lieu of the benefit that would otherwise be provided, he shall be entitled to a benefit equal to (i) multiplied by (ii) multiplied by (iii) where:

(i)
equals the monthly Retirement Benefit he would be entitled to at his Normal Retirement Date under the terms of the Plan then in effect on the date of his termination, if he continued in Service until his Normal Retirement Date and he continued to earn annually until his Normal Retirement Date the same rate of compensation as he was earning at the time of his termination.

(ii)
equals a fraction not exceeding one (1), the numerator of which is the Employee’s total years of participation in the Plan at termination, and the denominator of which is the total years of participation he would have if he terminated upon his Normal Retirement Date; and

(iii)	equals a percentage, according to the following chart, based on the years of Service for vesting purposes:
Years of Service         Percentage

fewer than 3                  0%
3 or more                 100%

If the Plan ceases to be Top Heavy, then this Subparagraph (b) shall no longer be applicable except as follows:

(1)	the percentage of an Employee’s accrued benefit that was nonforfeitable before the Account Balance Plan ceased to be Top Heavy must remain nonforfeitable; and

(2)
an Employee who has completed three or more years of Service for vesting purposes may, after the Plan ceases to be a Top Heavy Plan, elect to have his accrued benefit determined according to the above provisions of this Subparagraph (b). For purposes of this Subparagraph (b) the vesting election period begins on the date the Plan ceases to be a Top Heavy Plan and ends 60 days following that date, or the date the Employee is given written notice that the Account Balance Plan is no longer a Top Heavy Plan, whichever is later.

An election pursuant to this Subparagraph (b) may be made only by an individual who is an Employee at the time of such an election and shall be irrevocable.

ARTICLE XVI

BENEFIT RESTRICTIONS UNDER CODE SECTION 436
16.1    Benefit Restrictions Under Code Section 436

(a)    Effective Date and Application
(1)    Effective Date. The provisions of this Section generally apply to Plan Years beginning after December 31, 2007. However, the effective dates of the provisions relating to Regulation Section 1.436‑1 are applicable to Plan Years beginning on or after January 1, 2010. For Plan Years beginning after December 31, 2007 and prior to January 1, 2010, the provisions of Code Section 436 are incorporated herein by reference.
(2)    Interpretation of Provisions. The limitations imposed on the Plan by this Section shall be interpreted and administered in accordance with Code Section 436 and Regulation Section 1.436‑1.
(3)    Valuation date other than first day of Plan Year. For Plans that have a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Section will be applied in accordance with Regulations.
(b)    Funding‑Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits
(1)    In general. If a Participant is entitled to an "unpredictable contingent event benefit" payable with respect to any event occurring during any Plan Year, then such benefit shall not be paid if the "adjusted funding target attainment percentage" for such Plan Year (A) is less than sixty percent (60%) or, (B) sixty percent (60%) or more, but would be less than sixty percent (60%) percent if the "adjusted funding target attainment percentage" were redetermined applying an actuarial assumption that the likelihood of occurrence of the "unpredictable contingent event" during the Plan Year is one hundred percent (100%).
(2)    Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(iii).
(c)    Limitations on Plan Amendments Increasing Liability for Benefits
(1)    In general. No amendment to the Plan which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the "adjusted funding target attainment percentage" for such Plan Year is:

(A)	less than eighty percent (80%), or

(B)
eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the "adjusted funding target attainment percentage."

(2)    Exemption if contribution is made. Paragraph (c)(1) above shall cease to apply with respect to a Plan amendment upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(iv).
(3)    Exception for certain benefit increases. The limitation set forth in Paragraph (1) does not apply to any amendment to the Plan that provides a benefit increase under a plan formula that is not based on Compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment. Paragraph (1) shall not apply to any other amendment permitted under Regulation Section 1.436‑1(c)(4).
(d)    Limitations on Accelerated Benefit Distributions
(1)    Funding percentage less than sixty percent (60%). Notwithstanding any other provisions of the Plan, if the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date." and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment." The limitation set forth in this Section (d)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant.
(2)    Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a "prohibited payment" with an "annuity starting date" that occurs during any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law. The preceding sentence shall not apply to payments made within a Plan Year with an "annuity starting date" that occurs on or after the date on which the enrolled actuary of the Plan certifies that the "adjusted funding target attainment percentage" of the Plan is not less than one hundred percent (100%). In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment," except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's "adjusted funding target attainment percentage" for that Plan Year is not less than one hundred percent (100%). The limitation set forth in this Section (d)(2) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
(3)    Limited payment if funding percentage at least sixty percent (60%) but less than eighty percent (80%).

(A)
In general. Notwithstanding any other provisions of the Plan, if the Plan's "adjusted funding target attainment percentage" for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%) (or would be less than eighty percent (80%) to the extent described in Section (c) of this Section, then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay any "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date," and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment." The preceding sentence shall not apply if the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a "prohibited payment" (which portion is determined under paragraph (B)(ii) below) does not exceed the lesser of:

(i)    fifty percent (50%) of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the "prohibited payment"; or
(ii)    one hundred percent (100%) of the PBGC maximum benefit guarantee amount (as defined in Regulation Section 1.436‑1(d)(3)(iii)(C)).
The limitation set forth in this Section (d)(3) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(B)	Bifurcation if optional form unavailable.
(i)    Requirement to offer bifurcation. If an optional form of benefit that is otherwise available under the terms of the plan is not available as of the "annuity starting date" because of the application of this Section (d)(3), then the Participant or Beneficiary may elect to:
(1)    Receive the unrestricted portion of that optional form of benefit (determined under the rules of Regulation Section 1.436‑1(d)(3)(iii)(D)) at that "annuity starting date," determined by treating the unrestricted portion of the benefit as if it were the Participant's or Beneficiary's entire benefit under the plan;
(2)    Commence benefits with respect to the Participant's or Beneficiary's entire benefit under the Plan in any other optional form of benefit available under the Plan at the same "annuity starting date" that satisfies Sections (d)(3)(A)(i) or (ii) above; or
(3)    Defer commencement of the payments in accordance with any general right to defer commencement of benefits under the Plan.
(ii)    Rules relating to bifurcation. If the Participant or Beneficiary elects payment of the unrestricted portion of the benefit as described in Regulation Section 1.436‑1(d)(3)(ii)(A)(1), then the Participant or Beneficiary may elect payment of the remainder of the Participant's or Beneficiary's benefits under the Plan in any optional form of benefit at that "annuity starting date" otherwise available under the Plan that would not have included a "prohibited payment" if that optional form applied to the entire benefit of the Participant or Beneficiary. The rules of Regulation Section 1.417(e)‑1 are applied separately to the separate optional forms for the "unrestricted portion of the benefit" and the remainder of the benefit (the restricted portion).
(iii)     Plan alternative that anticipates election of payment that includes a "prohibited payment." With respect to every optional form of benefit that includes a "prohibited payment" and that is not permitted to be paid under Regulation Section 1.436‑1(d)(3)(i), for which no additional information from the Participant or Beneficiary (such as information regarding a Social Security leveling optional form of benefit) is needed to make that determination, rather than wait for the Participant or Beneficiary to elect such optional form of benefit, the Plan will provide for separate elections with respect to the restricted and unrestricted portions of that optional form of benefit.

(C)	Other Rules.
(i)    One time application. Only one "prohibited payment" meeting the requirements of subparagraph (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under Regulation Section 1.436‑1(d) apply.
(ii)    Treatment of Beneficiaries. For purposes of this subparagraph (d)(3), benefits provided with respect to a Participant and any Beneficiary of the Participant (including an alternate payee, as defined in Code
Section 414(p)(8)) are aggregated. If the only benefits paid under the plan with respect to the Participant are death benefits payable to the Beneficiary, then the determination of the "prohibited payment" is applied by substituting the lifetime of the Beneficiary for the lifetime of the Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, then the "unrestricted amount" is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Participant or the alternate payee provides otherwise.
(iii)     Treatment of annuity purchases and plan transfers. This paragraph (d)(3)(C)(iii) applies for purposes of applying paragraph (d)(3)(A) and determining the unrestricted portion of a payment. In the case of a prohibited payment described in Regulation Section 1.436‑1(j)(6)(i)(B) (relating to purchase from an insurer), the present value of the portion of the benefit that is being paid in a prohibited payment is the cost to the plan of the irrevocable commitment and, in the case of a prohibited payment described in Regulation Section 1.436‑1(j)(6)(i)(C) (relating to certain plan transfers), the present value of the portion of the benefit that is being paid in a prohibited payment is the present value of the liabilities transferred (determined in accordance with Code Section 414(l)). In addition, the present value of the accrued benefit is substituted for the present value of the benefit payable in the optional form of benefit that includes the prohibited payment in Regulation Section 1.436‑1(d)(3)(i)(A).
(4)    Exception. This Section (d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.
(5)    Right to delay commencement. If a Participant or Beneficiary requests a distribution in an optional form of benefit that includes a "prohibited payment" that is not permitted to be paid under Subsections (d)(1), (d)(2), or (d)(3) of this Section, then the Participant retains the right to delay commencement of benefits in accordance with the terms of the Plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).
(e)    Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls
(1)    In general. If the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the "Section 436 measurement date." In addition, if the Plan is required to cease benefit accruals under this Section (e), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(2)    Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(v).

(3)    Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on
October 1, 2008, and ending on September 30, 2009, the provisions of (e)(1) above shall be applied by substituting the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year for such percentage for such Plan Year, but only if the "adjusted funding target attainment percentage" for the preceding year is greater.
(f)    Methods to Avoid or Terminate Benefit Limitations
See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Regulation Section 1.436‑1(f) for rules relating to Employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections (b), (c) and (d) of this Section for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections (b), (c) and (d) of this Section for a Plan Year include Employer contributions and elections to increase the amount of plan assets which are taken into account in determining the "adjusted funding target attainment percentage," making an Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.
(g)    Special Rules
(1)    Rules of operation for periods prior to and after certification of Plan's "Adjusted Funding Target Attainment Percentage."
(i)    In General. Code Section 436(h) and Regulation Section 1.436‑1(h) set forth a series of presumptions that apply (A) before the Plan's enrolled actuary issues a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year and (B) if the Plan's enrolled actuary does not issue a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to Regulation
Section 1.436‑1(h)(4)(ii) but does not issue a certification of the specific "adjusted funding target attainment percentage" for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Regulation Section 1.436‑1(h) applies to the Plan, the limitations under Sections (b), (c), (d) and (e) of this Section are applied to the Plan as if the "adjusted funding target attainment percentage" for the Plan Year were the presumed "adjusted funding target attainment percentage" determined under the rules of Code Section 436(h) and Regulation Section 1.436‑1(h)(1), (2), or (3). These presumptions are set forth in the following subsections.
(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Sections (b), (c), (d) and (e) of this Section applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the "adjusted funding target attainment percentage" for the Plan for the current Plan Year, or, if earlier, the date subsection (iii) or (iv) below applies to the Plan:
(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be the "adjusted funding target attainment percentage" in effect on the last day of the preceding Plan Year; and
(2)    The first day of the current Plan Year is a "Section 436 measurement date."

(iii) Presumption of Underfunding Beginning First Day of 4th Month. If the Plan's enrolled actuary has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 4th month of the Plan Year and the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year was either at least sixty percent (60%) but less than seventy percent (70%) or at least eighty percent (80%) but less than ninety percent (90%), or is described in Regulation Section 1.436‑1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the "adjusted funding target attainment percentage" for the Plan for the current Plan Year, or, if earlier, the date subsection (iv) below applies to the Plan:
(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year reduced by ten (10) percentage points; and
(2)    The first day of the 4th month of the current Plan Year is a "Section 436 measurement date."
(iv)    Presumption of Underfunding On and After First Day of 10th Month. If the Plan's enrolled actuary has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to Regulation Section 1.436‑1(h)(4)(ii) but has not issued a certification of the specific "adjusted funding target attainment percentage" for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:
(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be less than sixty percent (60%); and
(2)    The first day of the 10th month of the current Plan Year is a "Section 436 measurement date."
(2)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(i)    The limitations in Sections (b), (c) and (e) of this Section do not apply to a new Plan for the first five (5) Plan Years of the Plan, determined under the rules of Code Section 436(i) and Regulation Section 1.436‑1(a)(3)(i).
(ii)    Plan Termination. The limitations on "prohibited payments" in Sections (b) and (d) of this Section do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section do not cease to apply as a result of termination of the Plan.
(iii)     Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections (b) and (d) of this Section do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This paragraph (iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(iv)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under this Section (g) apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year, the limitations under Sections (b) and (c) of this Section shall be based on the inclusive presumed "adjusted funding target attainment percentage" for the Plan, calculated in accordance with the rules of Regulation Section 1.436‑1(g)(2)(iii).
(3)    Special Rules Under PRA 2010.
(i)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section (d) of this Section apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the "adjusted funding target attainment percentage" for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) and any Regulation or other published guidance thereunder issued by the Internal Revenue Service.
(ii)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section (e) of this Section applies to the Plan, the "adjusted funding target attainment percentage" for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2012), if applicable).
(4)    Special Rules under MAP‑21. The Plan may use the special rules relating to pension funding stabilization as set forth in the provisions of the Moving Ahead for Progress in the 21st Century Act (MAP‑21) and as provided by guidance issued in Regulations or other guidance from the Internal Revenue Service, such as Notice 2012‑61.
(5)    Multiple Employer Plans. For a multiple employer plan to which Code Section 413(c)(4)(A) applies, including a plan for which the election described in Code Section 413(c)(4)(B) has been made, the rules in this Section apply separately to each Employer under the Plan, as if each such Employer maintained a separate plan. For a multiple employer plan to which Code Section 413(c)(4)(A) does not apply, the rules in this Section apply as if all Participants in the Plan are employed by a single Employer.
(6)    Notice Requirement. See ERISA Section 101(j) for rules requiring the Plan Administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Subsection (b)(1), (d)(1), (d)(2) or (d)(3) of this Section.
(h)    Treatment of Plan as of Close of Prohibited or Cessation Period
(1)    Application to prohibited payments and accruals.
(i)    Resumption of prohibited payments. If a limitation on "prohibited payments" under Section (d) of this Section applied to a Plan as of a "Section 436 measurement date," but that limit no longer applies to the Plan as of a later "Section 436 measurement date," then the limitation does not apply to benefits with "annuity starting dates" that are on or after that later "Section 436 measurement date."
In addition, after the Code "Section 436 measurement date" on which the limitation on "prohibited payments" under Section (d)(1) and (d)(3) cease to apply to the Plan, any Participant or Beneficiary who had an "annuity starting date" within the period during which that limitation applied to the Plan is permitted to make a new election (within 90 days after the "Section 436 measurement date" on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new "annuity starting date" to be changed to a single sum payment for the remaining value of the Participant or Beneficiary's benefit under the Plan, subject to the other rules in this Section and applicable requirements of Code Section 401(a), including spousal consent.

(ii)    Resumption of benefit accruals. If a limitation on benefit accruals under Section (e) of this Section applied to the Plan as of a "Section 436 measurement date," but that limitation no longer applies to the Plan as of a later "Section 436 measurement date," then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later "Section 436 measurement date," except to the extent that the Plan provides that benefit accruals will not resume when the limitation ceases to apply. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204‑2(c) and (d).
In addition, benefit accruals that were not permitted to accrue because of the application of Section (e) of this Section shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan's enrolled actuary certifies that the "adjusted funding target attainment percentage" for the Plan Year would not be less than sixty percent (60%) taking into account any restored benefit accruals for the prior Plan Year.
(2)    Shutdown and other "unpredictable contingent event benefits." If an "unpredictable contingent event benefit" with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitations of Section (b) of this Section, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulation Section 1.436‑1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section (b) of this Section). If the "unpredictable contingent event benefit" does not become payable during the same Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(3)    Treatment of Plan amendments that do not take effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section (c) or (e) of this Section, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulation Section 1.436‑1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(i)    Definitions
(1)    Adjusted funding target attainment percentage. The term "adjusted funding target attainment percentage" means the adjusted funding target attainment percentage as defined in Regulation Section 1.436‑1(j)(1).
(2)    Annuity starting date. The term "annuity starting date" means the annuity starting date as defined in Regulation Section 1.436‑1(j)(2).
(3)    Prohibited payment. The term "prohibited payment" means a prohibited payment as defined in Regulation Section 1.436‑1(j)(6).
(4)    Section 436 measurement date. The term "Section 436 measurement date" means the section 436 date as defined in Regulation Section 1.436‑1(j)(8).
(5)    Unpredictable contingent event benefit. The term "unpredictable contingent event benefit" means an unpredictable contingent event as defined in Regulation Section 1.436-1(j)(9).

IN WITNESS WHEREOF, this Plan, including the Appendix A Plan, has been executed on this 31st day of October, 2012.

Arrow Financial Corporation

By: /s/ Thomas J. Murphy
Employer
Title: President

Glens Falls National Bank and Trust Company

By: /s/ Thomas J. Murphy
Trustee
Title: President

Attest: /s/ Peter Lareau

EXHIBIT I
DEFINITION OF ACTUARIAL EQUIVALENT

The interest rate, mortality table and other factors, if any, applicable for purposes of determining an Actuarial Equivalent benefit under Account Balance Plan Section 1.4 shall be determined in accordance with the applicable section of this Exhibit I, below.

For purposes of this Exhibit I, “Applicable Mortality Table” means the mortality table prescribed by the Code Section 417(e).
Also for purposes of this Exhibit I, “Applicable Interest Rate” means, for a Plan Year, the annual rate of interest determined by applicable interest rate described by Code Section 417(e) after its amendment by PPA. Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) determined as of the second calendar month preceding the first day of the Plan Year during which the Annuity Starting Date occurs. For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:
(a)    Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and
(b)    Code Section 430(h)(2)(G)(i)(II) were applied by substituting "Section 417(e)(3)(A)(ii)(II) for "Section 412(b)(5)(B)(ii)(II)," and
(c)    The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

1.
Opening Account Balance - For purposes of determining the Actuarially Equivalent present value as of January 1, 2003 of a Participant’s Accrued Benefit (as such term is defined in Section 1.1 of the Appendix A Plan) as of December 31, 2002 to establish a Participant’s Opening Account Balance under this Account Balance Plan (See Section 1.33(a) of the Account Balance Plan), Actuarial Equivalence will be based upon the following:

Mortality:	Applicable Mortality Table

Interest:	4.75%

2.
Conversion of Account to Account Balance Accrued Benefit - For purposes of determining a Participant’s Account Balance Accrued Benefit, as defined in Section 1.2 of the Account Balance Plan, Actuarial Equivalence will be based upon the following:

Mortality:	Applicable Mortality Table

Interest:	Applicable Interest Rate
This determination is made by projecting the Participant’s Account to his Normal Retirement Date using the Interest Credit Rate in effect as of the determination date, and then converting the projected Account at Normal Retirement Date to the Account Balance Accrued Benefit using the Applicable Mortality Table and Applicable Interest Rate in effect as of the determination date.

3.
Optional Forms - For purposes of converting the Normal Form (single life annuity) to an Actuarially Equivalent optional form of payment under the Account Balance Plan, other than a lump sum, Actuarial Equivalence will be based upon the following:

Mortality:	50/50 blend of male and female rates from RP-2000 Combined Healthy Mortality Table with White Collar adjustment

Interest:	7.50%

4.
Reduction for Early Retirement Benefit Payments Beginning Prior to Normal Retirement Age (and actuarial reduction of IRC Section 415 dollar limit) - A Participant who has satisfied the requirements for early retirement as stated in Section 4.3 of the Account Balance Plan, shall have his Account Balance Accrued Benefit reduced by one-quarter of one percent (1/4%) for each full month prior to Normal Retirement Date that such benefit is paid. A Participant who has satisfied the requirements for early benefit commencement as stated in Section 5.2 of the Account Balance Plan, shall have his Account Balance Accrued Benefit reduced by 1/180 for each of the first 60 months and by 1/360 for each of the next 60 months by which his Benefit Commencement Date precedes his Normal Retirement Date.

5.
Actuarial increase of IRC Section 415 dollar limit - For purposes of converting a Participant’s Account Balance Accrued Benefit to an Actuarially Equivalent Normal Form annuity at his Benefit Commencement Date, Actuarial Equivalence will be based upon the following:

Mortality:	50/50 blend of male and female rates from RP-2000 Combined Healthy Mortality Table with White Collar adjustment
Interest:    7.50%

6.	Other Actuarial Equivalence Determinations - The Applicable Interest Rate and the Applicable Mortality Table shall be used for all other Actuarial Equivalence determinations.

7.
Minimum Lump Sum - Notwithstanding any Plan provision to the contrary, any lump sum benefit payable under the Plan shall not be less than the present value of the vested Account Balance Accrued Benefit as determined in accordance with Section 1.2 of the Plan and valued under the conversion assumptions provided for in Section 2 of this Exhibit 1.

In the event this Exhibit is amended, the Actuarial Equivalent of a Participant's Accrued Benefit on or after the date of change shall be determined (unless otherwise permitted by law or Regulation) as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

EXHIBIT II
LISTED OPENING ACCOUNT BALANCES

Opening Account Balance
Listed Participant                         as of January 1, 2003

Thomas Hoy                                 $1,917,371.61
John Murphy                                $1,268,624.43

APPENDIX A PLAN

APPENDIX A PLAN
TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
ARTICLE II
ADMINISTRATION
2.1    POWERS AND RESPONSIBILITIES OF THE EMPLOYER    10
2.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY    10
2.3    POWERS AND DUTIES OF THE ADMINISTRATOR    10
2.4    RECORDS AND REPORTS    11
2.5    APPOINTMENT OF ADVISERS    11
2.6    PAYMENT OF EXPENSES    11
2.7    CLAIMS PROCEDURE    11
2.8    CLAIMS REVIEW PROCEDURE    11
ARTICLE III
ELIGIBILITY
3.1    CONDITIONS OF ELIGIBILITY    12
3.2    EFFECTIVE DATE OF PARTICIPATION    12
3.3    DETERMINATION OF ELIGIBILITY    12
3.4    CESSATION OF ELIGIBILITY    12
3.5    REHIRED EMPLOYEES AND BREAKS IN SERVICE    12
3.6    ELECTION NOT TO PARTICIPATE    13
3.7    OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE    13
ARTICLE IV
CONTRIBUTION AND VALUATION
4.1    PAYMENT OF CONTRIBUTIONS    13
4.2    ACTUARIAL METHODS    13
4.3    QUALIFIED MILITARY SERVICE    14
ARTICLE V

BENEFITS
5.1    RETIREMENT BENEFITS    14
5.2    MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN    17
5.3    PAYMENT OF RETIREMENT BENEFITS    17
5.4    DISABILITY RETIREMENT BENEFITS    17
5.5    DEATH BENEFITS    18
5.6    TERMINATION OF EMPLOYMENT BEFORE RETIREMENT    18
5.7    DISTRIBUTION OF BENEFITS    19
5.8    DISTRIBUTION OF BENEFITS UPON DEATH    22
5.9    MINIMUM DISTRIBUTION REQUIREMENTS    22
5.10 TIME OF SEGREGATION OR DISTRIBUTION    27
5.11 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY    27
5.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN    27
5.13 EFFECT OF SOCIAL SECURITY ACT    27
5.14 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION    27
5.15 LIMITATION OF BENEFITS ON TERMINATION    28
5.16 DIRECT ROLLOVER    28
5.17 BENEFIT RESTRICTIONS UNDER CODE SECTION 436    29
ARTICLE VI
CODE SECTION 415 LIMITATIONS
6.1    ANNUAL BENEFIT    36
6.2    MAXIMUM ANNUAL BENEFIT    36
6.3    ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS    37
6.4    ANNUAL BENEFIT NOT IN EXCESS OF $10,000    39
6.5    OTHER RULES    39
ARTICLE VII
PLAN AMENDMENT
7.1    AMENDMENT    40
ARTICLE VIII
PLAN TERMINATION

8.1    TERMINATION OF PLAN WHILE COVERED BY PBGC    40
8.2    TERMINATION OF PLAN IF NOT COVERED BY PBGC    42
8.3    LIMITATION OF BENEFITS ON PLAN TERMINATION    42
ARTICLE IX
MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
9.1    MERGER, CONSOLIDATION, AND TRANSFER REQUIREMENTS    42
ARTICLE X
TOP‑HEAVY
10.1 TOP HEAVY PLAN REQUIREMENTS    43
10.2 DETERMINATION OF TOP HEAVY STATUS    43
ARTICLE XI
MISCELLANEOUS
11.1 PARTICIPANT'S RIGHTS    44
11.2 ALIENATION    45
11.3 CONSTRUCTION OF PLAN    45
11.4 GENDER AND NUMBER    45
11.5 LEGAL ACTION    45
11.6 PROHIBITION AGAINST DIVERSION OF FUNDS    45
11.7 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE    46
11.8 INSURER'S PROTECTIVE CLAUSE    46
11.9 RECEIPT AND RELEASE FOR PAYMENTS    46
11.10 ACTION BY THE EMPLOYER    46
11.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY    46
11.12 HEADINGS    46
11.13 APPROVAL BY INTERNAL REVENUE SERVICE    46
11.14 UNIFORMITY    46
11.15 ELECTRONIC MEDIA    47
11.16 PLAN CORRECTION    47
ARTICLE XII
PARTICIPATING EMPLOYERS

12.1 ADOPTION BY OTHER EMPLOYERS    47
12.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS    47
12.3 DESIGNATION OF AGENT    47
12.4 EMPLOYEE TRANSFERS    47
12.5 AMENDMENT    48
12.6 DISCONTINUANCE OF PARTICIPATION    48
12.7 PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS 48
12.8 TOP‑HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS    48
12.9 SERVICE    48
12.10 REQUIRED BEGINNING DATE    48
12.11 ADMINISTRATOR'S AUTHORITY    48

The Arrow Financial Corporation Employees' Pension Plan and Trust

W I T N E S S E T H:

WHEREAS, the terms of this Appendix A Plan shall apply only to Plan Participants who had separated from service with the Employer prior to January 1, 2003, or any employed Plan Participants as of December 31, 2002 who made the irrevocable election to remain covered under the terms of this Appendix A Plan.

NOW, THEREFORE, effective January 1, 2012, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Appendix A Plan in its entirety and restates the Appendix A Plan to provide as follows:

ARTICLE I
DEFINITIONS

1.1    "Accrued Benefit" means the retirement benefit a Participant is entitled to receive pursuant to the retirement benefit formula set forth in Section 5.1. In the event a Participant terminates employment prior to Normal Retirement Date, the Participant's Accrued Benefit shall be equal to the amount determined under the retirement benefit formula computed as of the Participant's date of termination of employment.

For Plan Years beginning before Code Section 411 is applicable hereto, a Participant's Accrued Benefit shall be the greater of that provided by the Plan, or 1/2 of the benefit which would have accrued had the provisions of this Section been in effect. In the event the Accrued Benefit as of the effective date of Code Section 411 is less than that provided by this Section, such difference shall be accrued pursuant to this Section.

Notwithstanding anything herein to the contrary, a Participant's Accrued Benefit attributable to the retirement benefit formula at the close of any Plan Year coinciding with or next following the Participant's attainment of Normal Retirement Age shall be equal to the monthly retirement benefit formula determined pursuant to Section 5.1(d) based upon service and Average Monthly Compensation determined at the close of any such Plan Year.

Notwithstanding the above, a Participant's Accrued Benefit derived from Employer contributions shall not be less than the minimum Accrued Benefit, if any, provided pursuant to Section 5.2.

1.2    "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3    "Actuarial Equivalent" means a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using Pre‑Retirement Table: 50/50 blend of male and female rates from RP-2000 Combined Healthy Mortality Table with White Collar adjustment; Post‑Retirement Table: 50/50 blend of male and female rates from RP-2000 Combined Healthy Mortality Table with White Collar adjustment, Pre‑Retirement Interest: 7.5; and Post‑Retirement Interest: 7.5. 1.3 p.1

Notwithstanding the foregoing, the mortality table and the interest rate for the purposes of determining an Actuarial Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre‑Retirement Survivor Annuity, the life of the surviving spouse) shall be the mortality table and the interest rates specified above or the "Applicable Mortality Table" and the "Applicable Interest Rate" described below, whichever produces the greater benefit:

(a)    The "Applicable Mortality Table" means the mortality table prescribed by Code Section 417(e)(3). For any distribution with an Annuity Starting Date on or after the effective date of these Subsections and before the adoption date of these Subsections, if application of the amendment as of the Annuity Starting Date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payments made before the adoption date of these Subsections. However, the amount of any such reduction that is required under Code Section 415(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant.

(b)    With respect to benefits with an Annuity Starting Date on or after January 1, 2008, the "Applicable Interest Rate" means the rate of interest determined by applicable interest rate described by Code Section 417(e) after its amendment by PPA. Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) determined as of the second calendar month preceding the first day of the Plan Year during which the Annuity Starting Date occurs. For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:

(1)    Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and

(2)    Code Section 430(h)(2)(G)(i)(II) were applied by substituting "Section 417(e)(3)(A)(ii)(II) for "Section 412(b)(5)(B)(ii)(II)," and

(3)    The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

In the event this Section is amended, the Actuarial Equivalent of a Participant's Accrued Benefit on or after the date of change shall be determined (unless otherwise permitted by law or Regulation) as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

1.4    "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer. "Administrator" also includes any Qualified Termination Administrator (QTA) that has assumed the responsibilities of the Administrator in accordance with guidelines set forth by the Department of Labor.

1.5    "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.6    "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, used to determine Top Heavy Plan status under the provisions of a defined contribution plan included in any Aggregation Group (as defined in Section 10.2).

1.7    "Anniversary Date" means January 1st.

1.8    "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

1.9    "Average Monthly Compensation" means the monthly Compensation of a Participant averaged over the 60 consecutive calendar months, including periods prior to the Effective Date of the Plan, which produce the highest monthly average within the last 120 completed months of employment. If a Participant has less than 60 consecutive calendar months of service from date of employment to date of termination, the Participant's Average Monthly Compensation will be based on the Participant's monthly Compensation during the Participant's months of service from date of employment to date of termination. Compensation subsequent to cessation of participation pursuant to Section 3.4 shall not be recognized.1.9 p.2

1.10    "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's interest in the Plan is payable. Section 5.5 contains a definition of "designated Beneficiary" for purposes of that Section.1.10 p.2

1.11    "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.12    "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year (the "determination period") for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation for any Self‑Employed Individual shall be equal to such individual's Earned Income. Furthermore, the benefits accrued on behalf of any Owner‑Employee shall be made only with respect to the Earned Income for such Owner‑Employee which is derived from the trade or business with respect to which such Plan is established. Notwithstanding the foregoing, if compensation for any prior determination period is taken into account in determining a Participant's benefits for the current Plan Year, Compensation means compensation determined pursuant to the terms of the Plan then in effect. 1.12 p.2

Compensation Adjustments. For purposes of this Section, the determination of Compensation shall be made by:

(a)    including amounts which are contributed by the Employer pursuant to a salary reduction agreement under the provisions of the Senior Officers Deferred Compensation Plan of Arrow Financial Corporation and which are not includible in the gross income of the Participant.

(b)    including Military Differential Pay effective for Plan Years beginning after December 31, 2008.

(c)    including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(d)    making the following adjustments for amounts that are paid after a Participant's severance from employment with the Employer and by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Compensation, even if payment is made within the time period specified above.

(1)    Regular pay. Compensation shall include regular pay after severance of employment if:

(i)    The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)    The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(2)    Leave cashouts. Leave cash‑outs shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer, and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)    Deferred Compensation. Deferred compensation shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer maintaining the Plan, and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(4)    Salary continuation payments for military service Participants. Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service shall be excluded from Compensation for Plan Years beginning prior to January 1, 2009.

(5)    Salary continuation payments for disabled Participants. Compensation excludes compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Compensation Limit. The Compensation of each Participant taken into account in determining benefit accruals, shall not exceed $200,000 (or such other amount provided in the Code). Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the determination period beginning with or within such calendar year. For any short determination period, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the determination period begins multiplied by the ratio obtained by dividing the number of full months in the short determination period by twelve (12).

1.13    "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.14    "Covered Compensation" with respect to any Participant for a Plan Year means the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35‑year period (regardless of the Participant's year of birth) ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. The determination of each Participant's Covered Compensation shall be made with reference to Regulation 1.401(l)‑1(c)(7). A Participant's Covered Compensation shall be adjusted each Plan Year and no increase in Covered Compensation shall decrease a Participant's Accrued Benefit. In determining the Participant's Covered Compensation for a Plan Year, the Taxable Wage Base for all calendar years beginning after the first day of the Plan Year is assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year before the 35‑year period described above is the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year after the 35‑year period described above is the Participant's Covered Compensation for the Plan Year during which the 35‑year period ends. Any change in a Participant's Covered Compensation shall not cause any reduction in the Participant's Accrued Benefit. 1.14 p.3

1.15    "Earliest Retirement Age" means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

1.16    "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or next following the date on which a Participant attains age 55, and has completed at least 10 Periods of Service with the Employer (Early Retirement Age), or has completed at least 25 Periods of Service with the Employer regardless of age. A Participant shall become fully Vested upon satisfying this requirement if still employed at Early Retirement Age.1.16 p.3

A Participant who separates from service after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his or her vested retirement benefits under this Plan.

1.17    "Earned Income" means with respect to a Self‑Employed Individual, the net earnings from self‑employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income‑producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by the Self‑Employed Individual to a qualified Plan to the extent deductible under Code Section 404. In addition, net earnings shall be determined with regard to the deduction allowed to the Self‑Employed Individual by Code Section 164(f).

If any combination of bonuses, commissions, tips, overtime, moving expenses, fringe benefits, or any other element of compensation is excluded from Compensation for the purpose of determining any contribution, then for the purpose of determining the amount of such contribution on behalf of any Self‑Employed Individual, such person's Earned Income will be reduced in the same proportion that the "includible compensation" of "common law participants" bears to the "total compensation" of all "common law participants."

For purposes of the preceding paragraph, "common law participant" means a Participant who is neither a Highly Compensated Employee nor a Self‑Employed Individual, "includible compensation" means the amount of Compensation taken into account in determining the amount of such contribution for "common law participants," and "total compensation" means the amount of Compensation that would have been taken into account in determining such contribution for "common law participants" if (1) no element of Compensation had been excluded in determining such contribution, and (2) all of the following are included in Compensation: any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

However, to the extent that the amount of "includible compensation" for "common law participants" includes any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, then those amounts shall be added back to Earned Income after making the adjustment described in the preceding paragraph.

1.18    "Eligible Employee" means any Employee of the Employer and Affiliated Employers Glens Falls National Bank and Trust Company and Saratoga National Bank, except as provided below, and except as provided in any other particular provision for the limited purposes of that provision. The following Employees shall not be eligible to participate in this Plan.1.18 p.4

(a)    Employees of Affiliated Employers not listed above.

(b)    An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out‑sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. However, this paragraph shall not apply to partners or other Self‑Employed Individuals unless the Employer treats them as independent contractors.

(c)    Unless or until otherwise provided, Employees who became Employees as the result of a "Code Section 410(b)(6)(C) transaction" will not be Eligible Employees until the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code Section 410(b)(6)(C).

(d)    Participants in the Account Balance Plan portion of the Plan.

1.19    "Employee" means any common law employee, Self‑Employed Individual, Leased Employee or other person to the extent that the Code treats such an individual as an employee of the Employer for purposes of the Plan, such as (for certain purposes) any person who is employed by an Affiliated Employer.

1.20    "Employer" means Arrow Financial Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of New York. In addition, where appropriate, the term Employer shall include the participating Affiliated Employers Glens Falls National Bank and Trust Company and Saratoga National Bank.

1.21    "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.22    "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, plus amounts that would have been received and includible in taxable compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), plus Military Differential Pay for Limitation Years beginning on or after January 1, 2009. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). "415 Compensation" for any Self‑Employed Individual shall be equal to such individual's Earned Income which is derived from the trade or business with respect to which such Plan is established.

Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a)    making the following adjustments for amounts that are paid after a Participant's severance from employment with the Employer and by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(1)    415 Compensation shall include regular pay after severance of employment if:

(i)    The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)    The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(2)    Leave cash‑outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant's severance from employment with the Employer and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)    Deferred compensation shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant's severance from employment with the Employer maintaining the Plan and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(4)    Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service shall be excluded in 415 Compensation for Limitation Years beginning prior to January 1, 2009.

(5)    415 Compensation excludes compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Back pay, within the meaning of Regulations Section 1.415(c)‑2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

Except as otherwise provided herein, if, in connection with the adoption of any amendment, the definition of 415 Compensation has been modified, then for Plan Years prior to the Plan Year which includes the adoption date of such amendment, 415 Compensation means compensation determined pursuant to the terms of the Plan then in effect.

415 Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

1.23    "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)    was a "five percent owner" as defined in Section 1.27(b) at any time during the "determination year" or "look‑back year"; or

(b)    for the "look‑back year" had "415 Compensation" from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year" means the Plan Year for which testing is being performed, and the "look‑back year" means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)‑1T, A‑4 and IRS Notice 97‑45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non‑resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If an Employee who is a nonresident alien has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.24    "Highly Compensated Participant" means, for a particular Plan Year, a Participant who meets the definition of a Highly Compensated Employee in effect for that Plan Year.

1.25    "Hour of Service" means, for purposes of eligibility for participation and vesting, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay‑off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation Section 2530.200b‑2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations Section 2530.200b‑2(b) and (c) are incorporated herein by reference.

1.26    "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.27    "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the "determination date" (as defined in Plan Section 10.2), has been included in one of the following categories:

(a)    an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1)).

(b)    a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.1.27(b) p.6

(c)    a "one percent owner" of the Employer having an annual 415 Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.28    "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.29    "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)    if such employee is covered by a money purchase pension plan providing:

(1)    a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2)    immediate participation;

(3)    full and immediate vesting; and

(b)    if leased employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

1.30    "Military Differential Pay" means any differential wage payments made to an individual that represents an amount which, when added to the individual's military pay, approximates the amount of compensation that was paid to the individual while working for the Employer. Notwithstanding the preceding sentence, for years beginning after December 31, 2008, an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, and the differential wage payment is treated as 415 Compensation.

The Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) (or corresponding plan provisions by reason of any contribution or benefit which is based on the differential wage payment. The preceding sentence applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

1.31    "Non‑Highly Compensated Employee/Participant" means any Employee who is not a Highly Compensated Employee.

A Participant is a Nonhighly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.32    "Non‑Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not a Key Employee.

1.33    "Normal Retirement Age" means the Participant's 65th birthday, or the Participant's 5th anniversary of joining the Plan, if later. A Participant shall become fully Vested in the Participant's Normal Retirement Benefit upon attaining Normal Retirement Age.1.33 p.7

1.34    "Normal Retirement Date" means the last day of the month in which the Participant attains Normal Retirement Age.1.34 p.7

1.35    "1‑Year Break in Service" means , for purposes of benefit accrual, a Period of Severance of at least 12 consecutive months.

1.36    "1‑Year Break in Service" means, for all other purposes, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1‑Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1‑Year Breaks in Service shall be measured on the same computation period.

"Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1‑Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1‑Year Break in Service.

1.37    "Owner‑Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

1.38    "Participant" means any Employee or former Employee who has satisfied the requirements of Sections 3.1 and 3.2 and entered the Plan and is eligible to accrue benefits under the Plan. In addition, the term "Participant" also includes any individual who was a Participant (as defined in the preceding sentence) and who must continue to be taken into account under a particular provision of the Plan (e.g., because the Participant has an Accrued Benefit under the Plan).

1.39    "Participant's Cumulative Permitted Disparity Limit" is equal to thirty‑five (35) minus the number of years credited to the Participant for purposes of the benefit formula or the accrual method under the plan under one or more qualified plans or simplified employee pensions (whether or not terminated) ever maintained by the Employer, other than years for which a Participant earned a year of credited service under this Plan. For purposes of determining the Participant's Cumulative Permitted Disparity Limit, all years ending in the same calendar year are treated as the same year. If the Participant's Cumulative Permitted Disparity Limit is less than the period of years specified in Section 5.1(a), then for years after the Participant reaches the Cumulative Permitted Disparity Limit and through the end of the period specified in Section 5.1(a), the Participant's benefit will be equal to the excess benefit percentage, or, if the Participant's benefit after the latest Fresh‑Start Date is not accrued under the fractional accrual rule and the plan does not satisfy Code Section 411(b)(1)(f), 133 1/3 percent of the base benefit percentage, if lesser, times Average Monthly Compensation.1.39 p.8

1.40    "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1‑Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months by treating any such period as a Period of Service for purposes of eligibility and vesting (but not benefit accrual).

For purposes of benefit accruals, only the Period of Service as an Eligible Employee and earned after the attainment of age 21 shall be considered.
Period of Service shall be expressed in terms of calendar years and months of service. Prior to January 1, 2000, if a Participant begins employment or reemployment after the first day of the Plan Year or terminates employment before the last day of the Plan Year, he shall receive credit in such calendar year for each calendar month in which he worked at least 15 days.

For Plan Years beginning after December 31, 1999, a Period of Service shall only be credited for a Plan Year in which an Eligible Employee completes 1,000 or more Hours of Service. Notwithstanding, if a Participant begins employment or reemployment after the first day of the Plan Year or terminates employment before the last day of the Plan Year, he shall receive credit in such calendar year for each calendar month in which he worked at least 15 days.1.40 p.8

Periods of Service with any Affiliated Employer shall be recognized. Furthermore, Periods of Service with any predecessor employer that maintained this Plan shall be recognized.

1.41    "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1‑Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.42    "Plan" means this instrument, including all amendments thereto.

1.43    "Plan Period of Service" means a Plan Year during which an Employee is a Participant.

1.44    "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

1.45    "Pre‑Retirement Survivor Annuity" means an immediate annuity for the life of the surviving spouse of a Participant who dies prior to the Participant's Annuity Starting Date, the payment under which must be equal to the "minimum spouse's death benefit" provided in Section 5.5(c).

1.46    "Present Value of Accrued Benefit" means the Actuarial Equivalent lump‑sum amount of a Participant's Accrued Benefit at date of valuation. Notwithstanding the foregoing, the Present Value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Section 10.2.1.46 p.8

1.47    "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.48    "Retired Participant" means a person who was a Participant, but who has become entitled to retirement benefits under the Plan.

1.49    "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 5.1).

1.50    "Self‑Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self‑Employed Individual shall be treated as an Employee.

1.51    "Shareholder‑Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.52    "Social Security Retirement Age" means the age used as the retirement age under Section 216(l) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were 62.

1.53    "Taxable Wage Base" means, with respect to any calendar year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the calendar year.

1.54    "Terminated Participant" means a Participant who is no longer employed by any Participating Employer.

1.55    "Top Heavy Plan" means a plan described in Section 10.2(a).

1.56    "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

1.57    "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.1.57 p.9

1.58    "Vested" means the portion of a Participant's benefits under the Plan that are nonforfeitable.

1.59    "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service.1.59 p.9

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate. The participation computation period beginning after a 5‑Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation Section 2530.203‑2(c).

Years of Service with any Affiliated Employer shall be recognized. Furthermore, Years of Service with any predecessor employer that maintained this Plan shall be recognized.

Employees formerly employed by Fleet Bank who became Employees of the Employer pursuant to a sale agreement effective June 27, 1997 shall have their Years of Service with Fleet Bank shall be recognized for purposes of eligibility and vesting in accordance with this section.

1.60    "UVB Employee" means an Employee who, immediately prior to his employment date, was an employee of United Vermont Bancorporation, First Twinstate Bank, Proctor Bank or the original Green Mountain Bank.

1.	"UVB Plan" means the United Vermont Bancorporation Pension Plan, which Plan had previously merged into this Plan.

ARTICLE II
ADMINISTRATION

2.1    POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)    Appointment of Trustee (or Insurer) and Administrator. In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Act, the Plan and the Code. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)    Appointment of Investment Manager. The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide investment direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)    Funding policy and method. The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)    Review of fiduciary performance. The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day‑to‑day conduct and evaluation, or through other appropriate ways.

2.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3    POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)    the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)    the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan's benefit formula. This authority specifically permits the Administrator to settle disputed claims for benefits and any other disputed claims made against the Plan;

(c)    to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(d)    to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(e)    to maintain all necessary records for the administration of the Plan;

(f)    to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(g)    to determine the size and type of any Contract to be purchased from any insurer and to designate the insurer from which such Contract shall be purchased. All Policies shall be issued on a uniform basis as of each Anniversary Date with respect to all Participants under similar circumstances;

(h)    to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(i)    to consult with the Employer and the Trustee regarding the short and long‑term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion) in a manner designed to accomplish specific objectives;

(j)    to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights to elect qualified joint and survivor annuities and qualified pre‑retirement survivor annuities as required by the Code and regulations thereunder;

(k)    to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(l)    to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.4    RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5    APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries.

2.6    PAYMENT OF EXPENSES

All reasonable expenses of administration may be paid out of the Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7    CLAIMS PROCEDURE
Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days (45 days if the claim involves disability benefits) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8    CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days (45 days if the claim involves disability benefits) after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next sixty (60) days (45 days if the claim involves disability benefits), at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days (45 days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of sixty (60) days (45 days if the claim involves disability benefits) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period (45 days if the claim involves disability benefits). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.

If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant's or Beneficiary's benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator's final determination.

ARTICLE III
ELIGIBILITY

3.1    CONDITIONS OF ELIGIBILITY

Any Eligible Employee who was a Participant in this (Appendix A) Plan prior to January 1, 2003 and made the election, including a default election, to remain covered under the terms of the Plan prior to conversion into an account balance plan shall continue to participate in this Plan.

3.2    EFFECTIVE DATE OF PARTICIPATION

Participation in this portion of the Plan was frozen December 31, 2002.

3.3    DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.7.

3.4    CESSATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee with respect to the Plan, then such Participant shall continue to Vest in the Plan for each Year of Service completed while an ineligible Employee.

3.5    REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)    The provisions concerning rehired employees and breaks in service are provided for in this section and in Section 2.5 of the Account Balance Plan. A former Employee or Participant who returns to employment and whose participation in the Plan resumes pursuant to this section shall thereafter participate in the Account Balance portion of the Plan in accordance with the terms of Section 2.5 therein.

(b)    Reemployed before five (5) consecutive 1‑Year Breaks in Service. If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1‑Year Breaks in Service occur, then the former Employee's prior service shall count in the same manner as if severance from employment with the Employer had not occurred. If any Participant ceases to be a Participant due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1‑Year Breaks in Service occur, then the Participant shall resume participation (in the same manner as if severance from employment with the Employer had not occurred) as of the reemployment date.

(c)    Reemployed after five (5) consecutive 1‑Year Breaks in Service ("rule of parity" provisions). If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a 5‑Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 5‑year break in service subject to the following rules:

(1)    Rule of parity. In the case of a Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of consecutive 1‑Year Breaks in Service will not be taken into account if the number of consecutive 1‑Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre‑break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior period of five (5) consecutive 1‑Year Breaks in Service.

(2)    Participation in Plan. If any Participant becomes a former Employee due to severance from employment with the Employer and is reemployed by the Employer before a 5‑Year Break in Service occurs, the Former Employee shall become a Participant as of the reemployment date (provided the Employee is an Eligible Employee as of such date).

(d)    Non-duplication of benefits and buybacks. If any Participant becomes a former Employee due to severance of employment with the Employer and again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, unless a repayment is made pursuant to the following provisions of this subsection, if such Participant has received a distribution of all or a portion of his or her Accrued Benefit, then the Participant's "Normal Retirement Benefit" and Accrued Benefit shall be actuarially reduced by the amount of such distribution.

If a Participant was not fully Vested at the time of a total distribution of his or her Vested Accrued Benefit, then the Participant may repay the amount of such distribution in order to restore the non-Vested portion of the Accrued Benefit. The Participant must make the repayment, with interest, within a period of the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. Any repayment by a Participant shall be equal to the total of:

(1)    the amount of the distribution,

(2)    interest on such distribution compounded annually at the rate of five percent (5%) per annum from the date of distribution to the date of repayment or to the last day of the first Plan Year ending on or after December 31, 1987, if earlier, and

(3)    interest on the sum of (1) and (2) above compounded annually at the rate of one‑hundred twenty percent (120%) of the federal mid‑term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the beginning of the first Plan Year beginning after December 31, 1987, or the date of distribution, whichever is later, to the date of repayment.

If a Participant terminates service with a vested Accrued Benefit equal to zero, the Participant shall be deemed to have received a distribution such Accrued Benefit, and if such Terminated Participant is reemployed by the Employer before incurring five (5) consecutive 1‑Year Breaks in Service, then such reemployed Participant shall be deemed to have repaid the deemed distribution plus interest as of the date of reemployment. If a Participant is deemed to receive a distribution pursuant to this paragraph, and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive 1-year Breaks in Service, upon the reemployment of such Participant, the Employer-provided Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

3.6    ELECTION NOT TO PARTICIPATE

(a)    Irrevocable election not to participate. An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in every Qualified Plan maintained by the Employer. Such election must be made prior to the time the Employee first becomes eligible to participate under any Qualified Plan maintained by the Employer. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the date the Employee would have otherwise entered any Qualified Plan. "Qualified Plan" means, for purposes of this Section, a plan intended to be tax‑qualified under Code Section 401(a).

(b)    Prior Plan document provision. Notwithstanding anything in this Section to the contrary, if any prior Plan document of this Plan contained a provision permitting an Employee to make a revocable election not to participate and an Employee made such revocable election not to participate while that prior Plan document was in effect, then such Employee may irrevocably revoke such election at any time and participate in the Plan.

(c)    Effect on coverage tests. An Employee who elected not to participate under the Plan is treated as a nonbenefiting Employee for purposes of the minimum coverage requirements under Code Section 410(b).

3.7    OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, or any person who should not have been included as a Participant in the Plan is erroneously included, then the Employer shall apply the principles described by, and take corrective actions consistent with, the IRS Employee Plans Compliance Resolution System (as described in IRS Revenue Procedure 2008-50 and any superseding Revenue Procedure).

ARTICLE IV
CONTRIBUTION AND VALUATION

4.1    PAYMENT OF CONTRIBUTIONS

No contribution shall be required under the Plan from any Participant. The Employer shall pay to the Trustee from time to time such amounts in cash as the Administrator and Employer shall determine to be necessary to provide the benefits under the Plan determined by the application of accepted actuarial methods and assumptions. The method of funding shall be consistent with Plan objectives.

4.2    ACTUARIAL METHODS

In establishing the liabilities under the Plan and contributions thereto, the enrolled actuary will use such methods and assumptions as will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the last day of the Plan Year (or on any other date determined by the Administrator) using any reasonable method of valuation that takes into account fair market value pursuant to Regulations. There must be an actuarial valuation of the Plan at least once every year.

4.3    QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V
BENEFITS

5.1    RETIREMENT BENEFITS

(a)    Normal retirement benefit. The amount of monthly retirement benefit to be provided for each Participant who retires on the Participant's Normal Retirement Date shall be equal to the Participant's Accrued Benefit (herein called the Participant's Normal Retirement Benefit). A Participant's Accrued Benefit is based on the applicable retirement benefit formula (1) or (2) below:

(1)    The monthly retirement benefit for Participants who never participated in the UVB Plan shall equal the sum of (i) and (ii) below, but in no event shall be less than (iii) below, where:

(i)    is 1.25% of such Participant's Average Monthly Compensation multiplied by the Participant's total number of Periods of Service (up to a maximum of 35 periods), plus 0.5% of such Average Monthly Compensation in excess of one twelfth of Covered Compensation multiplied by the Participant's total number of Periods of Service (up to a maximum of 35 periods),

(ii)    is 1.45% of such Participant's Average Monthly Compensation multiplied by the Participant's total number of Periods of Service in excess of 35 periods (up to a maximum of 10 periods), and

(iii)    is the greater of $50 if the Participant first began to participate in the Plan before January 1, 1991 and has 5 or more Periods of Service, the Participant’s monthly Accrued Benefit on December 31, 1990, or, if applicable, the monthly retirement benefit set forth in "Schedule A".

(2)    The monthly retirement benefit for Participants who participated at any time in the UVB Plan shall equal the sum of (i), (ii) and (iii) below, where:

(i)    is the Participant’s accrued benefit, payable as a straight life annuity, under the UVB Plan as of December 31, 1990, as set forth in "Schedule B",

(ii)     is 1.25% of such Participant's Average Monthly Compensation, plus 0.5% of such Average Monthly Compensation in excess of one twelfth of Covered Compensation, multiplied by the Participant's total number of Periods of Service credited to the Participant for service rendered after the later of December 31, 1990 or the Participant’s 21st birthday (up to the maximum number of periods specified below), excluding any pre-break service that is not considered for vesting purposes in accordance with Section 3.5, and

(iii)    is 1.45% of such Participant's Average Monthly Compensation multiplied by the Participant's total number of Periods of Service (up to a maximum of 10 periods) in excess of the maximum number of periods specified below which are credited to the Participant for service rendered after the later of December 31, 1990 or the Participant’s 21st birthday, excluding any pre-break service that is not considered for vesting purposes in accordance with Section 3.5.

For purposes of calculating the amounts in (ii) and (iii) above, the maximum number of Periods of Service shall be 35 reduced by the number of years of service used to determine the benefit amount in (i) above, but shall in no event be less than zero.5.1(a) p.14

(3)    Notwithstanding the benefit formulas in paragraphs (1) and (2) above, the following Participants shall be entitled to the following minimum monthly Normal Retirement Benefits payable at Normal Retirement Date in the form of a single life annuity:

    (i)    Jack Van Leeuwen        $6,752.78

(ii)    Peter Partridge        $4,999.92

No other qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer shall (1) impute disparity pursuant to Regulation Section 1.401(a)(4)‑7 for any Participant and (2) provide for permitted disparity pursuant to Code Section 401(l). Additionally, the number of Periods of Service taken into account for any Participant will not exceed the Participant's Cumulative Permitted Disparity Limit as defined in Section 1.39.

In the event a Participant receives a distribution of the Vested Accrued Benefit prior to Normal Retirement Age (determined without regard to any years of participation), the excess/offset percentage, whichever is applicable in Section 5.1(a), shall be limited to .75/26.25%, whichever is applicable, reduced 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the date on which the benefit commences precedes the Participant's Social Security Retirement Age. With respect to benefits commencing prior to the Participant attaining age 55, the .75/26.25% shall be further reduced (on a monthly basis to reflect the month in which benefits commence) to a percentage that is the Actuarial Equivalent of the .75/26.25% (as reduced in accordance with the preceding sentence) applicable to a benefit commencing in the month in which the Participant attains age 55. For purposes of this paragraph, a benefit commences on the first day of the period for which the benefit is paid. Notwithstanding the above, if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant and the Actuarial Equivalent of the Vested Accrued Benefit of such Participant attributable to .75/26.25% is greater than the benefit calculated above, such amount shall be the benefit limitation.

The "Normal Retirement Benefit" of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the "Normal Retirement Benefit." For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments. In the case of a Top Heavy Plan, the "Normal Retirement Benefit" shall not be smaller than the minimum benefit to which the Employee is entitled under Section 5.2.

The Employer must ensure that the benefit formula described by this subsection continues to provide meaningful benefits within the meaning of Code Section 401(a)(26).

(b)    Early retirement. A Participant may elect to retire on an Early Retirement Date. In the event that a Participant makes such an election, such Participant shall be entitled to receive an Early Retirement Benefit equal to the Participant's Accrued Benefit payable at the Participant's Normal Retirement Date. However, if a Participant so elects, such Participant may receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following the Participant's Early Retirement Date, which Early Retirement Benefit shall equal the greater of (1) the Participant's Accrued Benefit reduced according to the schedule below, or (2) the Actuarial Equivalent of the Participant's Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.

(1)    For Participants who never participated in the UVB Plan, the excess portion of the monthly benefit shall be reduced as follows:

Months     Percentage Reduction
Prior to NRD         Per Month
First 84 months     0.2500%
Next 12 months     0.3333%
Next 12 months     0.5167%
Next 12 months     0.3000%

The base portion of the benefit shall be reduced by 0.25% per month.

(2)    For Participants who previously participated in the UVB Plan, the monthly benefit accrued after 1990 shall be reduced as provided for in (1) above, and the monthly benefit accrued prior to 1991 shall be reduced in accordance with the following:

Months     Percentage Reduction

Prior to NRD         Per Month
First 60 months         0.5556%
Next 60 months         0.2778%

(3)    For Participants who terminated prior to having satisfied the requirements for Early Retirement contained in Section 1.16, the monthly benefit shall be reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the first day of the month on which the Participant's Early Retirement Benefit commences precedes the Participant's Normal Retirement Date.5.1(b) p.14

(c)    Normal form of distribution. The Normal Retirement Benefit payable to a Participant pursuant to this Section 5.1 shall be a monthly pension commencing on the Participant's Retirement Date and continuing for life. However, the form of distribution of such benefit shall be determined pursuant to the provisions of Section 5.7. 5.1(c) p.14

(d)    Delayed retirement. A Participant may be continued in employment beyond Normal Retirement Date. In such event, no retirement benefit will be paid to the Participant until the Participant actually retires, subject, however to any required minimum distributions pursuant to Section 5.9. At the close of each Plan Year prior to the Participant's actual Retirement Date, a Participant shall be entitled to a retirement benefit equal to the greater of (1) the Actuarial Equivalent of the monthly retirement benefit such Participant was entitled to at the close of the prior Plan Year, or (2) the Participant's Accrued Benefit determined at the close of the Plan Year. The monthly retirement benefit calculated pursuant to this Section 5.1(d) shall be offset by the actuarial value (determined pursuant to Section 1.3) of the total benefit distributions (pursuant to Section 5.9) made by the close of the Plan Year. 5.1(d) p.15

If as a result of actuarial increases to the benefit of a Participant who delays commencement of benefits beyond Normal Retirement Age the Accrued Benefit of such Participant would exceed the limitations under Section 6.1 for the Limitation Year, then distribution of the Participant's benefit will commence.

Except with respect to a "five (5) percent owner," a Participant's Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Participant attains age 70 1/2 (January 1, 1997 in the case of a Participant who attained age 70 1/2 prior to 1996), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).

The amount of actuarial increase payable as of the end of the period for actuarial increases must be no less than the Actuarial Equivalent of the Participant's retirement benefits that would have been payable as of the date the actuarial increase must commence plus the Actuarial Equivalent of additional benefits accrued after that date, reduced by the Actuarial Equivalent of any distributions made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under Code Section 401(a)(9)(C) must be provided even during the period during which a Participant is in Act Section 203(a)(3)(B) service.

(e)    Suspension of Benefits. Notwithstanding anything in the preceding subsection to the contrary, and subject to any required minimum distributions pursuant to Section 5.9, benefits will be suspended for each calendar month during which the Employee completes at least 40 Hours of Service with the Employer in Act Section 203(a)(3)(B) service. Consequently, the amount of benefits which are paid later than Normal Retirement Age will be computed as if the Employee had received any suspended benefits. Late Retirement Benefits shall be administered in the following manner:5.1(e) p.15

(1)    Resumption of payment. If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in Act Section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Act Section 203(a)(3)(B) service and the resumption of payments.

(2)    Notification. No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that the Participant's benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203‑3 of the Code of Federal Regulations.

In addition, the notice shall inform the Employee of the Plan's procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure pursuant to Section 2.7.

(3)    Amount suspended.

(i)    Life annuity. In the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight life annuity or a qualified joint and survivor annuity, an amount equal to the portion of a monthly benefit payment derived from Employer contributions.

(ii)    Other benefit forms. In the case of a benefit payable in a form other than the form described in subsection (i) above, an amount of the Employer‑provided portion of benefit payments for a calendar month in which the Employee is employed in Act Section 203(a)(3)(b) service, equal to the lesser of:

(A)    The amount of benefits which would have been payable to the Employee if the Employee had been receiving monthly benefits under the Plan since actual retirement based on a straight life annuity commencing at actual retirement age; or

(B)    The actual amount paid or scheduled to be paid to the Employee for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the above sentence.

(4)    Actuarial Increase. Except with respect to a "five (5) percent owner," a Participant's Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Participant attains age 70 1/2 (January 1, 1997 in the case of a Participant who attained age 70 1/2 prior to 1996), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).

(i)    The amount of actuarial increase payable as of the end of the period for actuarial increases must be no less than the Actuarial Equivalent of the Participant's retirement benefits that would have been payable as of the date the actuarial increase must commence plus the Actuarial Equivalent of additional benefits accrued after that date, reduced by the Actuarial Equivalent of any distributions made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under Code Section 401(a)(9)(C) must be provided even during the period during which a Participant is in Act Section 203(a)(3)(B) service.

(ii)    For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in distribution of benefits after the attainment of Normal Retirement Age. Accordingly, to the extent permitted under Code Section 411(b)(1)(H), the actuarial increase required under Code Section 401(a)(9)(C)(iii) may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on the suspension of benefits are not applicable.

(5)    No application to top heavy requirements. This Section does not apply to the minimum benefit to which the Participant is entitled under top‑heavy rules of Section 5.2.

5.2    MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN

(a)    Minimum benefit. The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Non-Key Employee who is a Participant during a Top Heavy Plan Year shall equal the product of (1) one‑twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual number of "limitation years," if less) which produce the highest average, and (2) the lesser of (i) two percent (2%) multiplied by Periods of Service calculated from the Non-Key Employee's date of participation and ending on the date such Non-Key Employee severs employment with the Employer, or (ii) twenty percent (20%), expressed as a single life annuity.

(b)    Participants entitled to top-heavy accrual. For purposes of providing the minimum benefit under Code Section 416, a Non-Key Employee who is not a Participant solely because (1) such Employee's Compensation is below a stated amount or (2) such Employee declined to make mandatory contributions (if required) to the Plan will be considered to be a Participant. Furthermore, such minimum benefit shall be provided regardless of whether such Non-Key Employee is employed on a specified date.

(c)    Disregarded service. For purposes of this Section, Periods of Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.

(d)    Application of annual compensation limit. For purposes of this Section, "415 Compensation" for any "limitation year" ending in a Plan Year which began prior to January 1, 1984, subsequent to the last "limitation year" during which the Plan is a Top Heavy Plan, or in which the Participant failed to complete a Period of Service, shall be disregarded.

(e)    Disregarded service if no Key Employee or frozen plan. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining Periods of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

(f)    Compensation limit. For the purposes of this Section, "415 Compensation" of each Participant taken into account in determining the minimum Accrued Benefit of subsection (a) above in any Plan Year beginning after December 31, 2001, shall not exceed $200,000 (or such other amount provided in the Code). Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Years beginning with or within such calendar year. For any short Plan Year, the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(g)    Prior compensation limit. If "415 Compensation" for any prior Plan Year is taken into account in determining a Participant's minimum Accrued Benefit for the current Plan Year, then "415 Compensation" for such Plan Year is subject to the applicable annual Compensation limit in effect for that prior Plan Year. For purposes of determining the minimum Accrued Benefit, "415 Compensation" for any prior Plan Year shall be limited to $150,000 for any Plan Year beginning in 1994, 1995, or 1996; $160,000 for any Plan Year beginning in 1997, 1998, or 1999; and $170,000 for any Plan Year beginning in 2000 or 2001. Furthermore, in determining the minimum Accrued Benefit in Plan Years beginning on or after January 1, 1989 and prior to January 1, 1994, the limit imposed on "415 Compensation" in effect for Plan Years beginning during those years is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for Plan Years beginning on or after January 1, 1989). For Plan Years beginning prior to January 1, 1989, the $200,000 Compensation limit imposed on "415 Compensation" shall apply only for Top Heavy Plan Years and shall not be adjusted.

(h)    Adjustment for normal form of benefit. If Section 5.1(c) provides for the Normal Retirement Benefit to be paid in a form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above pursuant to Section 1.3.

(i)    Adjustment for time of payment. If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date pursuant to Section 1.3.

(j)    Non-Forfeiture. To the extent required to be nonforfeitable under Section 5.6, the minimum Accrued Benefit under this Section may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

5.3    PAYMENT OF RETIREMENT BENEFITS

When a Participant retires, the Administrator shall immediately take pursuant to the Plan all necessary steps and execute all required documents to cause the payment of the Participant's Accrued Benefit pursuant to the Plan.

5.4    DISABILITY RETIREMENT BENEFITS

(a)    If a Participant becomes Totally and Permanently Disabled pursuant to Section 1.57 prior to eligibility for Early or Normal Retirement, such Participant is not receiving benefits under the Employer’s long term disability program, and by reason thereof such

Participant's status as an Employee ceases, then said disabled Participant shall be entitled to receive a Disability Benefit equal to his Accrued Benefit commencing on his Normal Retirement Date.

(b)    If a Participant has at least 10 Periods of Service at the time of his termination of employment by reason of Total and Permanent Disability, such Participant may elect to receive his Disability Benefit in the form of a life annuity commencing on the first day of any month after his attainment of age 55 and prior to his Normal retirement Date. Such Disability Benefit shall equal his Accrued Benefit reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the first day of the month on which the Participant's Disability Benefit commences precedes the Participant's Normal Retirement Date.

(c)    Disability Benefits payable hereunder shall be paid pursuant to the provisions of Sections 5.7 and 5.9.

5.5    DEATH BENEFITS

(a)    Death prior to retirement benefits beginning. The death benefit provided under this Plan shall be the "minimum spouse's death benefit" provided in Section 5.5(c). In the case of an unmarried Participant who dies prior to such Participant's Retirement Date, no death benefits shall be payable under this Plan.

(b)    Proof of death and beneficiary. The Administrator may require such proper proof of death and such evidence of the right of any person to receive the death benefit payable as a result of the death of a Participant as the Administrator may deem desirable. The Administrator's determination of death and the right of any person to receive payment shall be conclusive.

(c)    Definition of minimum spouse's death benefit. For the purposes of this Section, the "minimum spouse's death benefit" means a death benefit for a Vested married Participant payable in the form of a Pre‑Retirement Survivor Annuity. Such annuity payments shall be equal to the amount which would be payable as a survivor annuity under the qualified joint and survivor annuity provisions of the Plan if:5.5(c) p.16

(1)    in the case of a Participant who dies after the Earliest Retirement Age, such Participant had retired with an immediate joint and survivor annuity on the day before the Participant's date of death, or

(2)    in the case of a Participant who dies on or before the Earliest Retirement Age, such Participant had:

(i)    separated from service on the earlier of the actual time of separation or the date of death,

(ii)    survived to the Earliest Retirement Age,

(iii)    retired with an immediate joint and survivor annuity at the Earliest Retirement Age based on the Participant's Vested Accrued Benefit on date of death, and

(iv)    died on the day after the day on which said Participant would have attained the Earliest Retirement Age.

(d)    Beneficiary. The Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre‑Retirement Survivor Annuity pursuant to Section 5.8.

(e)    Additional Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant's beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. Moreover, the Plan will credit the Participant's qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

(f)    Notwithstanding the above, in the case where an active Participant dies and the sum of his age (in full years) and Periods of Service equals or exceeds 65, the surviving spouse shall receive a survivor annuity beginning the first day of the month following the Participant’s death, unless such spouse elects a later date. Such survivor annuity shall equal the lesser of (1) and (2) below, reduced by (3) below, where:

(1)    is the Actuarial Equivalent of the Participant’s Accrued Benefit as of the day before his death,

(2)    is 50% of the monthly benefit which would have been payable to the Participant at Normal Retirement Age (without further credit for service or Compensation), and

(3)    is 1/6 of 1% for each month that the surviving spouse is more than five years younger than the Participant.

5.6    TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

(a)    Latest time for Payment. Payment to a Participant of the Vested portion of such Participant's Accrued Benefit, unless such Participant otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates service with the Employer.5.6(a) p.17

(b)    Usage of Forfeitures. That portion of a Terminated Participant's Accrued Benefit that is forfeited shall be used only to reduce future costs of the Plan.

(c)    Timing of Forfeitures. That portion of a Terminated Participant's Accrued Benefit that is not Vested shall become a forfeiture on the earlier of:

(1)    the distribution of the entire Vested portion of the Accrued Benefit of such Terminated Participant. For purposes of this provision, if a Terminated Participant has a Vested Accrued Benefit of zero (0), then such Terminated Participant shall be deemed to have received a distribution of such Vested Accrued Benefit as of the date that such Terminated Participant terminated employment with the Employer, or

(2)    the last day of the Plan Year in which such Terminated Participant incurs five (5) consecutive 1‑Year Breaks in Service.

(d)    Vesting Schedule. The Vested portion of any Participant's Accrued Benefit shall be a percentage of the Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:5.6(d) p.17

Vesting Schedule
Years of Service        Percentage

Less than 5        0%
5            100%

(e)    Top-Heavy Vesting. Notwithstanding the vesting provided for in Section 5.6(d) above, for any Top Heavy Plan Year, the Vested portion of the Accrued Benefit of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:5.6(e) p.17

Vesting Schedule
Years of Service        Percentage

Less than 3        0%
3            100%

If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

(f)    Vesting upon this restatement. Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Accrued Benefit shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(g)    Vesting upon subsequent amendment. The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top-heavy vesting schedule, then each Participant with an Hour of Service after such change and who has at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date (or deemed adoption date) of the amendment and shall end sixty (60) days after the latest of:

(1)    the adoption date (or deemed adoption date) of the amendment,

(2)    the effective date of the amendment, or

(3)    the date the Participant receives written notice of the amendment from the Employer or Administrator.

5.7    DISTRIBUTION OF BENEFITS

(a)    Qualified joint and survivor annuity.

(1)    Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be the Actuarial Equivalent of the Participant's Accrued Benefit. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and fifty percent (50%) survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may, without spousal consent, elect to receive an alternative annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) (or, sixty-six and two-thirds percent (66 2/3%) if the Insurer used to provide the annuity (if applicable) does not offer a joint and seventy-five percent (75%) annuity) or one hundred percent (100%) of the rate payable to a Participant during the Participant's lifetime, which alternative joint and survivor annuity shall be the Actuarial Equivalent of the designated joint and survivor annuity. An unmarried Participant shall receive the Actuarial Equivalent of such Participant's benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

(2)    Any election to waive the joint and survivor annuity must be made by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) during the election period and be consented to in writing (or in such other form as permitted by the Internal Revenue Service) by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by such Participant's spouse may be revoked by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the Participant's benefits to be distributed as a joint and survivor annuity. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.5.7(a)(2) p.18

(3)    The election period to waive the joint and survivor annuity shall be the one hundred eighty (180) day period (ninety (90) day period for Plan Years beginning before January 1, 2007) ending on the Annuity Starting Date.

(4)    For purposes of this Section, spouse or surviving spouse means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

(5)    With regard to the election, the Administrator shall provide to the Participant no less than thirty (30) days and no more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before the Annuity Starting Date a written (or in such other form as permitted by the Internal Revenue Service) explanation of:5.7(a)(5) p.18

(i)    the terms and conditions of the joint and survivor annuity,

(ii)    the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity,

(iii)    the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

(iv)    the right of the Participant to revoke such election, and the effect of such revocation.

(6)    Notwithstanding the above, if the Participant elects (with spousal consent, if applicable) to waive the requirement that the explanation be provided at least thirty (30) days before the Annuity Starting Date, the election period shall be extended to the thirtieth (30th) day after the date on which such explanation is provided to the Participant, unless the thirty (30) day period is waived pursuant to the following provisions.5.7(a)(6) p.19

Any distribution provided for in this Section 5.7 may commence less than thirty (30) days after the notice required by Code Section 417(a)(3) is given provided the following requirements are satisfied:

(i)    the Administrator clearly informs the Participant that the Participant has a right to a period of thirty (30) days after receiving the notice to consider whether to waive the joint and survivor annuity and to elect (with spousal consent) to a form of distribution other than a joint and survivor annuity;

(ii)    the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant;

(iii)    the Annuity Starting Date is after the date that the explanation of the joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below; and

(iv)    distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

(b)    Alternative forms of distribution. In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive benefits in the form of a qualified joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 5.1(c) in one or more of the following methods:

(1)    One lump‑sum payment in cash, limited to the following Participants:

(i)    Participants who have attained age 55, have satisfied the requirements for Early or Normal Retirement, and have either retired from active employment after March 31, 1998 or terminated from active employment after March 31, 1998 after having satisfied the eligibility requirements for Early Retirement.

(ii)    Participants who were employed at any time by Green Mountain Bank and who terminated their employment with the Employer prior to December 31, 1997 with a Vested Accrued Benefit.

(iii)    Effective November 1, 2012, any Participant who has satisfied the requirements for Early or Normal Retirement.

(2)    Monthly pension payable over the life of the Participant.

(3)    Reduced monthly pension payable over the life of the Participant, with the provision that, if a Retired Participant dies prior to the completion of 120 monthly payments, such monthly payments shall be continued to the Retired Participant's designated Beneficiary until the monthly payments made to the Retired Participant and to the Beneficiary shall total 120.

(4)    Reduced monthly pension payable over the life of the Participant with a survivor annuity of either 50%, 75% or 100% of such monthly amount payable over the life of the Participant's designated Beneficiary (50%, 100% or 75% joint and survivor annuity). If, however, the spouse is the Participant’s designated Beneficiary and such spouse dies before the Participant but after the Annuity Starting Date, then the monthly pension payable over the remaining life of the Participant shall be increased to the amount that would have been payable to the Participant as a single life annuity at the time of his retirement.

(5)    A series of relatively equal annual installments over a period of not more than the lesser of five (5) years or the Participant’s life expectancy, limited, however, to Participants who have satisfied the eligibility requirements in (1) above.

However, any such annuity or installments may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant's designated Beneficiary).

(c)    Consent to timing of distribution. The present value of a Participant's Accrued Benefit derived from Employer and Employee contributions may not be paid without the Participant's written consent (or in such other form as permitted by the Internal Revenue Service) if the value exceeds $1,000, and the benefit is "immediately distributable." In addition, the spouse of a Participant must consent in writing (or in such other form as permitted by the Internal Revenue Service) to a distribution only if the value of the Participant's benefit exceeds $5,000. However, spousal consent is not required if the distribution will be made in the form of a qualified joint and survivor annuity and the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. Any consent required by this Section 5.7(c) must be obtained not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).5.7(c) p.19

(d)    Form of Payment. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $5,000, then distribution may only be made as an immediate lump‑sum payment. This distribution will be made regardless of the Participant's spouse's written consent. However, the Participant must consent to the distribution if the amount exceeds $1,000. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse consent in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution.

(e)    Consent requirements. The following rules will apply to the consent requirements set forth above:

(1)    No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2)    The Participant must be informed of the right to defer receipt of the distribution, and for notices provided in Plan Years beginning after December 31, 2006, such notification must also include a description of how much larger benefits will be if the commencement of distributions is deferred. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.9.

(3)    Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one hundred eighty (180) day period (ninety (90) day period for Plan Years beginning before January 1, 2007) before the Annuity Starting Date.

(4)    Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before the Annuity Starting Date.

(5)    No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days, subject to Section 5.7(a)(6), after the notice required under Regulation 1.411(a)‑11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(f)    Mandatory Distributions. This Subsection shall be effective with respect to distributions made on and after March 28, 2005. The provisions of this Subsection do not affect the other provisions of the Plan relating to the form or timing of a distribution nor the consent rules that are applicable with respect to individuals other than Participants.

(1)    The provisions of the Plan that provide for the mandatory distribution of the Participant's Vested Accrued Benefit without the Participant's consent are hereby modified to provide that the mandatory distribution threshold be reduced to $1,000. Accordingly, if the amount payable exceeds $1,000, then Participant consent shall be required before a distribution may be made.

(g)    All annuity Contracts (if any) that are purchased under this Plan shall be non‑transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

5.8    DISTRIBUTION OF BENEFITS UPON DEATH

(a)    Qualified Pre‑Retirement Survivor Annuity (QPSA). A Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the death benefit paid to the surviving spouse in the form of a Pre‑Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre‑Retirement Survivor Annuity commence within a reasonable period after the Participant's death (but not later than the month in which the Participant would have attained the Earliest Retirement Age under the Plan if the Participant dies on or before the Earliest Retirement Age). If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of Normal Retirement Age or age 62. However, the spouse may elect a later commencement date, subject to the rules specified in Section 5.9.

(b)    Consent. If the present value of the Pre‑Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $5,000 at the time of distribution, then the Administrator shall direct the immediate distribution of the present value of the Pre‑Retirement Survivor Annuity to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. If the value exceeds $5,000, then an immediate distribution of the entire amount of the Pre‑Retirement Survivor Annuity may be made to the surviving spouse, provided such surviving spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. Any consent required under this paragraph must be obtained not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).5.8(b) p.20

The present value in this regard shall be determined as provided in Section 1.46.

(c)    All annuity Contracts (if any) that are purchased under this Plan shall be non‑transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a spouse shall comply with all of the requirements of the Plan.

5.9    MINIMUM DISTRIBUTION REQUIREMENTS
(a)    General Rules.

(1)    Effective date. The provisions of this Section are effective January 1, 2004; however, except as otherwise provided herein, the provisions of this Section will first apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2006.

(2)    Requirements of Treasury regulations incorporated. All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the Regulations thereunder. 5.9(a)(2) p.20

(3)    Precedence. Subject to the qualified joint and survivor annuity requirements of the Plan, the requirements of this Section shall take precedence over any inconsistent provisions of the Plan.

(4)    TEFRA Section 242(b)(2) elections.

(i)    Notwithstanding the other provisions of this Section, other than Section 5.9(a)(2), distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distributions commence):

(A)    The distribution by the Plan is one which would not have disqualified such plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)    The distribution is in accordance with a method of distribution designated by the Participant whose interest in the plan is being distributed or, if the Participant is deceased, by a beneficiary of such Participant.

(C)    Such designation was in writing, was signed by the Participant or beneficiary, and was made before January 1, 1984.

(D)    The Participant had accrued a benefit under the Plan as of December 31, 1983.

(E)    The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

(ii)    A distribution upon death will not be covered by the transitional rule of this Subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(iii)    For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (i)(A) and (i)(E) of this Subsection.

(iv)    If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(v)    In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation Section 1.401(a)(9)‑8, Q&A‑14 and Q&A‑15, shall apply.

(b)    Time and manner of distribution.

(1)    Required beginning date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's "Required Beginning Date."

(2)    Death of participant before distributions begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)    Life expectancy rule, spouse is beneficiary. If the Participant's surviving spouse is the Participant's sole "Designated Beneficiary," then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.5.9(b)(2)(i) p.21

For purposes of this Section 5.9(b) and Section 5.9(e), distributions are considered to begin on the Participant's "Required Beginning Date" (or, if Section 5.9(b)(2)(i) applies, the date distributions are required to begin to the surviving spouse under Section 5.9(b)(2)(i)). If annuity payments irrevocably commence to the Participant before the Participant's "Required Beginning Date" (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 5.9(b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)    Form of distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the "Required Beginning Date," as of the first "Distribution Calendar Year"

distributions will be made in accordance with Sections 5.9(c), 5.9(d), and 5.9(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations thereunder.

(c)    Determination of amount to be distributed each year.

(1)    General annuity requirements. A Participant who is required to begin payments as a result of attaining his or her "Required Beginning Date," whose interest has not been distributed in the form of an annuity purchased from an insurance company or in a single sum before such date, may receive such payments in the form of annuity payments under the Plan. Payments under such annuity must satisfy the following requirements:

(i)    The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(ii)    The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 5.9(d) or 5.9(e);

(iii)    Once payments have begun over a period certain, a Participant may elect a change in the period certain with associated modifications in the annuity payments provided the following conditions are satisfied:

(A)    If, in a stream of annuity payments that otherwise satisfies Code Section 401(a)(9), a Participant elects to change the annuity payment period and the annuity payments are modified in association with that change, this modification will not cause the distributions to fail to satisfy Code Section 401(a)(9) provided the conditions set forth in Subsection (B) below are satisfied, and one of the following applies:

(1)    The modification occurs at the time that the Participant retires or in connection with a Plan termination;

(2)    The annuity payments prior to modification are annuity payments paid over a period certain without life contingencies; or

(3)    The annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a "Designated Beneficiary," the Participant's spouse is the sole "Designated Beneficiary," and the modification occurs in connection with the Participant becoming married to such spouse.

(B)    In order to modify a stream of annuity payments in accordance with this Subsection, all of the following conditions must be satisfied:

(1)    The future payments under the modified stream satisfy Code Section 401(a)(9) and this Section (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(2)    For purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(3)    After taking into account the modification, the annuity stream satisfies Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(4)    The end point of the period certain, if any, for any modified payment period is not later than the end point available under Code Section 401(a)(9) to the Participant at the original Annuity Starting Date.

(iv)    Payments will either be nonincreasing or increase only to the extent permitted by one of the following conditions:

(A)    By an annual percentage increase that does not exceed the annual percentage increase in a cost‑of‑living index that for a 12‑month period ending in the year during which the increase occurs or the prior year;

(B)    By a percentage increase that occurs at specified times (e.g., at specified ages) and does not exceed the cumulative total of annual percentage increases in an "Eligible Cost‑of‑Living Index" since the Annuity Starting Date, or if later, the date of the most recent percentage increase. In cases providing such a cumulative increase, an actuarial increase may not be provided to reflect the fact that increases were not provided in the interim years;

(C)    To the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 5.9(d) dies or is no longer the Participant's beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(D)    To allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant's death;

(E)    To pay increased benefits that result from a Plan amendment or other increase in the Participant's Accrued Benefit under the Plan;

(F)    By a constant percentage, applied not less frequently than annually, at a rate that is less than five percent (5%) per year;

(G)    To provide a final payment upon the death of the Participant that does not exceed the excess of the actuarial present value of the Participant's accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the applicable interest rate and the applicable mortality table under Code Section 417(e) over the total of payments before the death of the Participant; or

(H)    As a result of dividend or other payments that result from "Actuarial Gains," provided:

(i)    Actuarial gain is measured not less frequently than annually;

(ii)    The resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured);

(iii)    The "Actuarial Gain" taken into account is limited to "Actuarial Gain" from investment experience;

(iv)    The assumed interest rate used to calculate such "Actuarial Gains" is not less than three percent (3%); and

(v)    The annuity payments are not also being increased by a constant percentage as described in Subsection (F) above.

(2)    Amount required to be distributed by required beginning date.

(i)    In the case of a Participant whose interest in the Plan is being distributed as an annuity pursuant to Subsection (1) above, the amount that must be distributed on or before the Participant's "Required Beginning Date" (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 5.9(b)(2)(i)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi‑monthly, monthly, semi‑annually, or annually. All of the Participant's benefit accruals as of the last day of the first "Distribution Calendar Year" will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's "Required Beginning Date."

(ii)    In the case of a single sum distribution of a Participant's entire accrued benefit during a "Distribution Calendar Year," the amount that is the required minimum distribution for the "Distribution Calendar Year" (and thus not eligible for rollover under Code Section 402(c)) is determined under this paragraph. The portion of the single sum distribution that is a required minimum distribution is determined by treating the single sum distribution as a distribution from an individual account Plan and treating the amount of the single sum distribution as the Participant's account balance as of the end of the relevant valuation calendar year. If the single sum distribution is being made in the calendar year containing the "Required Beginning Date" and the required minimum distribution for the Participant's first "Distribution Calendar Year" has not been distributed, the portion of the single sum distribution that represents the required minimum distribution for the Participant's first and second "Distribution Calendar Year" is not eligible for rollover.

(3)    Additional accruals after first distribution calendar year. Any additional benefits accruing to the Participant in a calendar year after the first "Distribution Calendar Year" will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. Notwithstanding the preceding, the Plan will not fail to satisfy the requirements of this paragraph and Code Section 401(a)(9) merely because there is an administrative delay in the commencement of the distribution of the additional benefits accrued in a calendar year, provided that the actual payment of such amount commences as soon as practicable. However, payment must commence no later than the end of the first calendar year following the calendar year in which the additional benefit accrues, and the total amount paid during such first calendar year must be no less than the total amount that was required to be paid during that year under this paragraph.

(4)    Death after distributions begin. If a Participant dies after distribution of the Participant's interest begins in the form of an annuity meeting the requirements of this Section, then the remaining portion of the Participant's interest will continue to be distributed over the remaining period over which distributions commenced.

(d)    Annuity distributions that commence during participant's lifetime. 5.9(d) p.23

(1)    Joint life annuities where the Beneficiary is the Participant's Spouse. If distributions commence under a distribution option that is in the form of a joint and survivor annuity for the joint lives of the Participant and the Participant's spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless, under the distribution option, the periodic annuity payment payable to the survivor does not at any time on and after the Participant's "Required Beginning Date" exceed the annuity payable to the Participant. In the case of an annuity that provides for increasing payments, the requirement of this Paragraph will not be violated merely because benefit payments to the beneficiary increase, provided the increase is determined in the same manner for the Participant and the beneficiary. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and the Participant's spouse and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the "Designated Beneficiary" after the expiration of the period certain.

(2)    Joint life annuities where the Beneficiary is not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a beneficiary other than the Participant's spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless under the distribution option, the annuity payments to be made on and after the Participant's "Required Beginning Date" will satisfy the conditions of this Paragraph. The periodic annuity payment payable to the survivor must not at any time on and after the Participant's "Required Beginning Date" exceed the applicable percentage of the annuity payment payable to the Participant using the table set forth in Q&A‑2(c)(2) of Section 1.401(a)(9)‑6 of the Regulations. The applicable percentage is based on the adjusted Participant/beneficiary age difference. The adjusted Participant/beneficiary age difference is determined by first calculating the excess of the age of the Participant over the age of the beneficiary based on their ages on their birthdays in a calendar year. If the Participant is younger than age 70, the age difference determined in the previous sentence is reduced by the number of years that the Participant is younger than age 70 on the Participant's birthday in the calendar year that contains the Annuity Starting Date. In the case of an annuity that provides for increasing payments, the requirement of this Paragraph will not be violated merely because benefit payments to the beneficiary increase, provided the increase is determined in the same manner for the Participant and the beneficiary. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the "Designated Beneficiary" after the expiration of the period certain.

(3)    Period certain annuities. Unless the Participant's spouse is the sole "Designated Beneficiary" and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)‑9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)‑9 plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the Annuity Starting Date. If the Participant's spouse is the Participant's sole "Designated Beneficiary" and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 5.9(d)(3), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)‑9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the Annuity Starting Date. 5.9(d)(3) p.24

(e)    Minimum distributions where participant dies before date distributions begin.

(1)    Participant survived by designated beneficiary and life expectancy rule. If the Participant dies before the date distribution of his or her interest begins and there is a "Designated Beneficiary," the Participant's entire interest will be distributed, beginning no later than the time described in Section 5.9(b)(2)(i), over the life of the "Designated Beneficiary" or over a period certain not exceeding:

(i)    Unless the Annuity Starting Date is before the first "Distribution Calendar Year," the "Life Expectancy" of the "Designated Beneficiary" determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

(ii)    If the Annuity Starting Date is before the first Distribution Calendar Year, the "Life Expectancy" of the "Designated Beneficiary" determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the Annuity Starting Date.

(f)    Definitions.

(1)    Actuarial Gain. "Actuarial Gain" means the difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

(2)    Designated Beneficiary. "Designated Beneficiary" means the individual who is designated as the beneficiary under Section 5.5 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)‑4.

(3)    Distribution Calendar Year. "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's "Required Beginning Date." For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 5.9(b).

(4)    Eligible cost‑of‑living index. An "Eligible Cost‑of‑Living Index" means an index described below:

(i)    A consumer price index that is based on prices of all items (or all items excluding food and energy) and issued by the Bureau of Labor Statistics, including an index for a specific population (such as urban consumers or urban wage earners and clerical workers) and an index for a geographic area or areas (such as a given metropolitan area or state); or

(ii)    A percentage adjustment based on a cost‑of‑living index described in Subsection (i) above, or a fixed percentage, if less. In any year when the cost‑of‑living index is lower than the fixed percentage, the fixed percentage may be treated as an increase in an Eligible Cost‑of‑Living Index, provided it does not exceed the sum of:

(A)    The cost‑of‑living index for that year, and

(B)    The accumulated excess of the annual cost‑of‑living index from each prior year over the fixed annual percentage used in that year (reduced by any amount previously utilized under this Subsection (ii)).

(5)    Life expectancy. "Life Expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)‑9, Q&A-1.

(6)    Required beginning date. "Required Beginning Date" means the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

5.10    TIME OF SEGREGATION OR DISTRIBUTION

Except as limited by Sections 5.7 and 5.8, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution that is "immediately distributable" (within the meaning of Section 5.7), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

5.11    DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court-appointed legal guardian or any other person authorized under state law to receive such distribution, or if none, then in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

5.12    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. Notwithstanding the foregoing, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the benefit being forfeited, such benefit shall be restored unadjusted for earnings or losses. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

5.13    EFFECT OF SOCIAL SECURITY ACT

Benefits being paid to a Participant or Beneficiary under the terms of the Plan may not be decreased by reason of any post‑separation Social Security benefit increases or by the increase of the Social Security wage base under Title II of the Social Security Act. Benefits to which a Participant has a Vested interest may not be decreased by reason of an increase in a benefit level or wage base under Title II of the Social Security Act.

5.14    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the Earliest Retirement Age. For the purposes of this Section, "alternate payee" and "qualified domestic relations order" shall have the meaning set forth under Code Section 414(p).

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order ("QDRO") will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time the order is issued, including issuance after the Participant's death. A domestic relations order described in this paragraph is subject to the same requirements and protections that apply to QDROs.

5.15    LIMITATION OF BENEFITS ON TERMINATION

(a)    Restrictions applicable to restricted employee. Benefits distributed to a "restricted employee" are restricted such that the payments are no greater than an amount equal to the payment that would be made on behalf of such individual under a straight life annuity that is the Actuarial Equivalent of the sum of the individual's Accrued Benefit, the individual's other benefits under the Plan (other than a social security supplement within the meaning of Regulation Section 1.411(a)‑7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement. However, the limitation of this Section 5.15 shall not apply if:

(1)    after payment of the benefit to an individual described above, the value of Plan assets equals or exceeds one‑hundred‑ten percent (110%) of the value of current liabilities;

(2)    the value of the benefits for an individual described above is less than 1 percent of the value of current liabilities before distribution; or

(3)    the value of the benefits payable under the Plan to an individual described above does not exceed $5,000.

(b)    Benefit. For purposes of this Section, benefit includes any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the individual's life.

(c)    Payment permitted if security provided. An individual's otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the straight life annuity described above (accumulated with reasonable interest). The individual may secure repayment of the restricted amount upon distribution by:

(1)    entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least one‑hundred‑twenty‑five percent (125%) of the restricted amount;

(2)    providing a bank letter of credit in an amount equal to at least one‑hundred percent (100%) of the restricted amount; or

(3)    posting a bond equal to at least one‑hundred percent (100%) of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

(d)    Escrow. The escrow arrangement described in (c)(1) above may permit an individual to withdraw from escrow amounts in excess of one‑hundred‑twenty‑five percent (125%) of the restricted amount. If the market value of the property in an escrow account falls below one‑hundred‑ten percent (110%) of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to one‑hundred‑twenty‑five percent (125%) of the restricted amount. The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual's obligation to deposit additional property, as set forth in the preceding sentence.

(e)    Limitation on bond or letter of credit. A surety or bank may release any liability on a bond or letter of credit in excess of one‑hundred percent (100%) of the restricted amount.

(f)    Restrictions no longer apply. If the Administrator certifies to the depositary, surety or bank that the individual (or the individual's estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability on an individual's bond or letter of credit.

(g)    Definition of Restricted Employee. For purposes of this Section, "Restricted Employee" means any Highly Compensated Employee or former Highly Compensated Employee. However, a Highly Compensated Employee or former Highly Compensated Employee need not be treated as a "Restricted Employee" in the current year if the Highly Compensated Employee or former Highly Compensated Employee is not one of the twenty-five (25) (or larger number chosen by the Employer) nonexcludable Employees and former Employees of the Employer with the largest amount of compensation in the current or any prior year.

5.16    DIRECT ROLLOVER

(a)    Right to direct rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any eligible rollover distribution, or any portion of an eligible rollover distribution that is equal to at least $500, paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)    Definitions. For purposes of this Section the following definitions shall apply:

(1)    An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution; and any other distribution that is reasonably expected to total less than $200 during a year.

Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after‑tax voluntary Employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Code Section 408(a) or (b), or (2) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust that is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or (3) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in 403(b), if such trust or contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)    An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), (other than an endowment contract), a qualified defined contribution plan described in Code Section 401(a) that accepts the distributee's rollover distribution, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b), that accepts the distributee's eligible rollover distribution. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). In the case of "distributee" who is a nonspouse designated beneficiary, (1) the direct rollover may be made only to an individual retirement account described in Code Section 408(a) or annuity described in Code Section 408(b) ("IRA") that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11), and (2) the determination of any required minimum distribution required under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18.

For taxable years beginning after December 31, 2006, a Participant may elect to transfer Employee (after-tax) contributions by means of a direct rollover to a qualified plan or to a Code Section 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

For distributions after December 31, 2006, a nonspouse beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must be an "eligible rollover distribution."

For distributions made after December 31, 2007, a Participant or beneficiary may elect to roll over directly an "eligible rollover distribution" to a Roth IRA described in Code Section 408A(b).

(3)    A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. A distributee also includes the Participant's nonspouse designated beneficiary under Section 5.5 of the Plan.

(4)    A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)    Participant notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of the right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30 - 180 day timeframe applicable to the Participant consent notice. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year is expected to be less than $200.

5.17    BENEFIT RESTRICTIONS UNDER CODE SECTION 436

(a)    Effective Date and Application

(1)    Effective Date. The provisions of this Section generally apply to Plan Years beginning after December 31, 2007. However, the effective dates of the provisions relating to Regulation Section 1.436‑1 are applicable to Plan Years beginning on or after January 1, 2010. For Plan Years beginning after December 31, 2007 and prior to January 1, 2010, the provisions of Code Section 436 are incorporated herein by reference.

(2)    Interpretation of Provisions. The limitations imposed on the Plan by this Section shall be interpreted and administered in accordance with Code Section 436 and Regulation Section 1.436‑1.

(3)    Valuation date other than first day of Plan Year. For Plans that have a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Section will be applied in accordance with Regulations.

(b)    Funding‑Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits

(1)    In general. If a Participant is entitled to an "unpredictable contingent event benefit" payable with respect to any event occurring during any Plan Year, then such benefit shall not be paid if the "adjusted funding target attainment percentage" for such Plan Year (A) is less than sixty percent (60%) or, (B) sixty percent (60%) or more, but would be less than sixty percent (60%) percent if the "adjusted funding target attainment percentage" were redetermined applying an actuarial assumption that the likelihood of occurrence of the "unpredictable contingent event" during the Plan Year is one hundred percent (100%).

(2)    Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(iii).

(c)    Limitations on Plan Amendments Increasing Liability for Benefits

(1)    In general. No amendment to the Plan which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the "adjusted funding target attainment percentage" for such Plan Year is:

(A)	less than eighty percent (80%), or

(B)
eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the "adjusted funding target attainment percentage."

(2)    Exemption if contribution is made. Paragraph (c)(1) above shall cease to apply with respect to a Plan amendment upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(iv).

(3)    Exception for certain benefit increases. The limitation set forth in Paragraph (1) does not apply to any amendment to the Plan that provides a benefit increase under a plan formula that is not based on Compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment. Paragraph (1) shall not apply to any other amendment permitted under Regulation Section 1.436‑1(c)(4).

(d)    Limitations on Accelerated Benefit Distributions

(1)    Funding percentage less than sixty percent (60%). Notwithstanding any other provisions of the Plan, if the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date." and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment." The limitation set forth in this Section (d)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant.

(2)    Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a "prohibited payment" with an "annuity starting date" that occurs during any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law. The preceding sentence shall not apply to payments made within a Plan Year with an "annuity starting date" that occurs on or after the date on which the enrolled actuary of the Plan certifies that the "adjusted funding target attainment percentage" of the Plan is not less than one hundred percent (100%). In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment," except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's "adjusted funding target attainment percentage" for that Plan Year is not less than one hundred percent (100%). The limitation set forth in this Section (d)(2) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(3)    Limited payment if funding percentage at least sixty percent (60%) but less than eighty percent (80%).

(A)
In general. Notwithstanding any other provisions of the Plan, if the Plan's "adjusted funding target attainment percentage" for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%) (or would be less than eighty percent (80%) to the extent described in Section (c) of this Section, then a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay any "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date," and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a "prohibited payment." The preceding sentence shall not apply if the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a "prohibited payment" (which portion is determined under paragraph (B)(ii) below) does not exceed the lesser of:

(i)    fifty percent (50%) of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the "prohibited payment"; or

(ii)    one hundred percent (100%) of the PBGC maximum benefit guarantee amount (as defined in Regulation Section 1.436‑1(d)(3)(iii)(C)).

The limitation set forth in this Section (d)(3) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(B)	Bifurcation if optional form unavailable.

(i)    Requirement to offer bifurcation. If an optional form of benefit that is otherwise available under the terms of the plan is not available as of the "annuity starting date" because of the application of this Section (d)(3), then the Participant or Beneficiary may elect to:

(1)    Receive the unrestricted portion of that optional form of benefit (determined under the rules of Regulation Section 1.436‑1(d)(3)(iii)(D)) at that "annuity starting date," determined by treating the unrestricted portion of the benefit as if it were the Participant's or Beneficiary's entire benefit under the plan;

(2)    Commence benefits with respect to the Participant's or Beneficiary's entire benefit under the Plan in any other optional form of benefit available under the Plan at the same "annuity starting date" that satisfies Sections (d)(3)(A)(i) or (ii) above; or

(3)    Defer commencement of the payments in accordance with any general right to defer commencement of benefits under the Plan.

(ii)    Rules relating to bifurcation. If the Participant or Beneficiary elects payment of the unrestricted portion of the benefit as described in Regulation Section 1.436‑1(d)(3)(ii)(A)(1), then the Participant or Beneficiary may elect payment of the remainder of the Participant's or Beneficiary's benefits under the Plan in any optional form of benefit at that "annuity starting date" otherwise available under the Plan that would not have included a "prohibited payment" if that optional form applied to the entire benefit of the Participant or Beneficiary. The rules of Regulation Section 1.417(e)‑1 are applied separately to the separate optional forms for the "unrestricted portion of the benefit" and the remainder of the benefit (the restricted portion).

(iii)    Plan alternative that anticipates election of payment that includes a "prohibited payment." With respect to every optional form of benefit that includes a "prohibited payment" and that is not permitted to be paid under Regulation Section 1.436‑1(d)(3)(i), for which no additional information from the Participant or Beneficiary (such as information regarding a Social Security leveling optional form of benefit) is needed to make that determination, rather than wait for the Participant or Beneficiary to elect such optional form of benefit, the Plan will provide for separate elections with respect to the restricted and unrestricted portions of that optional form of benefit.

(C)	Other Rules.

(i)    One time application. Only one "prohibited payment" meeting the requirements of subparagraph (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under Regulation Section 1.436‑1(d) apply.

(ii)    Treatment of Beneficiaries. For purposes of this subparagraph (d)(3), benefits provided with respect to a Participant and any Beneficiary of the Participant (including an alternate payee, as defined in Code
Section 414(p)(8)) are aggregated. If the only benefits paid under the plan with respect to the Participant are death benefits payable to the Beneficiary, then the determination of the "prohibited payment" is applied by substituting the lifetime of the Beneficiary for the lifetime of the Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, then the "unrestricted amount" is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Participant or the alternate payee provides otherwise.

(iii)    Treatment of annuity purchases and plan transfers. This paragraph (d)(3)(C)(iii) applies for purposes of applying paragraph (d)(3)(A) and determining the unrestricted portion of a payment. In the case of a prohibited payment described in Regulation Section 1.436‑1(j)(6)(i)(B) (relating to purchase from an insurer), the present value of the portion of the benefit that is being paid in a prohibited payment is the cost to the plan of the irrevocable commitment and, in the case of a prohibited payment described in Regulation Section 1.436‑1(j)(6)(i)(C) (relating to certain plan transfers), the present value of the portion of the benefit that is being paid in a prohibited payment is the present value of the liabilities transferred (determined in accordance with Code Section 414(l)). In addition, the present value of the accrued benefit is substituted for the present value of the benefit payable in the optional form of benefit that includes the prohibited payment in Regulation Section 1.436‑1(d)(3)(i)(A).

(4)    Exception. This Section (d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(5)    Right to delay commencement. If a Participant or Beneficiary requests a distribution in an optional form of benefit that includes a "prohibited payment" that is not permitted to be paid under Subsections (d)(1), (d)(2), or (d)(3) of this Section, then the Participant retains the right to delay commencement of benefits in accordance with the terms of the Plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).

(e)    Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls

(1)    In general. If the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the "Section 436 measurement date." In addition, if the Plan is required to cease benefit accruals under this Section (e), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(2)    Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulation Section 1.436‑1(f)(2)(v).

(3)    Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on
October 1, 2008, and ending on September 30, 2009, the provisions of (e)(1) above shall be applied by substituting the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year for such percentage for such Plan Year, but only if the "adjusted funding target attainment percentage" for the preceding year is greater.

92
(f)    Methods to Avoid or Terminate Benefit Limitations

See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Regulation Section 1.436‑1(f) for rules relating to Employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections (b), (c) and (d) of this Section for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections (b), (c) and (d) of this Section for a Plan Year include Employer contributions and elections to increase the amount of plan assets which are taken into account in determining the "adjusted funding target attainment percentage," making an Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)    Special Rules

(1)    Rules of operation for periods prior to and after certification of Plan's "Adjusted Funding Target Attainment Percentage."

(i)    In General. Code Section 436(h) and Regulation Section 1.436‑1(h) set forth a series of presumptions that apply (A) before the Plan's enrolled actuary issues a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year and (B) if the Plan's enrolled actuary does not issue a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to Regulation
Section 1.436‑1(h)(4)(ii) but does not issue a certification of the specific "adjusted funding target attainment percentage" for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Regulation Section 1.436‑1(h) applies to the Plan, the limitations under Sections (b), (c), (d) and (e) of this Section are applied to the Plan as if the "adjusted funding target attainment percentage" for the Plan Year were the presumed "adjusted funding target attainment percentage" determined under the rules of Code Section 436(h) and Regulation Section 1.436‑1(h)(1), (2), or (3). These presumptions are set forth in the following subsections.

(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Sections (b), (c), (d) and (e) of this Section applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the "adjusted funding target attainment percentage" for the Plan for the current Plan Year, or, if earlier, the date subsection (iii) or (iv) below applies to the Plan:

(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be the "adjusted funding target attainment percentage" in effect on the last day of the preceding Plan Year; and

(2)    The first day of the current Plan Year is a "Section 436 measurement date."

(iii)    Presumption of Underfunding Beginning First Day of 4th Month. If the Plan's enrolled actuary has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 4th month of the Plan Year and the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year was either at least sixty percent (60%) but less than seventy percent (70%) or at least eighty percent (80%) but less than ninety percent (90%), or is described in Regulation Section 1.436‑1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan's enrolled actuary issues a certification of the "adjusted funding target attainment percentage" for the Plan for the current Plan Year, or, if earlier, the date subsection (iv) below applies to the Plan:

(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year reduced by ten (10) percentage points; and

(2)    The first day of the 4th month of the current Plan Year is a "Section 436 measurement date."

(iv)    Presumption of Underfunding On and After First Day of 10th Month. If the Plan's enrolled actuary has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to Regulation Section 1.436‑1(h)(4)(ii) but has not issued a certification of the specific "adjusted funding target attainment percentage" for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1)    The "adjusted funding target attainment percentage" of the Plan for the current Plan Year is presumed to be less than sixty percent (60%); and

(2)    The first day of the 10th month of the current Plan Year is a "Section 436 measurement date."

(2)    New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i)    The limitations in Sections (b), (c) and (e) of this Section do not apply to a new Plan for the first five (5) Plan Years of the Plan, determined under the rules of Code Section 436(i) and Regulation Section 1.436‑1(a)(3)(i).

(ii)    Plan Termination. The limitations on "prohibited payments" in Sections (b) and (d) of this Section do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section do not cease to apply as a result of termination of the Plan.

(iii)    Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections (b) and (d) of this Section do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This paragraph (iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(iv)    Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under this Section (g) apply to the Plan and the Plan's enrolled actuary has not yet issued a certification of the Plan's "adjusted funding target attainment percentage" for the Plan Year, the limitations under Sections (b) and (c) of this Section shall be based on the inclusive presumed "adjusted funding target attainment percentage" for the Plan, calculated in accordance with the rules of Regulation Section 1.436‑1(g)(2)(iii).

(3)    Special Rules Under PRA 2010.

(i)    Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section (d) of this Section apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the "adjusted funding target attainment percentage" for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) and any Regulation or other published guidance thereunder issued by the Internal Revenue Service.

(ii)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section (e) of this Section applies to the Plan, the "adjusted funding target attainment percentage" for a Plan Year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2012), if applicable).

(4)    Special Rules under MAP‑21. The Plan may use the special rules relating to pension funding stabilization as set forth in the provisions of the Moving Ahead for Progress in the 21st Century Act (MAP‑21) and as provided by guidance issued in Regulations or other guidance from the Internal Revenue Service, such as Notice 2012‑61.

(5)    Multiple Employer Plans. For a multiple employer plan to which Code Section 413(c)(4)(A) applies, including a plan for which the election described in Code Section 413(c)(4)(B) has been made, the rules in this Section apply separately to each Employer under the Plan, as if each such Employer maintained a separate plan. For a multiple employer plan to which Code Section 413(c)(4)(A) does not apply, the rules in this Section apply as if all Participants in the Plan are employed by a single Employer.

(6)    Notice Requirement. See ERISA Section 101(j) for rules requiring the Plan Administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Subsection (b)(1), (d)(1), (d)(2) or (d)(3) of this Section.

(h)    Treatment of Plan as of Close of Prohibited or Cessation Period

(1)    Application to prohibited payments and accruals.

(i)    Resumption of prohibited payments. If a limitation on "prohibited payments" under Section (d) of this Section applied to a Plan as of a "Section 436 measurement date," but that limit no longer applies to the Plan as of a later "Section 436 measurement date," then the limitation does not apply to benefits with "annuity starting dates" that are on or after that later "Section 436 measurement date."

In addition, after the Code "Section 436 measurement date" on which the limitation on "prohibited payments" under Section (d)(1) and (d)(3) cease to apply to the Plan, any Participant or Beneficiary who had an "annuity starting date" within the period during which that limitation applied to the Plan is permitted to make a new election (within 90 days after the "Section 436 measurement date" on which the limit ceases to apply or, if later, 30 days after receiving notice of the right to make such election) under which the form of benefit previously elected is modified at a new "annuity starting date" to be changed to a single sum payment for the remaining value of the Participant or Beneficiary's benefit under the Plan, subject to the other rules in this Section and applicable requirements of Code Section 401(a), including spousal consent.

(ii)    Resumption of benefit accruals. If a limitation on benefit accruals under Section (e) of this Section applied to the Plan as of a "Section 436 measurement date," but that limitation no longer applies to the Plan as of a later "Section 436 measurement date," then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later "Section 436 measurement date," except to the extent that the Plan provides that benefit accruals will not resume when the limitation ceases to apply. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204‑2(c) and (d).

In addition, benefit accruals that were not permitted to accrue because of the application of Section (e) of this Section shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan's enrolled actuary certifies that the "adjusted funding target attainment percentage" for the Plan Year would not be less than sixty percent (60%) taking into account any restored benefit accruals for the prior Plan Year.

(2)    Shutdown and other "unpredictable contingent event benefits." If an "unpredictable contingent event benefit" with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitations of Section (b) of this Section, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulation Section 1.436‑1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section (b) of this Section). If the "unpredictable contingent event benefit" does not become payable during the same Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(3)    Treatment of Plan amendments that do not take effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section (c) or (e) of this Section, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulation Section 1.436‑1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(i)    Definitions

(1)    Adjusted funding target attainment percentage. The term "adjusted funding target attainment percentage" means the adjusted funding target attainment percentage as defined in Regulation Section 1.436‑1(j)(1).

(2)    Annuity starting date. The term "annuity starting date" means the annuity starting date as defined in Regulation
Section 1.436‑1(j)(2).

(3)    Prohibited payment. The term "prohibited payment" means a prohibited payment as defined in Regulation
Section 1.436‑1(j)(6).

(4)    Section 436 measurement date. The term "Section 436 measurement date" means the section 436 date as defined in Regulation Section 1.436‑1(j)(8).

(5)    Unpredictable contingent event benefit. The term "unpredictable contingent event benefit" means an unpredictable contingent event as defined in Regulation Section 1.436‑1(j)(9).

ARTICLE VI
CODE SECTION 415 LIMITATIONS

6.1    ANNUAL BENEFIT

(a)    Annual Benefit. For purposes of this Article, "annual benefit" means a benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the "Annual Benefit" shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this article as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Regulations Section 1.401(a)-20, Q&A 10(d), and with regard to Regulations Section 1.415(b)1(b)(1)(iii)(B) and (C). No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant's benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Article, and the Plan provides that the amount payable under the form of benefit in any "limitation year" shall not exceed the limits of this Article applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The determination of the "Annual Benefit" shall take into account social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Regulations Section 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.

The "Annual Benefit" otherwise payable to a Participant under the Plan at any time shall not exceed the "Maximum Permissible Benefit" described by Section 6.2. If the benefit the Participant would otherwise accrue in a "limitation year" would produce an "Annual Benefit" in excess of the "Maximum Permissible Benefit," then the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the "Maximum Permissible Benefit."

(b)    Grandfather provision. The application of the provisions of this Section shall not cause the maximum permissible benefit for any Participant to be less than the Participant's accrued benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last "limitation year" beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, Regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last "limitation year" beginning before July 1, 2007, as described in Regulation Section 1.415(a)‑1(g)(4).

(c)    High three‑year average compensation. For purposes of the Plan's provisions reflecting Code Section 415(b)(3) (i.e., limiting the annual benefit payable to no more than 100% of the Participant's average annual compensation), a Participant's average compensation shall be the average compensation for the three (3) consecutive years of service with the Employer that produces the highest average, except that a Participant's compensation for a year of service shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins. If the Participant has less than three consecutive years of service, compensation shall be averaged over the Participant's longest consecutive period of service, including fractions of years, but not less than one year. In the case of a Participant who is rehired by the Employer after a severance of employment, the Participant's high three‑year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the "break period"), and by treating the years immediately preceding and following the break period as consecutive.

6.2    MAXIMUM ANNUAL BENEFIT

(a)    Maximum benefit. Notwithstanding the foregoing and subject to the exceptions and adjustments below, the maximum "annual benefit" payable to a Participant under this Plan in any "limitation year" shall equal the lesser of:

(1)    Defined Benefit Dollar Limitation. $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. Such dollar limitation as adjusted under Code Section 415(d) will apply to "limitation years" ending with or within the calendar year for which the adjustment applies; or 6.2(a)(1) p.35

Post-Severance Adjustment to Dollar Limit. In the case of a Participant who has had a severance from employment with the Employer, the defined benefit dollar limitation applicable to the Participant in any "limitation year" beginning after the date of severance shall be automatically adjusted under Code Section 415(d).

(2)    Defined Benefit Compensation Limitation. One hundred percent (100%) of the Participant's "415 Compensation" averaged over the three consecutive "limitation years" (or actual number of "limitation years" for Employees who have been employed for less than three consecutive "limitation years") during which the Employee had the greatest aggregate "415 Compensation" from the Employer. 6.2(a)(2) p.35

Post-Severance Adjustment to Compensation Limit. In the case of a Participant who has had a severance from employment with the Employer, the defined benefit compensation limitation applicable to the Participant in any "limitation year" beginning after the date of severance shall be automatically adjusted under Code Section 415(d).

(b)    Limitation year. For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year. All qualified plans maintained by the Employer must use the same "limitation year." If the "limitation year" is amended to a different twelve (12) consecutive month period, the new "limitation year" must begin on a date within the "limitation year" in which the amendment is made.

6.3    ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS

(a)    Adjustment for Early Payment (Limitation Years beginning on or after July 1, 2007). If the Annuity Starting Date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 6.3(f) for years of participation less than ten (10), if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for the Annuity Starting Date (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). However, if the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" for the Participant's Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 6.3(f) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section and without applying the provisions of Section 6.3(e).6.3(a) p.35

(b)    Adjustment for Early Payment (Limitation Years beginning prior to July 1, 2007). If the "annual benefit" of a Participant begins prior to age 62, then for Limitation Years beginning before July 1, 2007, the Defined Benefit Dollar Limitation of Section 6.2(a)(1) applicable to the Participant at the earlier age is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (2) a five percent (5%) interest rate assumption and the "applicable mortality table."

(c)    Adjustment for Late Payment (Limitation Years beginning on or after July 1, 2007). If the Annuity Starting Date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant's Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 6.3(f) for years of participation less than ten (10), if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for that Annuity Starting Date as defined in Plan Section 1.3 (and expressing the Participant's age based on completed calendar months as of the Annuity Starting Date). However, if the plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the "Defined Benefit Dollar Limitation" at the Participant's Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the "Defined Benefit Dollar Limitation" (adjusted under Plan Section 6.3(f) for years of participation less than ten (10), if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the plan at the Participant's Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Article and without applying the provisions of Section 6.3(e). For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant. 6.3(c) p.36

(d)    Adjustment for Late Payment (Limitation Years beginning before July 1, 2007). If the "annual benefit" of a Participant begins after age 65, then for Limitation Years beginning before July 1, 2007, the Defined Benefit Dollar Limitation of Section 6.2(a)(1) applicable to the Participant at the earlier age is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate an mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (2) a five percent (5%) interest rate assumption and the "applicable mortality table."

(e)    No Mortality Adjustment for Certain Payments. Except as provided in Section 6.3(a) and Section 6.3(c), no adjustment shall be made to the "Defined Benefit Dollar Limitation" to reflect the probability of a Participant's death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant's death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c) upon the Participant's death. 6.3(e) p.36

(f)    Adjustment for Less Than 10 Years of Participation or Service. If a Participant has fewer than 10 years of participation in the Plan, then the Defined Benefit Dollar Limitation of Section 6.2(a)(1) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th. 6.3(f) p.36

Furthermore, if a Participant has fewer than 10 years of service with the Employer, then the Defined Benefit Compensation Limitation of Section 6.2(a)(2) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the Employer, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

For purposes of this Subsection, "year of participation" means each accrual computation period for which the following conditions are met: (1) the Participant is credited with a Period of Service for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a year of participation with respect to the period. In addition, for a Participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one year of participation be credited for any 12‑month period.

(g)    Actuarial Equivalence. For purposes of adjusting the "annual benefit" to a straight life annuity, the equivalent "annual benefit" shall be (i) for Limitation Years beginning on or after July 1, 2007, the greater of the annual amount of the straight life annuity commencing at the same Annuity Starting Date, and the annual amount of a straight life annuity commencing at the same Annuity starting date that has the same actuarial present value as the Participant's form of benefit computed using five percent (5%) interest rate assumption and the "Applicable Mortality Table," and (ii) for Limitation Years beginning before July 1, 2007, the annual amount of a straight life annuity commencing at the same Annuity starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount: (1) the interest rate and mortality table or other tabular factor specified in the plan for adjusting benefits in the same form; and (2) a five percent (5%) interest rate assumption and the "Applicable Mortality Table." If the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre‑Retirement Survivor Annuity, the life of the surviving spouse, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence. With respect to Plan Years beginning after December 31, 2003 but not after December 31, 2005, for purposes of adjusting the "annual benefit" to a straight life annuity, if the "annual benefit" is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent "annual benefit" shall be the greater of (1) the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor), or (2) the equivalent "annual benefit" computed using five and one-half percent (5.5%) and the "applicable mortality table." With respect to Plan Years beginning after December 31, 2005, for purposes of adjusting the "annual benefit" to a straight life annuity, if the "annual benefit" is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent "annual benefit" shall be the greatest of (1) the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor), or (2) the equivalent "annual benefit" computed using five and one-half percent (5.5%) and the "applicable mortality table," or (3) 100/105 of the equivalent "annual benefit" computed using the "applicable interest rate" and the "applicable mortality table." For Annuity Starting Dates beginning in or after 2009, if the Plan is maintained by an eligible employer as defined in Code Section 408(p)(2)(C)(i), the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount: (a) the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (b) a 5.5 percent (5.5%) interest rate assumption and the Applicable Mortality Table.6.3(g) p.37

Notwithstanding the last sentence of the previous paragraph, in the case of any Participant or Beneficiary receiving a distribution after December 31, 2003 and before January 1, 2005, the amount payable in any form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre‑Retirement Survivor Annuity, the life of the surviving spouse, shall not be less than the amount that would have been so payable had the amount payable been determined using the "Applicable Interest Rate" in effect as of the last day of the last Plan Year beginning before January 1, 2004.

For purposes of this subsection, the applicable mortality table for Plan Years prior to December 31, 2007 is described by IRS Revenue Ruling 2001-62, and for subsequent years, the applicable mortality table is described by IRS Revenue Ruling 2007-67.

(h)    Time of Adjustment. For purposes of Sections 6.1, 6.3(a) and 6.3(c), no adjustments under Code Section 415(d) shall be taken into account before the "limitation year" for which such adjustment first takes effect.

(i)    Benefits not Subject to Adjustment. For purposes of Section 6.1, no actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre‑retirement death benefits, and post‑retirement medical benefits), and (3) the value of post‑retirement cost‑of‑living increases made in accordance with Code Section 415(d) and Regulation 1.415‑3(c)(2)(iii). The "annual benefit" does not include any benefits attributable to after-tax voluntary Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.

6.4    ANNUAL BENEFIT NOT IN EXCESS OF $10,000

This Plan may pay an "annual benefit" to any Participant in excess of the Participant's maximum "annual benefit" if the "annual benefit" derived from Employer contributions under this Plan and all other defined benefit plans maintained by the Employer does not in the aggregate exceed $10,000 for the "limitation year" or for any prior "limitation year" and the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund under which amounts attributable to post‑retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account in which the Participant participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such contributions will not be considered a separate defined contribution plan maintained by the Employer.

However, if a Participant has fewer than 10 years of service with the Employer, then the $10,000 threshold of the previous paragraph shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the Employer, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

6.5    OTHER RULES

(a)    Benefits under terminated plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan Participants and a Participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant's benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Article. If there are not sufficient assets for the payment of all Participants' benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

(b)    Benefits transferred from the Plan. If a Participant's benefits under a defined benefit plan maintained by the employer are transferred to another defined benefit plan maintained by the employer and the transfer is not a transfer of distributable benefits pursuant Regulations Section 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c), then the transferred benefits are treated by the Employer's Plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all Participants' benefit liabilities under the Plan. If a Participant's benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Regulations Section 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.

(c)    Formerly affiliated plans of the Employer. A formerly affiliated plan of an Employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Participants' benefit liabilities under the Plan and had purchased annuities to provide benefits. A formerly affiliated plan of the Employer means a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(d)    Plans of a "Predecessor Employer". If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a "Predecessor Employer," then the Participant's benefits under a plan maintained by the "Predecessor Employer" shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the "Predecessor Employer" shall be treated as if it had terminated immediately prior to the event giving rise to the "Predecessor Employer" relationship with sufficient assets to pay participants' benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the "Predecessor Employer" shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the "Predecessor Employer". A former entity that antedates the Employer is also a "Predecessor Employer" with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(e)    Employer. "Employer" means, for purposes of this Article, the Employer that adopts this plan, and all members of a controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).

(f)    Adjustment if in two defined benefit plans. If the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a "Predecessor Employer", the sum of the Participant's "Annual Benefits" from all such plans may not exceed the "Maximum Permissible Benefit." Where the Participant's employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the "Maximum Permissible Benefit" applicable at that age, the Employer shall select in the Adoption Agreement the method by which the plans will limit a Participant's benefit accrual.

(g)    Special rules. The limitations of this Article shall be determined and applied taking into account the rules in Regulations Section 1.415(f)-1(d), (e) and (h).

ARTICLE VII
PLAN AMENDMENT

7.1    AMENDMENT

(a)    General rule on Employer amendment. The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution, and unless otherwise provided in the amendment, shall only apply to those Participants who have an Hour of Service after the effective date of the amendment. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)    Impermissible amendments. No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)    Anti‑cutback restrictions. Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any Section 411(d)(6) protected benefit or adds or modifies conditions relating to Section 411(d)(6) protected benefits which results in a further restriction on such benefit unless such Section 411(d)(6) protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement‑type subsidies, and optional forms of benefit. Notwithstanding the preceding, a Participant's Accrued Benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code Section 412(c)(8) (for Plan Years beginning on or before December 31, 2007) or Code Section 412(d)(2) (for Plan Years beginning after December 31, 2007), or to the extent permitted under Regulations Sections 1.411(d)-3 and 1.411(d)-4.7.1(c) p.39

(d)    Increase in current liability. For Plan Years beginning on or before December 31, 2007, if this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a)(29)(E) (as then in effect)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. The form and amount of such security shall satisfy the requirements of Code Section 401(a)(29)(B) and (C) (as then in effect). Such security may be released provided the requirements of Code Section 401(a)(29)(D) (as then in effect) are satisfied.

(e)    No age-related curtailment. No amendment shall be effective to the extent that it reduces or eliminates benefit accruals because of the attainment of any age.

(f)    Permissible reductions. Notwithstanding the subsections above, a Participant's Accrued Benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code Section 412(c)(8) (for Plan Years beginning on or before December 31, 2007) or Code Section 412(d)(2) (for Plan Years beginning after December 31, 2007), or to the extent permitted under Regulations Sections 1.411(d)-3 and 1.411(d)-4.

ARTICLE VIII
PLAN TERMINATION

8.1    TERMINATION OF PLAN WHILE COVERED BY PBGC

(a)    Termination of Plan. If the Plan is subject to the Title IV of the Act, the Employer shall have the right to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. However, any termination (other than a partial termination or an involuntary termination pursuant to Act Section 4042) must satisfy the requirements and follow the procedures outlined herein and in Act Section 4041 for a Standard Termination or a Distress Termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture. However, Participants who were not fully Vested at the time they received a complete distribution of their Vested benefits prior to the date of termination, shall not become entitled to any additional Vested benefits on account of Plan termination. The preceding sentence does not apply to Participants affected by a partial termination by operation of law.

(b)    Standard Termination Procedure for Plans covered by PBGC

(1)    The Administrator shall first notify all "affected parties" (as defined in Act Section 4001(a)(21)) of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date. However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC). As soon as practicable after the termination notice is given, the Administrator shall provide a follow‑up notice to the PBGC setting forth the following:

(i)    a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present value of the "benefit liabilities" (as defined in Act Section 4001(a)(16)) under the Plan as of the proposed termination date, and confirmation that the Plan is projected to be sufficient for such "benefit liabilities" as of the proposed date of final distribution;

(ii)    a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based the certification is accurate and complete; and

(iii)    such other information as the PBGC may prescribe by regulation.

The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

(2)    No later than the date on which the follow‑up notice is sent to the PBGC, the Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person's "benefit liabilities," the benefit form on the basis of which such amount is determined, and any additional information used in determining "benefit liabilities" that may be required pursuant to regulations promulgated by the PBGC.

(3)    A standard termination may only take place if at the time the final distribution of assets occurs, the Plan is sufficient to meet all "benefit liabilities" determined as of the termination date.

(c)    Distress Termination Procedure for Plans covered by the PBGC

(1)    The Administrator shall first notify all "affected parties" of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date. As soon as practicable after the termination notice is given, the Administrator shall also provide a follow‑up notice to the PBGC setting forth the following:

(i)    a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the "benefit liabilities" under the Plan, whether the Plan is sufficient for "benefit liabilities" as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under Act Section 4022, and whether the Plan is sufficient for guaranteed benefits as of such date;

(ii)    in any case in which the Plan is not sufficient for "benefit liabilities" as of such date, the name and address of each Participant and Beneficiary under the Plan as of such date;

(iii)    a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based the certification is accurate and complete; and

(iv)    such other information as the PBGC may prescribe by regulation.

The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

(2)    A distress termination may only take place if:

(i)    the Employer demonstrates to the PBGC that such termination is necessary to enable the Employer to pay its debts while staying in business, or to avoid unreasonably burdensome pension costs caused by a decline in the Employer's work force;

(ii)    the Employer is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

(iii)    the Employer is the subject of a petition seeking reorganization in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the termination and determines that the Employer will be unable to continue in business outside a Chapter 11 reorganization process and that such termination is necessary to enable the Employer to pay its debts pursuant to a plan of reorganization.

(d)    Priority and Payment of Benefits for Plans covered by the PBGC: In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed benefits," or in the case of a standard termination, a letter of non‑compliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow‑up notice, the Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to Act Section 4044(a). As soon as practicable thereafter, the assets of the Trust shall be distributed to the Participants and Beneficiaries, in cash or through the purchase of irrevocable commitments from an insurer, in a manner consistent with Section 5.7. However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Trust due to erroneous actuarial computation, such balance, if any, shall be returned to the Employer. In the case of a distress termination in which the PBGC is unable to determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.

(e)    Other PBGC requirements. The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of the Act, including any rules relating to time periods or deadlines for providing notice or for making a necessary filing.

8.2    TERMINATION OF PLAN IF NOT COVERED BY PBGC

(a)    Plan termination. The Employer shall have the right to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture. However, Participants who were not fully Vested at the time they received a complete distribution of their Vested benefits prior to the date of termination, shall not become entitled to any additional Vested benefits on account of Plan termination. The preceding sentence does not apply to Participants affected by a partial termination by operation of law. Upon full termination of the Plan, the Employer shall direct the distribution of the assets in the Trust Fund to the Participants in a manner which is consistent with Section 5.7. In such case, the Trustee shall distribute the assets to the remaining Participants in the Plan and to retired Participants in cash or through the purchase of irrevocable deferred commitments from an insurer, subject to provision for expenses of administration or liquidation. Such distributions shall be allocated in the following order to the extent of the sufficiency of such assets, basing such allocation on the Accrued Benefit for each such Participant at the date of termination of the Plan:

(1)    to provide pensions to retired Participants who have retired under the Plan prior to its termination without reference to the order of retirement;

(2)    to provide Normal Retirement Benefits to Participants who have reached their Normal Retirement Dates but have not retired on the date of termination, without reference to the order in which they shall have reached their Normal Retirement Date;

(3)    to provide Normal Retirement Benefits to Participants who have not yet reached their Normal Retirement Date on the date of termination, without reference to the order in which they will reach their Normal Retirement Date. Such benefits will be based upon Accrued Benefits as of the date of termination. The balance, if any, of the assets due to erroneous actuarial computation held by the Trust Fund after such allocation shall be returned to the Employer, but only after the satisfaction of all liabilities with respect to Participants and pensions under the Plan.

(b)    If the Employer, in accordance with DOL guidance, abandons the Plan, then the Trustee (or Insurer) or other party permitted to take action as a qualified terminal administrator (QTA), may terminate the Plan in accordance with applicable DOL and IRS regulations and other guidance.

8.3    LIMITATION OF BENEFITS ON PLAN TERMINATION

In the event of Plan termination, the benefit of any Highly Compensated Participant or any highly compensated former Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4) (see Section 5.15).

ARTICLE IX
MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

9.1    MERGER, CONSOLIDATION, AND TRANSFER REQUIREMENTS

Before this Plan can be merged or consolidated with any other qualified plan, or its assets or liabilities transferred to any other qualified plan, the Administrator must secure (and file with the Secretary of Treasury at least thirty (30) days beforehand) a certification from a government‑enrolled actuary that the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 7.1.

ARTICLE X
TOP‑HEAVY

10.1    TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 5.6 of the Plan and the special minimum benefit requirements of Code Section 416(c) pursuant to Section 5.2 of the Plan.

10.2    DETERMINATION OF TOP HEAVY STATUS

(a)    This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the "determination date," (1) the Present Value of Accrued Benefits of Key Employees under all the Employer's defined benefit plans, and (2) if the Employer has maintained any defined contribution plan (including any simplified employee pension, as defined in Code Section 408(k)) which has or had account balance within the 5-year period ending on the determination date, the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits (and the Aggregate Accounts, if applicable) of all Key and Non‑Key Employees under this Plan and all plans of an Aggregation Group.10.2(a) p.41

If any Participant is a Non‑Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the "determination date," any accrued benefit for such Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)    Aggregate Account: A Participant's Aggregate Account as of the "determination date" shall be determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.

(c)    "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)    Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the "determination date" or any of the four preceding Plan Years (regardless of whether the plan has terminated), and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)    Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)    Only those plans of the Employer in which the "determination dates" fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)    An Aggregation Group shall include any terminated plan of the Employer if it was maintained during the one (1) year period ending on the "determination date."

(d)    "Determination date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)    Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be determined:

(1)    in the case of a Participant other than a Key Employee, using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(2)    as of the most recent "actuarial valuation date," which is the most recent valuation date within a twelve (12) month period ending on the "determination date."

(3)    for the first Plan Year, as if (a) the Participant terminated service as of the "determination date"; or (b) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Accrued Benefits as of the "determination date."

(4)    for the second Plan Year, the Accrued Benefit taken into account for a current Participant must not be less than the Accrued Benefit taken into account for the first Plan Year unless the difference is attributable to using an estimate of the Accrued Benefit as of the "determination date for the first Plan Year and using the actual Accrued Benefit for the second Plan Year.

(5)    for any other Plan Year, as if the Participant terminated service as of the actuarial valuation date.

(6)    the actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

(7)    by not taking into account proportional subsidies.

(8)    by taking into account nonproportional subsidies.

(f)    The calculation of a Participant's Present Value of Accrued Benefit as of a "determination date" shall be the sum of:

(1)    the Present Value of Accrued Benefit using the following actuarial assumptions: Exhibit 1 Section 2 of Account Balance Plan, which assumptions shall be identical for all defined benefit plans being tested for Top Heavy Plan status.

(2)    Any distributions during the 1‑year period ending on the "determination date." The Present Value of Accrued Benefits of an Employee as of the "determination date" shall be increased by the distributions made with respect to the Employee under the Plan during the 1‑year period ending on the "determination date." The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been required to be included in an Aggregation Group. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5‑year period" for "1‑year period."

(3)    any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions shall not be considered to be a part of the Participant's Present Value of Accrued Benefit.

(4)    with respect to unrelated rollovers and plan‑to‑plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan‑to‑plan transfers, it shall always consider such rollovers or plan‑to‑plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participant's Present Value of Accrued Benefit.

(5)    with respect to related rollovers and plan‑to‑plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollovers or plan‑to‑plan transfers, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan‑to‑plan transfers, it shall consider such rollovers or plan‑to‑plan transfers as part of the Participant's Present Value of Accrued Benefit, irrespective of the date on which such rollovers or plan‑to‑plan transfers are accepted.

(6)    for the purposes of determining whether two employers are to be treated as the same employer in (4) and (5) above, all employers aggregated under Code Section 414(b), (c), (m) or (o) are treated as the same employer.

(g)    "Top Heavy Group" means an Aggregation Group in which, as of the "determination date," the sum of:

(1)    the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)    the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE XI
MISCELLANEOUS

11.1    PARTICIPANT'S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

11.2    ALIENATION

(a)    General rule. Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)    Exception for QDROs. Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(c)    Exception for certain debts to Plan. Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

11.3    CONSTRUCTION OF PLAN

(a)    Applicable state laws. This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not pre‑empted by the Act.

(b)    Single subsections. This Plan may contain single subsections. The existence of such single subsections shall not constitute scrivener's errors.

11.4    GENDER AND NUMBER

(a)    Masculine and feminine. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

(b)    Singular and plural. Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

11.5    LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.6    PROHIBITION AGAINST DIVERSION OF FUNDS

(a)    General rule. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)    Mistake of fact. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)    Except as specifically stated in the Plan, any contribution made by the Employer to the Plan (if the Employer is not tax‑exempt) is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and such contribution shall be returned to the Employer within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

11.7    EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

11.8    INSURER'S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

11.9    RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

11.10    ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.11    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan, including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified at Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

11.12    HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

11.13    APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax‑exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year after the date the initial qualification is denied, and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

11.14    UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

11.15    ELECTRONIC MEDIA

The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant's consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling Participants, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

11.16    PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate Fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC.

ARTICLE XII
PARTICIPATING EMPLOYERS

12.1    ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an Affiliated Employer or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

12.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)    Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)    The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)    On the basis of information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accrued Benefits of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in any event of Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

(d)    In the event of termination of employment of any transferred Employee, any portion of the Accrued Benefit of such Employee which has not been Vested under the provisions of this Plan shall be allocated by the Trustee at the direction of the Administrator to the respective equities of the Participating Employers for whom such Employee has rendered service in the proportion that each Participating Employer has contributed toward the benefits of such Employee. The amount so allocated shall be retained by the Trustee and shall be used to reduce the contribution by the respective Participating Employer, for the next succeeding year or years.

(e)    Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

12.3    DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.4    EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.5    AMENDMENT

Any Participating Employer that is an Affiliated Employer hereby authorizes the Employer to make amendments on its behalf, unless otherwise agreed among all affected parties. If a Participating Employer is not an Affiliated Employer, then amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.6    DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The

Employer shall have the right to discontinue or revoke the participation in the Plan of any Participating Employer by providing 45 days notice to such Participating Employer. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 7.1(c). If a separate plan has not been established, at the time of such continuance or revocation for whatever reason, the assets and liabilities, Contracts and other Trust Fund assets allocable to such Participating Employer's participation in this Plan shall be spun off pursuant to Code Section 414(l) and such spun off assets shall constitute a retirement plan of the Participating Employer with such Participating Employer becoming sponsor and the individual who has signed the Supplemental Participation Agreement on behalf of the Participating Employer becoming Trustee for this purpose. Such individual shall agree to this appointment by virtue of signing the Supplemental Participation Agreement. If such individual is no longer an Employee of the Participating Employer, then the Participating Employer shall appoint a Trustee. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.7    PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS

(a)    Separate status. The Plan Administrator will apply the definition of Compensation and perform the tests listed in this Section, separately for each Participating Employer other than an Affiliated Employer of such Participating Employer. For this purpose, the Employees of each Participating Employer (and its Affiliated Employers), and their benefits, shall be treated as though they were in separate plan. Any correction action, such as additional contributions or corrective distributions, shall only affect the Employees of the Participating Employer (and its Affiliated Employers, if any). The tests subject to this separate treatment are:

(1)    Nondiscrimination testing as described in Code Section 401(a)(4) and the applicable Regulations.

(2)    Coverage testing as described in Code Section 410(b) and the Regulations.

(3)    Status as a Highly Compensated Employee.

(b)    Joint status. The following tests shall be performed for the plan as whole, without regard to employment by a particular Participating Employer:

(1)    Applying the Code Section 415 limitations, including the related Compensation definition.

12.8    TOP‑HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS

The Plan will apply the Top‑Heavy Plan provisions separately to each Participating Employer other than an Affiliated Employer of such Participating Employer. For purposes of applying this Article to a Participating Employer, the Participating Employer and any entity which is an Affiliated Employer to that Participating Employer shall be the "Employer" for purposes of Section 10.1, and the terms "Key Employee" and "Non‑Key Employee" shall refer only to the Employees of that Participating Employer and/or its Affiliated Employers.

12.9    SERVICE

An Employee's service includes all Hours of Service and Years of Service with any and all Participating Employers and their Affiliated Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not separated from service and has not had a severance from employment.

12.10    REQUIRED BEGINNING DATE

If a Participant is a 5‑percent owner (under Section 1.27(b)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 1/2, then the Participant's required beginning date under Section 5.9(f)(6) shall be the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2.

12.11    ADMINISTRATOR'S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

Arrow Financial Corporation

/s/ Thomas J Murphy
EMPLOYER

Amendment #1
(Post-PPA Restatement)
to
Arrow Financial Corporation
Employees’ Pension Plan and Trust
Amendment to Add Automatic Rollovers

Pursuant to Section 14.1 of the Arrow Financial Corporation Employees’ Pension Plan and Trust (“Plan”) and Section 7.1 of the Appendix A component of the Plan, as amended and restated effective January 1, 2012, which provides for amendment thereof, the Plan is hereby amended effective January 1, 2014 as follows:
Section 7.6 of the Plan is amended in its entirety as follows:

7.6	Cashouts

If the value of the Participant's vested Account or Minimum Lump Sum does not exceed $5,000, then distribution may only be made as an immediate lump sum payment. This distribution will be made regardless of the Participant's and the Participant's spouse's written consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse consent in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution.

If a mandatory distribution of the Participant's Vested Accrued Benefit that is greater than $1,000 is made in accordance with the previous paragraph, and the Participant does not elect to have such distribution paid directly to an "eligible retirement plan" specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Plan Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b). The Plan Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

No distribution in excess of $5,000 may be made prior to the Participant’s Early, Normal or Late Retirement, nor without the consent of the Participant and, if the Participant is then lawfully married, the consent of his Spouse in writing and witnessed by a notary public.

If the vested Participant’s Account as of the date of such Participant’s termination of employment (or as soon as practicable thereafter) is zero, the Participant shall be deemed to have received a payment of his entire vested Account Balance Accrued Benefit under the Account Balance Plan as of the date he or she ceased to be an Employee. A payment (or deemed payment) under this Section 7.6 shall be in full settlement of the Participant’s benefits under the Account Balance Plan.

Section 5.7 of the Appendix A Plan is amended by replacing subparagraphs (c), (d) and (f) with the following new subparagraphs:

(c)    Consent to timing of distribution. The present value of a Participant's Accrued Benefit derived from Employer and Employee contributions may not be paid without the Participant's and the Participant's spouse's written consent (or in such other form as permitted by the Internal Revenue Service) if the value exceeds $5,000, and the benefit is "immediately distributable." However, spousal consent is not required if the distribution will be made in the form of a qualified joint and survivor annuity and the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. Any consent required by this Section 5.7(c) must be obtained not more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).
5.7(c) p.19

(d)    Form of Payment. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $5,000, then distribution may only be made as an immediate lump‑sum payment. This distribution will be made regardless of the Participant's and the Participant's spouse's written consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse consent in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution.

(f)    Mandatory Distributions. If a mandatory distribution of the Participant's Vested Accrued Benefit that is greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an "eligible retirement plan" specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b). The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

This amendment has been executed this 18 day of October, 2013.

Arrow Financial Corporation

/s/ Debra A Meier
                 EMPLOYER

Amendment #2
(Post-PPA Restatement)
to
Arrow Financial Corporation
Employees’ Pension Plan and Trust

Pursuant to Section 14.1 of the Arrow Financial Corporation Employees’ Pension Plan and Trust (“Plan”), which provides for amendment thereof, the Plan is hereby amended effective January 1, 2014 as follows:
Section 1.43 of the Plan is amended by adding the following paragraph to the end of the section:

Notwithstanding the above, effective for determining the “Specified Percentage” for Plan Years beginning on and after January 1, 2014, Thomas Murphy shall be treated in the same manner as an Eligible Employee who was an active Participant as of December 31, 2002.

This amendment has been executed this 16 day of October , 2014.

Arrow Financial Corporation

/s/ Debra A Meier
EMPLOYER